PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-07691
(To Prospectus dated April 28, 1997)        Rule 424(b)(5)


                                 $555,839,000
                    [LOGO OF FEDERAL EXPRESS APPEARS HERE]
                          1997-1 Pass Through Trusts
                   PASS THROUGH CERTIFICATES, SERIES 1997-1

                               ----------------

  Each Pass Through Certificate (collectively, the "Pass Through
Certificates") will represent a fractional undivided interest in one of three Federal Express Corporation 1997-1 Pass Through Trusts (the "Class A Trust," the "Class B Trust" and the "Class C Trust" and, collectively, the "Pass Through Trusts"). Each Pass Through Trust will be formed pursuant to the Pass Through Agreement and a related Series Supplement between Federal Express Corporation (the "Corporation") and First Security Bank, National Association, not in its individual capacity but solely as the Pass Through Trustee under such Pass Through Trust. Pursuant to the Intercreditor Agreement (defined herein), (i) the Pass Through Certificates of the Class B Trust will be subordinated in right of payment to the Pass Through Certificates of the Class A Trust, and (ii) the Pass Through Certificates of the Class C Trust will be subordinated in right of payment to the Pass Through Certificates of the Class B Trust. Payments of interest on the Pass Through Certificates to be issued by each Pass Through Trust (other than the Class C Trust) will be supported by a separate Liquidity Facility (defined herein) for the benefit of the holders of the Pass Through Certificates. Each Liquidity Facility will be provided by Kredietbank N.V., acting through its New York branch, in an amount sufficient to pay interest on the related Pass Through Certificates at the applicable interest rate for such Pass Through Certificates on three successive distribution dates but will not provide for drawings to pay principal or premium, if any.
                                                  (CONTINUED ON FOLLOWING PAGE)

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
     PASSED  UPON   THE  ACCURACY   OR  ADEQUACY  OF   THIS  PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PASS THROUGH   PRINCIPAL   INTEREST  FINAL EXPECTED   PUBLIC OFFERING
CERTIFICATES     AMOUNT      RATE   DISTRIBUTION DATE  PRICE (1)(2)
------------  ------------ -------- ----------------- ---------------
1997-1-A      $310,854,000   7.50%  January 15, 2018        100%
1997-1-B       115,800,000   7.52%  January 15, 2018        100
1997-1-C       129,185,000   7.65%  January 15, 2014        100

--------
(1) Plus accrued interest, if any, at the applicable rate from May 28, 1997.
(2) The underwriting commissions aggregate $3,612,953. The underwriting commissions, and certain other expenses relating to the offering estimated at $5,334,617, will be paid ratably by the related Owner Participants. All of the proceeds from the sale of the Pass Through Certificates will be used to purchase the Equipment Trust Certificates from the related Owner Trustee on behalf of the Owner Trusts. The Corporation has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                               ----------------

  The Pass Through Certificates are hereby offered by the Underwriters, subject to prior sale, when, as and if accepted by them and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that delivery of the Pass Through Certificates in book-entry form will be made through the facilities of the Depository Trust Company against payment therefor in immediately available funds on or about May 28, 1997.

                               ----------------

MORGAN STANLEY & CO.
           Incorporated
              FIRST CHICAGO CAPITAL MARKETS, INC.
                                     GOLDMAN, SACHS & CO.
                                                              J.P. MORGAN & CO.

May 22, 1997

(continued from previous page)

  The property of each Pass Through Trust will consist of, among other things, Equipment Trust Certificates to be issued by the related Owner Trustee of each of nine separate Owner Trusts to finance or refinance a portion of the purchase price paid or to be paid by the Owner Trustee for each such Owner Trust of four McDonnell Douglas MD-11F aircraft and five Airbus A300F4-605R aircraft (each, and collectively, the "Aircraft"). The McDonnell Douglas MD-11F aircraft were delivered new to American Airlines between April 1991 and April 1992 and were or will continue to be operated in American's commercial passenger transportation service prior to purchase thereof by the Corporation. One of the McDonnell Douglas MD-11F aircraft was converted from passenger configuration to freighter configuration and purchased by the related Owner Trustee in December 1996. The other three McDonnell Douglas MD-11F aircraft are expected to be converted and purchased by the related Owner Trustee between May 1997 and January 1998. The Airbus A300F4-605R aircraft are expected to be delivered new to the related Owner Trustee between June and September 1997. The Aircraft were, or are expected to be, leased to the Corporation by the related Owner Trustee at the time of such purchase.

  The Equipment Trust Certificates for each of the Aircraft will be issued in three series (the "Series A Equipment Trust Certificates," the "Series B Equipment Trust Certificates" and the "Series C Equipment Trust Certificates") under the related Indenture as nonrecourse obligations of State Street Bank and Trust Company of Connecticut, National Association (or Wilmington Trust Company, in the case of two Owner Trusts), acting not in its individual capacity but solely as Owner Trustee of each separate Owner Trust (the "Owner Trustee"), and will be purchased from the related Owner Trustee by the Pass Through Trustee. For each Pass Through Trust, all of the Equipment Trust Certificates purchased by the Pass Through Trustee will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates of such Pass Through Trust set forth on the cover of this Prospectus Supplement (the "Stated Interest Rates"), and will have a maturity date on or before the Final Expected Distribution Date (defined herein) for such Pass Through Trust. Although the Equipment Trust Certificates will not be obligations of, or guaranteed by, the Corporation, except as described below, the amounts payable by the Corporation under the Lease for each Aircraft and any amounts payable by the Corporation while the proceeds of the sale of the related Equipment Trust Certificates are held in the related Collateral Account (defined herein) will be sufficient to pay in full when due all principal of and interest and any premium on the related Equipment Trust Certificates.

  During the period between the date of issuance of the Equipment Trust Certificates by the Owner Trustee for eight of the Owner Trusts and the delivery date of the related Aircraft, which is expected to occur from May 1997 through January 1998 (the "Prefunding Period"), such Equipment Trust Certificates will not be secured by such Aircraft or the related Lease, but will be secured by the related Collateral Account. Pursuant to the related Indenture, the Owner Trustee will deposit the proceeds from the sale of the related Equipment Trust Certificates into the related Collateral Account for the benefit of the Indenture Trustee. Sums deposited in the Collateral Accounts will be invested in: (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or (e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million. The Corporation will pay to the Indenture Trustee on demand any losses on such investments. On the delivery date of such Aircraft, upon satisfaction or waiver of the conditions to the Indenture Trustee's release of amounts in the related Collateral Account, the Indenture Trustee will release such amounts. Such amounts will be applied by the Indenture Trustee in accordance with the related Participation Agreement to pay a portion of the purchase price for such Aircraft on the delivery date thereof or, in certain circumstances discussed below, to prepay the Equipment Trust Certificates.

  The Corporation will pay to the Indenture Trustee on such delivery date the excess, if any, of the amounts required to be paid by the Indenture Trustee over the amounts released from the related Collateral Account. With respect to the A300F4-605R aircraft, the Corporation is obligated to cause the proceeds of the Equipment Trust Certificates to be utilized to acquire such Aircraft in all circumstances other than the failure of the manufacturer to deliver such Aircraft. Accordingly, if the related Owner Participant does not make available its portion of the purchase price on the delivery date of such Aircraft or the Corporation does not enter into the related Lease on or prior to the related Cut-off Date (defined herein) for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft and assume on a fully recourse basis all of the obligations of the Owner Trustee under the related Equipment Trust Certificates pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. In such case, the Indenture Trustee will release the amounts in the Collateral Account to the Corporation to pay a portion of the purchase price for such Aircraft. With respect to the three undelivered McDonnell Douglas MD-11F aircraft, the related Equipment Trust Certificates will be prepaid in whole on or before the 15th day following the related Cut-off Date if (i) the modification of such Aircraft has not been completed and such Aircraft delivered on or prior to the related Cut-off Date, (ii) the related Owner Participant does not make available its committed portion of the purchase price for such Aircraft, or
(iii) with respect to two of such Aircraft, the Corporation fails to obtain a commitment from any prospective Owner Participant. The Series C Equipment Trust Certificates relating to these two Aircraft may also be subject to prepayment in part, no later than 20 days after the date on which a prospective Owner Participant participates in the purchase of such Aircraft, in connection with any reoptimization (subject to the Mandatory Economic Terms) negotiated with such prospective Owner Participant.

  Interest paid on the Equipment Trust Certificates held in each Pass Through Trust will be passed through to the related Certificateholders on each January 15 and July 15, commencing on July 15, 1997, at the Stated Interest Rate for the related Pass Through Certificates, in each case subject to the Intercreditor Agreement. Principal paid on the Equipment Trust Certificates held in each Pass Through Trust will be passed through to the related Certificateholders in scheduled amounts on January 15 or July 15 in accordance with the principal repayment schedule set forth herein under "Description of the Pass Through Certificates--Pool Factors," in each case subject to the Intercreditor Agreement.

  Prior to the maturity thereof, the Equipment Trust Certificates relating to any Aircraft may be purchased at the direction of the related Owner Participant and such Equipment Trust Certificates may be prepaid by the Owner Trustee, under the circumstances and at the prices described in this Prospectus Supplement under "Description of the Equipment Trust Certificates-- Prepayment." Any such purchase or prepayment will result in an early distribution of principal paid in respect of the Pass Through Certificates.

  Prior to their issuance there has been no market for the Pass Through Certificates and there can be no assurance that one will develop. See "Underwriting" in this Prospectus Supplement.

  The Pass Through Certificates do not represent an interest in, obligation of, or guarantee by the Corporation.

  A PTC Event of Default will occur if the Pass Through Trustee fails to pay within 10 business days of the due date thereof (i) the outstanding Pool Balance (defined herein) of the related Class of Pass Through Certificates on the Final Legal Distribution Date (defined herein) for such Class or (ii) interest due on such Pass Through Certificates on any distribution date (unless the Subordination Agent (defined herein) has made an Interest Drawing (defined herein) in an amount sufficient to pay such interest and has distributed such amount to the Certificateholders entitled thereto).

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE PASS THROUGH CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS OR IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Prospectus Summary.........................................................  S-5
Federal Express Corporation................................................ S-26
Incorporation of Certain Documents by Reference............................ S-26
Use of Proceeds............................................................ S-26
Risk Factors............................................................... S-27
Description of the Pass Through Certificates............................... S-29
Description of the Liquidity Facilities.................................... S-37
Description of the Intercreditor Agreement................................. S-41
Description of the Aircraft and the Appraisals............................. S-44
Description of the Equipment Trust Certificates............................ S-45
Federal Income Tax Consequences............................................ S-73
Certain Utah Taxes......................................................... S-75
ERISA Considerations....................................................... S-75
Underwriting............................................................... S-78
Legal Matters.............................................................. S-79
Experts.................................................................... S-79
Glossary of Certain Terms..................................................  A-I
Summary of Aircraft Appraisals............................................. A-II

                                  PROSPECTUS

Available Information......................................................    3
Reports to Pass Through Certificateholders.................................    3
Incorporation of Certain Documents by Reference............................    3
Federal Express Corporation................................................    4
Ratio of Earnings to Fixed Charges.........................................    4
Outline of Pass Through Trust Structure....................................    4
Use of Proceeds............................................................    5
Diagram of Payments........................................................    6
Description of the Pass Through Certificates...............................    8
Description of the Equipment Certificates..................................   24
Federal Income Tax Consequences............................................   34
Certain Massachusetts Taxes................................................   36
ERISA Considerations.......................................................   37
Plan of Distribution.......................................................   37
Legal Matters..............................................................   38
Experts....................................................................   38

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PASS THROUGH CERTIFICATES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE PASS THROUGH CERTIFICATES IN THE OPEN MARKET. IN ADDITION, UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following is a summary of more detailed information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus and should be read only in conjunction with this Prospectus Supplement and the Prospectus. Certain capitalized terms used herein are defined in the Glossary included as Appendix I to this Prospectus Supplement or elsewhere in this Prospectus Supplement on the pages indicated in the Glossary.

                 SUMMARY OF TERMS OF PASS THROUGH CERTIFICATES

                                 CLASS A           CLASS B          CLASS C
                              PASS THROUGH      PASS THROUGH      PASS THROUGH
                              CERTIFICATES      CERTIFICATES      CERTIFICATES
                            ----------------- ----------------- ----------------
Aggregate Face Amount.....    $310,854,000      $115,800,000      $129,185,000
Ratings:
  Moody's.................         Aa3               A1               Baa1
  Standard & Poor's.......         AAA               AA-              BBB+
Initial Loan to Aircraft
 Value (cumulative)(1)....        39.7%             54.5%             71.0%
Expected Principal
 Distribution Window (in
 years)...................      0.6-20.6          0.6-20.6          0.6-16.6
Initial Average Life (in
 years)(2)................        14.6              12.7              9.8
Regular Distribution
 Dates....................   January 15 and    January 15 and    January 15 and
Final Expected                   July 15           July 15          July 15
 Distribution Date........  January 15, 2018  January 15, 2018  January 15, 2014
Final Legal Distribution
 Date.....................    July 15, 2019     July 15, 2019   January 15, 2014
Section 1110
 Protection(3)............         Yes               Yes              Yes
Liquidity Facility
 Coverage.................    3 successive      3 successive          None
Initial Liquidity Facility  interest payments interest payments
 Amount(4)................     $34,971,075       $13,062,240          None

--------
(1) Determined as of January 15, 1998, assuming that all Aircraft are delivered prior to such date and no Class C Equipment Trust Certificates have been prepaid in part.

(2) As a result of the limited right to vary the payment terms of the Equipment Trust Certificates issued with respect to two Aircraft, the Initial Average Life may decrease by not more than 0.5 of a year in the case of the Class A Pass Through Certificates, 0.7 of a year in the case of the Class B Pass Through Certificates and 1.0 year in the case of the Class C Pass Through Certificates.

(3) Following delivery of the related Aircraft, the benefits of Section 1110 of the Bankruptcy Code will be available to the Indenture Trustee.

(4) For each Class of Pass Through Certificates (other than the Class C Pass Through Certificates), the initial amount of the Liquidity Facility will cover three successive interest payments (without regard to any future payments of principal on such Pass Through Certificates).

                 EQUIPMENT TRUST CERTIFICATES AND THE AIRCRAFT

  Set forth below is certain information about the Equipment Trust Certificates to be held in the Pass Through Trusts and the Aircraft:

                                                                    PRINCIPAL
                                   DELIVERY DATE  LATEST EQUIPMENT  AMOUNT OF
AIRCRAFT                            OR EXPECTED        TRUST        EQUIPMENT
  TAIL                                DELIVERY      CERTIFICATES      TRUST         APPRAISED
 NUMBER        AIRCRAFT TYPE         DATE(1)(2)    MATURITY DATE   CERTIFICATES       VALUE
--------  ------------------------ -------------- ---------------- ------------    ------------
N670FE    Airbus A300F4-605R       June 1997      January 15, 2018 $ 62,392,000    $ 83,380,000
N671FE    Airbus A300F4-605R       June 1997      January 15, 2018   62,317,000      83,380,000
N672FE    Airbus A300F4-605R       August 1997    January 15, 2018   61,984,000      83,435,000
N673FE    Airbus A300F4-605R       September 1997 January 15, 2018   61,813,000      83,456,667
N674FE    Airbus A300F4-605R       September 1997 January 15, 2018   61,835,000      83,456,667
N581FE    McDonnell Douglas MD-11F May 1997       January 15, 2017   61,833,000      89,055,000
N583FE    McDonnell Douglas MD-11F September 1997 January 15, 2016   61,019,000(3)   88,963,333
N584FE    McDonnell Douglas MD-11F January 1998   January 15, 2017   60,892,000(3)   93,533,333
N587FE    McDonnell Douglas MD-11F December 1996  January 15, 2015   61,754,000      93,845,000
                                                                   ------------    ------------
                                                                   $555,839,000    $782,505,000
                                                                   ============    ============

--------
(1) Reflects the scheduled delivery months under the Corporation's purchase agreement and modification agreement with the respective manufacturers. The actual delivery date for any Aircraft may be subject to delay.

(2) The McDonnell Douglas MD-11F aircraft were originally delivered new to American Airlines in May 1991, April 1991, April 1992 and March 1992, respectively.

(3) The Series C Equipment Trust Certificates related to these two Aircraft may be prepaid in part no later than 20 days after the date on which a prospective Owner Participant participates in the purchase of such Aircraft.

  The appraised value of each Aircraft set forth above is based upon the lesser of the average and the median value of such Aircraft as appraised by the following three independent appraisal and consulting firms as of the dates indicated: Aircraft Information Services, Inc., as of April 24, 1997, Simat, Helliesen & Eichner, Inc. as of April 24, 1997 and Morten Beyer and Associates, Inc. as of April 23, 1997 ("AISI," "SH&E" and "MBA" referred to herein collectively, as the "Appraisers").

  An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. For a discussion of the assumptions and methodologies used in preparing the appraisals, see "Risk Factors" and "Description of the Aircraft and the Appraisals" in this Prospectus Supplement and the summaries of the Appraisals included in Appendix II hereto.

                         LOAN TO AIRCRAFT VALUE RATIOS

  The following table sets forth loan to aircraft value ratios ("LTVs") for each Class of Pass Through Certificates as of the January 15, 1998 Regular Distribution Date and each subsequent July 15 Regular Distribution Date. The LTVs for each Class of Pass Through Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Pass Through Certificates together in each case with the expected Pool Balance of all other Classes of Pass Through Certificates senior in right of payment to such Class of Pass Through Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "Assumed Aggregate Aircraft Value") on such Regular Distribution Date based on the assumptions set forth below.

  This table is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite the initial Regular Distribution Date depreciates by approximately 2% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft, by approximately 3% per year thereafter until the twentieth year after the year of such delivery and by 4% per year thereafter. In the case of the McDonnell Douglas MD-11F aircraft, such periods are measured from the delivery date to the Corporation after modification rather than the original delivery date of the Aircraft to American Airlines. Other rates or methods of depreciation may result in materially different LTVs. No assurance can be given that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur, or as to the actual future value of any Aircraft. See "Risk Factors" in this Prospectus Supplement.

  The Equipment Trust Certificates are not cross-collateralized with respect to the Aircraft. The excess proceeds realized from the disposition of any particular Aircraft will not be available to offset shortfalls on the Equipment Trust Certificates relating to any other Aircraft. Upon the occurrence of an Indenture Event of Default, even if the Aircraft as a group can be sold for more than the total amounts payable in respect of all of the outstanding Equipment Trust Certificates, if certain Aircraft are sold for less than the total amount payable in respect of the related Equipment Trust Certificates, there will not be sufficient proceeds to pay all Classes of Pass Through Certificates in full. See "Description of the Equipment Trust Certificates-- Loan to Value Ratios of Equipment Trust Certificates" for additional information regarding LTVs for the Equipment Trust Certificates issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown in the following table. This table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions.

  The initial appraised value of each Aircraft was based upon the lesser of the average and the median value of all Aircraft as appraised by the Appraisers, as of the respective date of their appraisals and projected as of the scheduled delivery date of each such Aircraft. No assurance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors" and "Description of the Aircraft and the Appraisals" in this Prospectus Supplement.

                 ASSUMED     CLASS A PASS CLASS A PASS CLASS B PASS CLASS B PASS CLASS C PASS CLASS C PASS
                AGGREGATE      THROUGH      THROUGH      THROUGH      THROUGH      THROUGH      THROUGH
                 AIRCRAFT    CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
    DATE          VALUE      POOL BALANCE     LTV      POOL BALANCE     LTV      POOL BALANCE     LTV
    ----       ------------  ------------ ------------ ------------ ------------ ------------ ------------
May 28, 1997   $782,505,000* $310,854,000     39.7%    $115,800,000     54.5%    $129,185,000     71.0%
July 15, 1998   766,854,900   306,088,267     39.9      114,628,224     54.9      128,370,907     71.6
July 15, 1999   751,204,800   300,481,917     40.0      112,680,718     55.0      125,017,964     71.6
July 15, 2000   735,554,700   294,221,876     40.0      110,333,202     55.0      121,583,130     71.5
July 15, 2001   719,904,600   287,961,835     40.0      107,985,686     55.0      117,691,597     71.3
July 15, 2002   704,254,500   281,701,794     40.0      105,638,170     55.0      113,316,184     71.1
July 15, 2003   688,604,400   275,441,754     40.0      103,290,654     55.0      106,589,729     70.5
July 15, 2004   672,954,300   269,181,714     40.0      100,943,138     55.0       97,889,895     69.5
July 15, 2005   657,304,200   262,921,668     40.0       98,595,616     55.0       89,001,685     68.5
July 15, 2006   641,654,100   256,661,622     40.0       96,248,098     55.0       73,355,305     66.4
July 15, 2007   626,004,000   250,401,580     40.0       92,497,610     54.8       50,040,078     64.1
July 15, 2008   610,353,900   244,141,538     40.0       87,898,398     54.4       41,428,533     62.7
July 15, 2009   594,703,800   237,881,496     40.0       78,650,741     53.2       30,677,090     64.7
July 15, 2010   579,053,700   230,294,190     39.8       64,832,300     52.7       23,220,905     62.1
July 15, 2011   563,403,600   219,106,359     38.9       40,707,800     48.2       22,292,412     57.9
July 15, 2012   546,815,050   201,840,883     36.9       18,997,328     42.8       22,292,412     53.0
July 15, 2013   523,339,900   160,275,369     30.6       12,920,062     36.1       22,168,649     46.6
July 15, 2014   499,864,750   130,940,539     26.2       12,920,062     33.6                0       NA
July 15, 2015   420,082,600    82,140,779     19.6       12,920,062     23.9                0       NA
July 15, 2016   347,824,067    34,651,943     11.8       12,371,173     15.6                0       NA
July 15, 2017   229,409,584     1,076,230      0.8        9,962,666      4.8                0       NA
July 15, 2018             0             0       NA                0       NA                0       NA

--------
* This amount includes the value of all nine Aircraft; however, eight of the Aircraft are expected to be delivered after May 28, 1997.

                              DIAGRAM OF CASH FLOW

  Set forth below is a diagram illustrating the structure for the offering of the Pass Through Certificates and certain cash flows.




                            [DIAGRAM APPEARS HERE]

                                  THE OFFERING

THE OFFERING............  The Pass Through Certificates offered hereby consist of Federal Express Corporation Pass Through
                          Certificates, 1997-1-A (the "Class A Pass Through Certificates") in the aggregate amount of $310,854,000, Federal Express Corporation Pass Through Certificates, 1997-1-B (the "Class B Pass Through Certificates") in the aggregate amount of $115,800,000, and Federal Express Corporation Pass Through Certificates, 1997-1-C (the "Class C Pass Through Certificates") in the aggregate amount of $129,185,000. Each such Class of Pass Through Certificates is a "Class" and the Pass Through Certificates of each Class and of all such Classes, collectively, are the "Pass Through Certificates."

                          The Class A, Class B and Class C Pass Through Certificates will be issued by Federal Express Corporation 1997-1 Pass Through Trust Class A, Class B and Class C, respectively (each a "Pass Through Trust"), to be formed pursuant to the Pass Through Trust Agreement dated as of May 1, 1997 (the "Pass Through Agreement") as supplemented by Series Supplement 1997-1-A, Series Supplement 1997-1-B and Series Supplement 1997-1-C (each a "Series Supplement"), as the case may be, between the Corporation and First Security Bank, National Association, not in its individual capacity but solely as pass through trustee under each such Pass Through Trust (the "Pass Through Trustee") for the benefit of the registered holders (the "Certificateholders") of the related Class of Pass Through Certificates. Each Pass Through Certificate will represent a fractional undivided interest in the related Pass Through Trust.

INITIAL LIQUIDITY
 PROVIDER...............  Kredietbank N.V., acting through its New York branch, initially will provide separate liquidity facilities for the benefit of the holders of the Class A Pass Through Certificates and Class B Pass Through Certificates, respectively.

TRUST PROPERTY..........  The property held in each Pass Through Trust (the
                          "Trust Property") will consist, except as provided herein, of (i) equipment trust certificates (the "Equipment Trust Certificates") from one of three separate series of Equipment Trust Certificates being issued as nonrecourse obligations by the related Owner Trustee to finance or refinance the debt portion of the purchase price paid or to be paid by the Owner Trustee on behalf of each of nine separate Owner Trusts for four McDonnell Douglas MD-11F aircraft and five Airbus A300F4-605R aircraft leased, or to be leased, to the Corporation in separate leveraged lease transactions (or owned by the Corporation in the circumstances described below);
                          (ii) the rights of such Pass Through Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights); (iii) except for the Class C Trust, all monies receivable under the Liquidity Facility for such Pass Through Trust; and (iv) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust.

                          Each Pass Through Trust will hold Equipment Trust Certificates with identical interest rates, in each case equal to the Stated Interest Rate applicable to the Pass Through Certificates of such Pass Through Trust, and having maturity dates on or before the Final Expected Distribution Date for such Pass Through Trust. For each Pass Through Trust, the aggregate original principal amount of the Equipment Trust Certificates held in such Pass Through Trust will equal the aggregate original amount of the related Class of Pass Through Certificates.

CERTIFICATES OFFERED:
 DENOMINATIONS.........   The Pass Through Certificates of each Pass Through
                          Trust will be issued in minimum denominations of $1,000 or any integral multiple thereof.

REGULAR DISTRIBUTION
 DATES..................  January 15 and July 15, commencing on July 15, 1997.

SPECIAL DISTRIBUTION
 DATES..................  Any Business Day on which a Special Payment is to be distributed.

RECORD DATES............  December 31 and June 30 for the January 15 and July
                          15 Regular Distribution Dates, respectively, and for any Special Distribution Date, the fifteenth day preceding such Special Distribution Date.

DISTRIBUTIONS OF
 SCHEDULED PAYMENTS.....  Payments of interest on the Equipment Trust
                          Certificates held in each Pass Through Trust are scheduled to be received by the Pass Through Trustee on each January 15 and July 15, commencing on July 15, 1997, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates, in each case subject to the Intercreditor Agreement. Interest on the Equipment Trust Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                          Payments of principal of such Equipment Trust Certificates are scheduled to be received in specified amounts on January 15 or July 15, or both, of each year, commencing on January 15, 1998, in the case of each Class of Pass Through Certificates, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates, in each case subject to the Intercreditor Agreement. Such scheduled payments of principal of, and interest on, the Equipment Trust Certificates are referred to herein as "Scheduled Payments." See "Description of the Pass Through Certificates--Payments and Distributions" in this Prospectus Supplement.


DISTRIBUTIONS OF
 SPECIAL PAYMENTS.......  For any Pass Through Trust, any payments of principal, premium or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Trust Certificates held in such Pass Through Trust will be distributed on a Special

                          Distribution Date after not less than 15 days' notice (or prompt notice in the case of an Event of Loss with respect to the related Aircraft), in each case subject to the Intercreditor Agreement.

METHOD OF
 DISTRIBUTIONS..........  Under the terms of the Pass Through Agreement, the
                          Corporation and the Pass Through Trustee will treat the persons in whose names the Pass Through Certificates are registered as the owners of such Pass Through Certificates for the purpose of receiving payments of principal and interest on such Pass Through Certificates and for all other purposes whatsoever. Therefore, neither the Corporation nor the Pass Through Trustee has any direct responsibility or liability for distributions or payments to owners of beneficial interests in the Pass Through Certificates.

                          So long as the Pass Through Certificates are registered in the name of Cede, as nominee of DTC, distributions by the Pass Through Trustee will be made in immediately available funds to DTC. See "Description of Pass Through Certificates--Book-Entry Procedures--Same-Day Settlement and Payment" in the Prospectus.

PTC EVENTS OF DEFAULT...  A "PTC Event of Default" will occur if the Pass
                          Through Trustee fails to pay within 10 business days of the due date thereof (i) the outstanding Pool Balance of the related Class of Pass Through Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Pass Through Certificates on any distribution date (unless, in the case of the Class A and Class B Pass Through Certificates, the Subordination Agent has made an Interest Drawing in an amount sufficient to pay such interest and has distributed such amount to the Certificateholders entitled thereto). Any failure to make expected principal distributions on any Class of Pass Through Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not be a PTC Event of Default with respect to such Pass Through Certificates.

PREDELIVERY FUNDING;
 COLLATERAL ACCOUNTS....  For eight of the Indentures, the Aircraft related thereto (five A300F4-605R aircraft and three MD-11F aircraft) will not have been delivered on the date of the issuance of the related Equipment Trust Certificates. Such Aircraft are expected to be delivered between May 1997 and January 1998. The Corporation has obtained commitments from certain companies to act as the Owner Participant with respect to leveraged leases for the five A300F4-605R aircraft and for two of the McDonnell Douglas MD-11F aircraft. The Corporation is seeking commitments from prospective Owner Participants for the other two McDonnell Douglas MD-11F aircraft. The Corporation will hold the beneficial interest under the Trust Agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase of such Aircraft (which date may be up to 90 days after the scheduled delivery date of the Aircraft). The Corporation will transfer to such Owner Participant on such date the Corporation's beneficial interest under the Trust Agreement.

                          The Corporation is obligated to cause the proceeds of the sale of the Equipment Trust Certificates issued under the Indentures relating to the A300F4-605R aircraft to be utilized to acquire such Aircraft in all circumstances other than the failure of the manufacturer to deliver such Aircraft. Accordingly, if the related Owner Participant does not make available its committed portion of the purchase price for such Aircraft on the delivery date therefor or the Corporation does not enter into the related Lease on or prior to the related Cut-off Date for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft and assume, on a fully recourse basis, all of the obligations of the related Owner Trustee under the related Equipment Trust Certificates.

                          Under the Indentures relating to the three undelivered McDonnell Douglas MD-11F aircraft, the related Equipment Trust Certificates will be prepaid in whole on or before the 15th day following the related Cut-off Date if (i) the modification of such Aircraft has not been completed and such Aircraft delivered on or prior to the related Cut-off Date,
                          (ii) the related Owner Participant does not make available its committed portion of the purchase price for such Aircraft, or (iii) with respect to two of such Aircraft, the Corporation fails to obtain a commitment from any prospective Owner Participant. The Series C Equipment Trust Certificates relating to these two Aircraft may also be subject to prepayment in part, no later than 20 days after the date on which a prospective Owner Participant participates in the purchase of such Aircraft, in connection with any reoptimization (subject to the Mandatory Economic Terms) negotiated with such prospective Owner Participant.

PURCHASE RIGHTS OF
 CERTIFICATEHOLDERS.....  Upon the occurrence and during the continuation of a
                          Triggering Event (defined herein), (i) the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Pass Through Certificates; and (ii) the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A and B Pass Through Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Pass Through Certificates, plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts due to the Certificateholders of such Class or Classes.

EQUIPMENT TRUST CERTIFICATES:
 PREPAYMENT OR
  PURCHASE WITH
  PREMIUM..............   The Equipment Trust Certificates for each Aircraft
                          may be prepaid in whole, but not in part, at any time at a prepayment price equal to the aggregate principal amount of such Equipment Trust
                          Certificates plus accrued but unpaid interest thereon and a Make-Whole Premium (defined herein), if any. Such Make-Whole Premium, if any, with respect to each Equipment Trust Certificate will be payable prior to the dates set forth below (each, a "Premium Termination Date").

                                                                  PREMIUM
                         SERIES                              TERMINATION DATE
                        --------                             -----------------
                        Series A                             December 27, 2011
                        Series B                             February 5, 2010
                        Series C                              March 22, 2007

                          In addition, the Equipment Trust Certificates relating to any Aircraft will be subject to prepayment or purchase at the direction of the related Owner Participant in whole, but not in part, prior to the maturity thereof at a price equal to the aggregate principal amount of such Equipment Trust Certificates plus accrued but unpaid interest thereon and Make-Whole Premium, if any, if prior to the relevant Premium Termination Date (i) a Lease Event of Default under the related Lease has occurred and has continued for not more than 180 days and (ii) such Equipment Trust Certificates have not been accelerated. See "Description of the Equipment Trust Certificates--The Leases--Purchase Options" in this Prospectus Supplement for a discussion of prepayments with a premium in connection with the Corporation's exercise of certain options or elections prior to the relevant Premium Termination Date relating to the purchase of the Aircraft under certain circumstances.

EQUIPMENT TRUST CERTIFICATES:
 PREPAYMENT OR
  PURCHASE WITHOUT
  PREMIUM..............   For any Aircraft, the related Equipment Trust
                          Certificates will be prepaid in whole, but not in part, at a price equal to the aggregate principal amount of such Equipment Trust Certificates plus accrued but unpaid interest thereon, but without premium, upon the occurrence of an Event of Loss with respect to such Aircraft if such Aircraft is not replaced by the Corporation under the related
                          Indenture.

                          In addition, the Equipment Trust Certificates relating to any Aircraft will be subject to prepayment or purchase at the direction of the related Owner Participant in whole, but not in part, at a price equal to the principal amount of such Equipment Trust Certificates plus accrued but unpaid interest thereon, but without premium, if (i) a Lease Event of Default under the related Lease has occurred and has continued for more than 180 days, or (ii) such Equipment Trust Certificates have been accelerated.

                          The Equipment Trust Certificates relating to any Aircraft will also be subject to prepayment in whole, but not in part, at a price equal to the principal amount of such Equipment Trust Certificates plus accrued but unpaid interest thereon, but without premium, if (i) in the case of the Indentures relating to the A300F4-605R aircraft, the manufacturer of the related Aircraft has not delivered the Aircraft on or prior to the related Cut-off Date, (ii) in the case of the Indentures relating to the three undelivered McDonnell Douglas MD-11F aircraft, the modification of such Aircraft has not been completed and such Aircraft delivered on or prior to the related Cut-off Date or the related Owner Participant fails to make available its committed portion of the purchase price of such Aircraft and (iii) in the case of two such McDonnell Douglas MD-11F aircraft, the Corporation fails to obtain a commitment from any prospective Owner Participant. The Series C Equipment Trust Certificates relating to these two Aircraft may also be subject to prepayment in part, no later than 20 days after the date on which a prospective Owner Participant participates in the purchase of such Aircraft, in connection with any reoptimization (subject to the Mandatory Economic Terms) negotiated with such prospective Owner Participant.

EQUIPMENT TRUST CERTIFICATES:
 SECURITY..............   Except as provided below, the principal amount of the
                          related Equipment Trust Certificates, Make-Whole
                          Premium, if any, and interest thereon will be secured by a security interest in each Aircraft and an assignment to the Indenture Trustee of certain of the related Owner Trustee's rights under the related
                          Lease, including the right to receive rental payments, subject to certain exceptions, payable by the Corporation in respect of such Aircraft. Unless and until an Indenture Event of Default has occurred and is continuing under an Indenture, the Indenture
                          Trustee generally may not exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive rental payments due under such Lease. Even when an Indenture Event of Default has occurred and is continuing, certain rights under such Lease may be exercised by the related Owner Trustee or the related Owner Participant.

                          In the case of the Indentures subject to the Predelivery Funding described above, the principal amount of the Equipment Trust Certificates issued by the related Owner Trustee under such Indentures will be secured prior to delivery of the related Aircraft by the related Collateral Account, which will be funded by the proceeds of the sale of such Equipment Trust Certificates. Funds deposited in the related Collateral Account will be invested in obligations of, or guaranteed by, the United States of America and in certain other Specified Investments described herein.

                          The Corporation will pay to the Indenture Trustee any losses on the Specified Investments and excess earnings on such Collateral Account will be paid to the Corporation on the related delivery date. The Corporation will pay (i) interest due on the related Equipment Trust Certificates on each Regular Distribution Date during the related Prefunding Period and (ii) interest due on the first Regular Distribution Date after the related delivery date for the period from the preceding Regular Distribution Date (or, if none, the date of issuance of the Equipment Trust Certificates) to the related delivery date.

                          The Corporation will pay to the Indenture Trustee the excess, if any, of the portion of the purchase price for any Aircraft required to be paid by the Indenture Trustee over the amounts released from the related Collateral Account. If such Equipment Trust Certificates are subject to prepayment as provided above, the Corporation will be obligated to pay to the Indenture Trustee on the date of prepayment any losses on the investments in the related Collateral Account together with such additional amounts as will be required to pay the amount of interest accrued and unpaid on such Equipment Trust Certificates to the date of such prepayment.

                          There will be no cross-collateralization provisions in the Indentures and, consequently, the Equipment Trust Certificates issued in respect of any one Aircraft will not be secured by any other Aircraft or the Lease related thereto. There will be no cross-default provisions in the Indentures and, consequently, events resulting in an Indenture Event of Default under one Indenture may not result in an Indenture Event of Default occurring under any other Indenture. If the Equipment Trust Certificates issued in respect of any one Aircraft are in default, the Equipment Trust Certificates issued in respect of the other Aircraft may not be in default and, if not in default, no remedies will be exercisable under the Indenture with respect to such other Aircraft. See "Description of the Equipment Certificates--Security" in the Prospectus and "Description of Equipment Trust Certificates--Indenture Events of Default, Notice and Waiver" in this Prospectus Supplement.

                          Although the Equipment Trust Certificates will not be obligations of, or guaranteed by, the Corporation (unless the Corporation is required to purchase the related Aircraft as described above), the amounts payable by the Corporation under the Lease for each Aircraft and any amounts payable by the Corporation while the proceeds of the sale of the related Equipment Trust Certificates are held in the related Collateral Account (together with the amounts in the related Collateral Account) will be sufficient to pay in full when due all principal of and interest and any premium on the related Equipment Trust Certificates.

EQUIPMENT TRUST CERTIFICATES:
 SECTION 1110
  PROTECTION...........   Davis Polk & Wardwell, special counsel to the
                          Corporation, has advised the Indenture Trustee that the Owner Trustee, as lessor under the related Lease, and the Indenture Trustee, as assignee of such Owner
                          Trustee's rights under such Lease pursuant to the related Indenture, are entitled to the benefits of
                          Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

EQUIPMENT TRUST CERTIFICATES:
 RANKING...............   Series B Equipment Trust Certificates issued in
                          respect of each Aircraft will be subordinated in right of payment to Series A Equipment Trust
                          Certificates issued in respect of such Aircraft.
                          Series C Equipment Trust Certificates issued in respect of each Aircraft will be subordinated in right of payment to Series A and B Equipment Trust
                          Certificates issued in respect of such Aircraft.

                          On each Distribution Date, payments of interest and principal due on Series A Equipment Trust Certificates issued in respect of each Aircraft will be made prior to payments of interest and principal due on Series B and C Equipment Trust Certificates issued in respect of such Aircraft. Payments of interest and principal due on Series B Equipment Trust Certificates will be made prior to payments of interest and principal due on Series C Equipment Trust Certificates issued in respect of such Aircraft.

LIQUIDITY FACILITIES....  The Subordination Agent and the Liquidity Provider
                          will enter into a separate revolving credit agreement (each, a "Liquidity Facility") with respect to each Pass Through Trust (other than the Class C Trust). Under each of the Liquidity Facilities, the Liquidity Provider will, if necessary, make advances ("Interest Drawings") solely for the payment of interest when due in an aggregate amount (the "Required Amount") sufficient to pay interest on the Class A or B Pass Through Certificates, as the case may be, on three successive Regular Distribution Dates (without regard to any future payments of principal on such Pass Through Certificates) at the Stated Interest Rates. The initial amount available under the Liquidity Facilities for the Class A Pass Through Certificates and the Class B Pass Through Certificates will be $34,971,075 and $13,062,240, respectively.

                          An Interest Drawing under the related Liquidity Facility will be made promptly after any Regular Distribution Date if (after giving effect to the subordination provisions of the Intercreditor Agreement) there are insufficient funds available to pay interest on any Class A or B Pass Through Certificates. The maximum amount available under such Liquidity Facility to fund any shortfall in interest due on such Pass Through Certificates will not exceed the Required Amount. The Liquidity Facility for any Class of Pass Through Certificates does not provide for drawings to pay principal of or premium on the Pass Through Certificates of such Class, any interest on the Pass Through Certificates of such Class in excess of the Stated Interest Rate, or principal of or interest or premium on the Pass Through Certificates of any other Class.

                          Upon each Interest Drawing under any Liquidity Facility, the Subordination Agent is obligated to reimburse (to the extent that the Subordination Agent has available funds) the Liquidity Provider for the amount of such drawing. Such reimbursement obligation as well as any other amounts owing to the Liquidity Provider under each Liquidity Facility (the "Liquidity Obligations") will rank pari passu with the Liquidity Obligations relating to all other Liquidity Facilities and will rank senior to the Pass Through Certificates in right of payment. Upon reimbursement in full of any Interest Drawing, together with any accrued interest thereon, the amount available under such Liquidity Facility will be reinstated to the then Required Amount of such Liquidity Facility. The amount will not be reinstated at any time after (i)(x) a Triggering Event has occurred and is continuing and (y) less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates or (ii) all of the Equipment Trust Certificates have been declared to be immediately due and payable or have not been paid at their final maturity.

                          "Non-Performing Equipment Trust Certificates" are Equipment Trust Certificates other than Performing Equipment Trust Certificates.

                          "Performing Equipment Trust Certificates" are Equipment Trust Certificates with respect to which there is no payment default (without giving effect to any acceleration thereof). In the event of a bankruptcy proceeding involving the Corporation under Title 11 of the Bankruptcy Code, (i) any payment default existing during the 60-day period under
                          Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b)) will not be taken into consideration, unless during the Section 1110 period the trustee in such proceeding or the Corporation refuses to assume or agree to perform its obligations under the Lease related to such Equipment Trust Certificates, and
                          (ii) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) before the later of 30 days after the date of such default or the expiration of the Section 1110 period.

                          "Performing Certificate Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates.

                          If at any time the short-term unsecured debt rating of a Liquidity Provider issued by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("Standard & "Poor's") (together the "Rating Agencies") is lower than the Threshold Rating (defined herein) or, in the event such Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard & Poor's, the long-term unsecured debt rating of a Liquidity Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating, then the Liquidity Provider for the related Class of Pass Through Certificates or the Subordination Agent (in consultation with the Corporation) may arrange for another similar facility to be provided by a financial institution having unsecured debt ratings which are equal to or higher than the Threshold Rating. If such Liquidity Facility is not replaced within the period specified in the Intercreditor Agreement after the downgrading, such Liquidity Facility will be drawn in full (the "Downgrade Drawing") and the proceeds will be deposited into the Cash Account for the related Class of Pass Through Certificates and used for the same purposes as cash payments of Interest Drawings under such Liquidity Facility.

                          The Subordination Agent, in consultation with the Corporation may, subject to certain limitations, arrange for a replacement facility at any time to replace the Liquidity Facility for any Pass Through Trust. If such replacement facility is provided at any time after a Downgrade Drawing or Non-Extension Drawing (defined herein) for such Liquidity Facility, the funds on deposit in the Cash Account for such Pass Through Trust will be returned to the Liquidity Provider being replaced.

                          The initial Liquidity Facility for each Class of Pass Through Certificates (other than the Class C Pass Through Certificates) is scheduled to expire on the fifteenth day after the Final Legal Distribution Date for such Class of Pass Through Certificates. A replacement facility may, however, be scheduled to expire on an earlier date. If a replacement facility for a Class of Pass Through Certificates is scheduled to expire prior to the date that is fifteen days after the Final Legal Distribution Date for such Class, the Intercreditor Agreement will provide for the replacement or extension of such replacement facility for 364 days. If such replacement facility cannot be replaced or extended by the date that is 25 days prior to the then scheduled expiration date of such replacement facility, such replacement facility will be drawn in full (the "Non-Extension Drawing") on such scheduled expiration date and the proceeds will be deposited in the Cash Account for the related Class of Pass Through Certificates and used for the same purposes as cash payments of Interest Drawings under such Liquidity Facility.

                          Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Pass Through

                          Certificates does not provide for drawings to pay principal of or interest or premium on the Pass Through Certificates of any other Class. Only the holders of the Pass Through Certificates to be issued by a particular Pass Through Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Pass Through Trust. There is no Liquidity Facility for the Class C Trust.

INTERCREDITOR AGREEMENT:
 SUBORDINATION.........   All payments made in respect of the Equipment Trust
                          Certificates and certain other payments will be made to the Subordination Agent which will distribute such payments as follows:

                          (i) On any Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event has occurred, all payments received by the Subordination Agent in respect of the Equipment Trust Certificates and certain other payments will be distributed in the following order: (1) payment of the Liquidity Obligations; (2) payment of Expected Distributions (defined herein) to the holders of Class A Pass Through Certificates; (3) payment of Expected Distributions to the holders of Class B Pass Through Certificates; (4) payment of Expected Distributions to the holders of Class C Pass Through Certificates; and (5) payment of certain fees and expenses of the Subordination Agent and the Pass Through Trustee.

                               "Expected Distributions" means, with respect to the Pass Through Certificates of any Pass Through Trust on any Distribution Date (the "Current Distribution Date"), the sum of (i) accrued and unpaid interest on such Pass Through Certificates and (ii) the difference between (x) the Pool Balance of such Pass Through Certificates as of the immediately preceding Distribution Date and
                               (y) the Pool Balance of such Pass Through
                               Certificates as of the Current Distribution Date, calculated on the basis that (1) the principal of the Equipment Trust Certificates held in such Pass Through Trust has been paid when due and such payments have been distributed to the holders of such Pass Through Certificates and (2) the principal of any Equipment Trust Certificates formerly held in such Pass Through Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments distributed to the Certificateholders. In certain circumstances, premium will be included as part of Expected Distributions.

                          (ii) Upon the occurrence of a Triggering Event and at
                               all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Trust Certificates and certain other payments will be distributed in the following order: (1) to reimburse the Subordination Agent, the Pass Through Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of certain expenses; (2) to the Liquidity Provider in payment of Liquidity Expenses, Liquidity Obligations and, so long as no Performing Certificate Deficiency exists and no Liquidity Event of Default (defined herein) has occurred and is continuing, to replenish the Cash Account; (3) to reimburse the Subordination Agent, the Pass Through Trustee and each Certificateholder, as the case may be, for the payment of certain taxes and fees; (4) to pay Adjusted Expected Distributions (defined herein) to the holders of Class A Pass Through Certificates; (5) to pay Adjusted Expected Distributions to the holders of Class B Pass Through Certificates; (6) to pay Adjusted Expected Distributions to the holders of Class C Pass Through Certificates; and (7) the balance will be held in the Collection Account (defined herein) until the next Distribution Date or, if all Classes of Pass Through Certificates have been paid in full, will be distributed to the related Owner Trustee.

                         "Adjusted Expected Distributions" means with respect to the Pass Through Certificates of any Class on any Current Distribution Date the sum of (i) the amount of accrued and unpaid interest on such Pass Through Certificates plus (ii) the greater of:

                            (A) the difference between (x) the Pool Balance of
                                such Pass Through Certificates as of the immediately preceding Distribution Date and
                                (y) the Pool Balance of such Pass Through
                                Certificates as of the Current Distribution
                                Date, calculated on the basis that (1) the principal of the Non-Performing Equipment Trust Certificates held in such Pass Through Trust has been paid in full and such payments have been distributed to the holders of such Pass Through Certificates, (2) the principal of the Performing Equipment Trust Certificates has been paid when due (but without giving effect to any acceleration of Performing Equipment Trust Certificates) and has been distributed to the holders of such Pass Through Certificates and (3) the principal of any Equipment Trust Certificates formerly held in such Pass Through Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments distributed to the Certificateholders; and

                            (B) the amount, if any, by which (x) the Pool
                                Balance of such Class of Pass Through
                                Certificates as of the immediately preceding
                                Distribution Date exceeds (y) the Aggregate
                                LTV Collateral Amount for such Class of Pass
                                Through Certificates for the Current
                                Distribution Date; provided that, until the date of the initial LTV Appraisals, this clause (B) is not applicable.

                         "Aggregate LTV Collateral Amount" means, for any
                         Class of Pass Through Certificates for any
                         Distribution Date, the sum of the
                          applicable LTV Collateral Amounts for each Aircraft minus the Pool Balance for each Class of Pass Through Certificates, if any, senior to such Class after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes.

                          "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event has occurred and any Equipment Trust Certificate becomes a Non-Performing Equipment Trust Certificate, the Subordination Agent will be required to obtain LTV Appraisals to determine the Appraised Current Market Value and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals. If the Controlling Party reasonably objects to any LTV Appraisals, the Controlling Party (defined herein) has the right to obtain substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

                          "LTV Appraisal" means a current fair market value appraisal (which may be a "desktop" appraisal) performed by an Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, both parties having knowledge of all relevant facts.

                          "LTV Collateral Amount" of any Aircraft for any Class of Pass Through Certificates for any Distribution Date means the lesser of (i) the LTV Ratio for such Class of Pass Through Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under the related Lease, the amount of the insurance proceeds paid or payable to the Indenture Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Trust Certificates secured by such Aircraft after giving effect to any principal payments of such Equipment Trust Certificates on or before such Distribution Date.

                          "LTV Ratio" means for the Class A Pass Through Certificates 40.0%, for the Class B Pass Through Certificates 55.0% and for the Class C Pass Through Certificates 75.0%.

INTERCREDITOR RIGHTS....  With respect to any Indenture at any given time, the
                          Indenture Trustee will be directed in taking, or refraining from taking, any action thereunder, (i) by the holders of at least a majority of the outstanding principal amount of the Equipment Trust Certificates issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Trust Certificates, the Subordination Agent will act with respect to this clause (i) in accordance with the directions of the Pass Through Trustee representing holders of Pass Through Certificates representing an undivided interest in such principal amount of Equipment Trust Certificates) so long as no Indenture Event of Default has occurred and is continuing and
                          (ii) by the Controlling Party after the occurrence and during the continuance of an Indenture Event of Default, subject to certain conditions, in exercising remedies thereunder (including acceleration of such Equipment Trust Certificates or foreclosing the lien on the Aircraft securing such Equipment Trust Certificates).

                          "Controlling Party" with respect to any Indenture means: (i) the Class A Pass Through Trustee; (ii) upon payment of Final Distributions to the holders of Class A Pass Through Certificates, the Class B Pass Through Trustee; and (iii) upon payment of Final Distributions to the holders of Class B Pass Through Certificates, the Class C Pass Through Trustee.

                          Notwithstanding the foregoing, subject to certain limitations, the Liquidity Provider will have the right to elect to become the Controlling Party at any time after 18 months after the earlier of (i) the acceleration of the Equipment Trust Certificates and
                          (ii) a Final Drawing with respect to the Liquidity Facilities, if, in the case of clause (i) or (ii) above, at the time of such election the Liquidity Obligations have not been paid in full. If there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations will have such right.

                          "Final Distributions" means, with respect to the Pass Through Certificates of any Pass Through Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Pass Through Certificates and (y) the Pool Balance of such Pass Through Certificates as of the immediately preceding Distribution Date.

                          Upon the occurrence and during the continuation of any Indenture Event of Default, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Trust Certificates issued under such Indenture to any person, subject to the provisions of the paragraph below. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement.

                          Subject to certain limitations, so long as any Pass Through Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Trust Certificates under any Indenture and (y) the bankruptcy or insolvency of the Corporation, without the consent of each Pass Through Trustee, (1) no Aircraft subject to the lien of such Indenture or such Equipment Trust Certificates may be sold, if the net proceeds from such sale will be less than the Minimum Sale Price for such Aircraft or such Equipment Trust Certificates, and (2) the amount and payment dates of rentals payable by the Corporation under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals will be less than 75% of the discounted present value of the rentals payable by the Corporation under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Trust Certificates outstanding under such Indenture as the discount rate.

                          "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Trust Certificates issued in respect of such Aircraft, at any time, the lesser of (i) 75% of the Appraised Current Market Value of such Aircraft and (ii) the aggregate outstanding principal amount of such Equipment Trust Certificates, plus accrued and unpaid interest thereon.

THE PASS THROUGH
 TRUSTEE; THE INDENTURE
 TRUSTEE; THE
 SUBORDINATION AGENT....  First Security Bank, National Association will be the
                          Pass Through Trustee for each Pass Through Trust and the Paying Agent, Authenticating Agent and Registrar for the Pass Through Certificates.

                          First Security Bank, National Association will be the Indenture Trustee under each Indenture.

                          First Security Bank, National Association will be the Subordination Agent under the Intercreditor Agreement. See "Description of the Pass Through Certificates--The Pass Through Trustee; the Indenture Trustee" and "Description of the Intercreditor Agreement--the Subordination Agent" in this Prospectus Supplement.

FEDERAL INCOME TAX
 CONSEQUENCES...........  The Pass Through Trusts will not themselves be subject to federal income tax. Accordingly, each Certificateholder must report on its federal income tax return its pro rata share of the entire income from each of the Equipment Trust Certificates and other property held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting. See "Federal Income Tax Consequences" in this Prospectus Supplement.

ERISA CONSIDERATIONS....  In general, employee benefit plans subject to Title I of ERISA or Section 4975 of the Code or entities which may be deemed to hold the assets of any such plan will be eligible to purchase the Pass Through Certificates, subject to certain conditions. See "ERISA Considerations" in this Prospectus Supplement.

                          By its acceptance of a Pass Through Certificate, each Certificateholder will be deemed to have represented and warranted that either (i) no ERISA Plan assets have been used to purchase such Pass Through Certificate or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold such Pass Through Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

                          Each ERISA Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on ERISA Plans) should consult with its legal advisor concerning an investment in any of the Pass Through Certificates.

RATING OF THE PASS
 THROUGH CERTIFICATES...  It is a condition to the issuance of the Pass Through
                          Certificates that the Pass Through Certificates be rated by Moody's and Standard & Poor's as set forth below.

                   PASS THROUGH                                                  STANDARD &
                   CERTIFICATES                MOODY'S                             POOR'S
                   ------------                -------                           ----------
                   Class A                       Aa3                                AAA
                   Class B                       A1                                  AA-
                   Class C                      Baa1                                BBB+

                          A rating is not a recommendation to purchase, hold or sell Pass Through Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See "Risk Factors" in this Prospectus Supplement.

RATING OF THE INITIAL
 LIQUIDITY PROVIDER.....  Kredietbank N.V. is rated as set forth below.


                                                                                  STANDARD &
                                            MOODY'S                                 POOR'S
                                            -------                               ----------
                 Short-term                   P-1                                    A-1+
                 Long-term                    Aa2                                    AA-

                          There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See "Risk Factors" in this Prospectus Supplement.

THRESHOLD RATING........

                                                                                  STANDARD &
                                            MOODY'S                                 POOR'S
                                            -------                               ----------
                 Short-term                   P-1                                    A-1+

                          There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See "Risk Factors" in this Prospectus Supplement.

                          FEDERAL EXPRESS CORPORATION

  The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Exchange Act of 1934, as amended, are incorporated herein by reference and made a part hereof.

  1. The Corporation's Current Report on Form 8-K dated May 12, 1997 and filed May 14, 1997.

  See "Incorporation of Certain Documents by Reference" in the Prospectus.

                                USE OF PROCEEDS

  All of the proceeds from the sale of the Pass Through Certificates will be used by the Pass Through Trustee to purchase at par all of the Equipment Trust Certificates to be issued by the related Owner Trustee for each of nine separate Owner Trusts under a separate trust indenture and security agreement between the Indenture Trustee, not in its individual capacity but solely as the indenture trustee, and the related Owner Trustee (each, an "Indenture").

  For eight of the Aircraft, the proceeds from the sale of the related Equipment Trust Certificates are expected to be used to finance a portion of the purchase price to be paid by the related Owner Trustee on behalf of the related Owner Trust (or, in certain circumstances, by the Corporation) for such Aircraft. For one Aircraft, the proceeds from the sale of the related Equipment Trust Certificates will be used by the related Owner Trustee to refinance the aggregate outstanding principal amount of the loan certificates of the related Owner Trust issued under the related Indenture as originally executed in connection with the leveraged lease transaction relating to such Aircraft. The aggregate principal amount of such original loan certificates is $61,754,680. Each such original loan certificate bears interest at a floating rate determined from time to time by reference to London interbank offered rates, the federal funds rate or the prime rate and has a maturity date of January 13, 2015. Morgan Guaranty Trust Company of New York, an affiliate of one of the Underwriters, will receive approximately $61,754,680 of the proceeds of this offering in repayment of the outstanding loan certificates. See "Underwriting" in this Prospectus Supplement.

  The aggregate principal amount of the Equipment Trust Certificates related to each Aircraft will not exceed 80% of the purchase price paid or to be paid for such Aircraft by the related Owner Trustee, and the owner participant named in the related Trust Agreement (each, an "Owner Participant") will have provided or will provide, from sources other than the related Equipment Trust Certificates, at least 20% of the purchase price paid or to be paid by the Owner Trustee for such Aircraft. The underwriting commissions and certain other expenses relating to the offering of the Pass Through Certificates will be paid ratably by the Owner Participants as set forth on the cover of this Prospectus Supplement.

  For eight Indentures, the Aircraft related thereto will not have been delivered on the date of the issuance of the related Equipment Trust Certificates. Such Aircraft are expected to be delivered between May 1997 and January 1998. For the A300F4-605R aircraft, the Corporation is obligated to cause the proceeds of the Equipment Trust Certificates issued under such Indentures to be utilized to acquire such Aircraft in all circumstances other than the failure of the manufacturer to deliver such Aircraft. Accordingly, if the related Owner Participant does not make available its portion of the purchase price for such Aircraft on the delivery date therefor or the Corporation does not enter into the related Lease on or prior to the related Cut-off Date for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft using such proceeds and its own funds and assume, on a fully recourse basis, all of the obligations of the Owner Trustee under the related Equipment Trust Certificates. If the assumption described in the preceding sentence occurs, the Equipment Trust Certificates will be "Owned Aircraft Certificates" as described in the Prospectus and the provisions applying to "Owned Aircraft" as so described will be applicable to such Aircraft.

  With respect to the three undelivered McDonnell Douglas MD-11F aircraft, if
(i) the modification of such Aircraft has not been completed and such Aircraft delivered on or prior to the related Cut-off Date, (ii) the related Owner Participant does not make available its committed portion of the purchase price for such Aircraft, or (iii) with respect to two of such Aircraft, the Corporation fails to obtain a commitment from any prospective Owner Participant, the related Equipment Trust Certificates will be prepaid in whole on or before the 15th day following the related Cut-off Date for such Aircraft. The Series C Equipment Trust Certificates relating to these two Aircraft may also be subject to prepayment in part, no later than 20 days after the date on which a prospective Owner Participant participates in the purchase of such Aircraft, in connection with any reoptimization (subject to the Mandatory Economic Terms) negotiated with such prospective Owner Participant.

                                 RISK FACTORS

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

  The appraised value of each Aircraft is based upon the lesser of the average and the median value of such Aircraft as appraised by the Appraisers (the "Appraisals"). The Appraisals are based on various assumptions and methodologies, which vary among the Appraisals. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to the summaries of the Appraisers' reports, copies of which are included in Appendix II hereto.

  Appraisals based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the related Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Trust Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Equipment Trust Certificates issued thereunder or the Pass Through Certificates. See "Description of the Aircraft and the Appraisals" in this Prospectus Supplement.

  The Equipment Trust Certificates are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Trust Certificates related to such Aircraft will not be available to cover losses, if any, on any other Equipment Trust Certificates.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

  The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Trust

Certificates to more senior Classes of Pass Through Certificates. If this occurs, the interest accruing on the remaining Equipment Trust Certificates will be less than the interest accruing on the remaining Pass Through Certificates because the Pass Through Certificates will have a greater proportion of higher interest rate junior Classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Pass Through Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Trust Certificates are eventually paid in full. See "Description of the Pass Through Certificates-- Subordination" in this Prospectus Supplement.

RATINGS OF THE PASS THROUGH CERTIFICATES

  It is a condition to the issuance of the Pass Through Certificates that the Class A Pass Through Certificates be rated "Aa3" by Moody's and "AAA" by Standard & Poor's; the Class B Pass Through Certificates be rated "A1" by Moody's and "AA-" by Standard & Poor's and the Class C Pass Through Certificates be rated "Baa1" by Moody's and "BBB+" by Standard & Poor's.

  A rating is not a recommendation to purchase, hold or sell Pass Through Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of the Corporation or the Liquidity Provider) so warrant. The rating of the Pass Through Certificates is based primarily on the default risk of the Equipment Trust Certificates, the availability of the Liquidity Facility for the holders of the Pass Through Certificates (other than the Class C Pass Through Certificates), the collateral value provided by the Aircraft and the subordination in right of payment under the Intercreditor Agreement of the Class B Pass Through Certificates to the Class A Pass Through Certificates and of the Class C Pass Through Certificates to the Class B Pass Through Certificates. The ratings address the likelihood of timely payment of interest (at the non-default rate) when due on the Pass Through Certificates and the ultimate payment of principal of the Pass Through Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of an Event of Default or an Indenture Event of Default or other circumstances (such as an Event of Loss) which may result in the payment of the outstanding principal amount of the Pass Through Certificates prior to the Final Expected Distribution Date.

  The reduction, suspension or withdrawal of the ratings of the Pass Through Certificates will not, in and of itself, constitute an Event of Default.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

  The Corporation has obtained commitments from certain companies to act as the Owner Participant with respect to the leveraged leases for seven of the Aircraft and is seeking commitments from prospective Owner Participants for two of the McDonnell Douglas MD-11F aircraft. The Corporation will hold the beneficial interest under the Trust Agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft (which date may be up to 90 days after the scheduled delivery date of the Aircraft). The Corporation will transfer to such Owner Participant on such date the Corporation's beneficial interest under the Trust Agreement. Such prospective Owner Participants may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in this Prospectus Supplement.

  Notwithstanding the foregoing, the terms of such agreements are required to
(i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, the Corporation is obligated (i) to certify to the Pass Through Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Pass Through Certificates.

  Each Owner Participant will have the right to sell, assign or otherwise transfer its interests as Owner Participant in any leveraged lease, subject to the terms and conditions of the relevant Participation Agreement and related documents.

                 DESCRIPTION OF THE PASS THROUGH CERTIFICATES

  The following description of the particular terms of the Pass Through Certificates offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Pass Through Certificates set forth in the Prospectus, reference to which is hereby made.

  The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Pass Through Agreement, the Intercreditor Agreement and to the provisions of each Series Supplement and Liquidity Facility. The Pass Through Agreement and each Series Supplement, together with the forms of the Intercreditor Agreement, the related Indentures and Liquidity Facilities and other related documents to be used in connection with the transactions described herein, will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Securities and Exchange Commission (the "Commission") in connection with this offering.

  The Pass Through Certificates offered hereby will be issued by Federal Express Corporation 1997-1 Pass Through Trust Class A, Class B and Class C, respectively, to be formed pursuant to the Pass Through Agreement and Series Supplement 1997-1-A, Series Supplement 1997-1-B or Series Supplement 1997-1-C, as the case may be, to be entered into between the Corporation and the Pass Through Trustee on the date of issuance of the related Pass Through Certificates. Each Series Supplement will contain substantially the same terms and conditions, except as described under "Subordination" below and except that the interest rate, the scheduled repayments of principal, the maturity date applicable to the Equipment Trust Certificates held in each Pass Through Trust, the aggregate principal amount of such Equipment Trust Certificates, the Premium Termination Date and the Final Expected Distribution Date applicable to each Pass Through Trust will differ.

  The Pass Through Agreement does not, and the Series Supplements, the Indentures, the Liquidity Facilities and the Intercreditor Agreement will not, include covenants that will afford Certificateholders protection in the event of a highly leveraged transaction involving the Corporation.

PAYMENTS AND DISTRIBUTIONS

  The Pass Through Certificates will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the Pass Through Trust pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include:

  (i) the Equipment Trust Certificates held in such Pass Through Trust;

  (ii) the rights of such Pass Through Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

  (iii) except for the Class C Trust, all monies receivable under the Liquidity Facility for such Pass Through Trust; and

  (iv) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust.

Each Pass Through Certificate will represent a pro rata share of the Equipment Trust Certificates held in the related Pass Through Trust and will be issued only in minimum denominations of $1,000 or any integral multiple thereof. (Pass Through Agreement, Article II; Series Supplements, Article I)

  The Pass Through Certificates will be issued pursuant to a book-entry system and will be registered in the name of Cede as the nominee of DTC. No owner of a beneficial interest in the Pass Through Certificates will be entitled to receive a certificate representing such person's interest, except as set forth in the Prospectus. Unless and until certificates are issued in certificated form under the circumstances described in the Prospectus, all references to actions by Certificateholders refer to actions taken by DTC upon instructions from DTC Participants (as defined in the Prospectus), and all references herein to distributions, notices, reports and statements to Certificateholders refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to owners of a beneficial interest in the Pass Through Certificates in accordance with DTC procedures. (Pass Through Agreement, Section 2.12) See "Description of the Pass Through Certificates-- Book-Entry Procedures" in the Prospectus.

  The Regular Distribution Dates for each Pass Through Trust are January 15 and July 15. Payments of interest on the Equipment Trust Certificates held in each Pass Through Trust are scheduled to be received by the Pass Through Trustee on each January 15 and July 15, commencing on July 15, 1997, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates, in each case subject to the Intercreditor Agreement. For each Pass Through Trust, the Equipment Trust Certificates held in such Pass Through Trust will accrue interest on the unpaid principal amount thereof at the Stated Interest Rate, which is calculated on the basis of a 360-day year consisting of twelve 30-day months.

  Payments of interest on the Pass Through Certificates to be issued by each Pass Through Trust (other than the Class C Trust) will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Pass Through Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Pass Through Trust on three successive Regular Distribution Dates. Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Pass Through Certificates will not provide for drawings to pay principal of or interest or premium on the Pass Through Certificates of any other Class. Only the holders of the Pass Through Certificates to be issued by a particular Pass Through Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Pass Through Trust. See "Description of the Liquidity Facilities" in this Prospectus Supplement.

  Payments of principal of the Equipment Trust Certificates held in each Pass Through Trust are scheduled to be received in specified amounts on January 15 or July 15, or both, of each year, commencing on January 15, 1998, in the case of each Class of Pass Through Certificates, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates, in each case subject to the Intercreditor Agreement. The record dates for the respective Regular Distribution Dates are December 31 and June 30. For each Pass Through Trust, the Equipment Trust Certificates that will be held in such Pass Through Trust and the dates for, and the corresponding amounts of, the Scheduled Payments of principal on such Equipment Trust Certificates are set forth under "Description of the Equipment Trust Certificates--General" in this Prospectus Supplement.

  Subject to the Intercreditor Agreement, Special Payments that are not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Specified Investments pending the distribution of such funds on a Special Distribution Date. See "Description of the Pass Through Certificates--Payments and Distributions" in the Prospectus.

  For each Pass Through Trust, the Special Distribution Dates will be any Business Day on which a Special Payment is to be distributed. The record date for any Special Distribution Date will be the fifteenth day preceding such Special Distribution Date.

  If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

  At such time, if ever, as the Pass Through Certificates are issued in certificated form, for each Pass Through Trust, any Scheduled Payment or Special Payment to be distributed by such Pass Through Trust will be payable at the corporate trust office of the Paying Agent in Salt Lake City, Utah, or at such other office or agency in the United States maintained for the payment of the related Pass Through Certificates. All amounts payable by the Paying Agent on behalf of the Pass Through Trustee may, however, at the option of the Paying Agent or the Pass Through Trustee, be paid by check mailed to the person entitled thereto at the address shown in the Register for the applicable Class of Pass Through Certificates. (Pass Through Agreement,
Section 5.02(d))

SUBORDINATION

  Pursuant to the Intercreditor Agreement, on each Distribution Date, so long as no Triggering Event has occurred, all payments received by the Subordination Agent will be distributed in the following order:

  (1) payment of the Liquidity Obligations;

  (2) payment of Expected Distributions to the holders of Class A Pass Through Certificates;

  (3) payment of Expected Distributions to the holders of Class B Pass Through Certificates;

  (4) payment of Expected Distributions to the holders of Class C Pass Through Certificates; and

  (5) payment of certain fees and expenses of the Subordination Agent and the Pass Through Trustee. (Intercreditor Agreement, Sections 2.4 and 3.2)

  Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Trust Certificates and certain other payments will be distributed in the following order:

  (1) to reimburse the Subordination Agent, the Pass Through Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of certain expenses;

  (2) to the Liquidity Provider in payment of Liquidity Expenses, Liquidity Obligations and, so long as no Performing Certificate Deficiency exists and no Liquidity Event of Default has occurred and is continuing, to replenish the Cash Account;

  (3) to reimburse the Subordination Agent, the Pass Through Trustee and each Certificateholder, as the case may be, for the payment of certain taxes and fees;

  (4) to pay Adjusted Expected Distributions to the holders of Class A Pass Through Certificates;

  (5) to pay Adjusted Expected Distributions to the holders of Class B Pass Through Certificates;

  (6) to pay Adjusted Expected Distributions to the holders of Class C Pass Through Certificates; and

  (7) the balance will be held in the Collection Account until the next Distribution Date or, if all Classes of Pass Through Certificates have been paid in full, will be distributed to the related Owner Trustee. (Intercreditor Agreement, Section 3.3)

  The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Trust Certificates to more senior Classes of Pass Through Certificates. If this occurs, the interest accruing on the remaining Equipment Trust Certificates will be less than the interest accruing on the remaining Pass Through Certificates because the Pass Through Certificates will have a greater proportion of higher interest rate junior classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Pass Through Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Trust Certificates are eventually paid in full.

THE PAYING AGENT, AUTHENTICATING AGENT AND REGISTRAR

  The Pass Through Trustee will be the Paying Agent, Authenticating Agent and Registrar for each Pass Through Trust and the Indenture Trustee under the Indentures.

POOL FACTORS

  Unless there has been a prepayment, purchase or default in the payment of principal and interest, in respect of one or more series of the Equipment Trust Certificates held in a Pass Through Trust, the Pool Factor with respect to each Pass Through Trust will decline in proportion to the scheduled repayment of principal on the Equipment Trust Certificates held in such Pass Through Trust as described below in "Description of Equipment Trust Certificates--General." In the event of a prepayment or default, the Pool Factor and the Pool Balance of each Pass Through Trust affected will be recomputed after giving effect thereto and notice will be sent to the Certificateholders affected.

  The "Pool Balance" for any Pass Through Trust or for the Pass Through Certificates issued by any Pass Through Trust indicates, as of any date, the original aggregate face amount of the Pass Through Certificates of such Pass Through Trust less the aggregate amount of all payments on such Pass Through Certificates other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Trust Certificates or other Trust Property held in such Pass Through Trust and the distribution thereof being made on that date.

  The "Pool Factor" for any Pass Through Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Pass Through Certificates of the related Class. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on such Equipment Trust Certificates or other Trust Property held in such Pass Through Trust and the distribution thereof being made on that date. Assuming that no prepayment or purchase, or default, in respect of any Equipment Trust Certificates has occurred, the Pool Factor for each Pass Through Trust will be 1.0000000 on the date of issuance of the Pass Through Certificates. Thereafter, the Pool Factor for each Pass Through Trust will decline as described herein to reflect reductions in the Pool Balance of such Pass Through Trust. The amount of a Certificateholder's pro rata share of the Pool Balance for such Pass Through Trust can be determined by multiplying the par value of the holder's Pass Through Certificate of such Pass Through Trust by the Pool Factor for such Pass Through Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Pass Through Trust will be mailed to Certificateholders of such Pass Through Trust on each Regular Distribution Date or Special Distribution Date.

  As of the date of issuance of the Pass Through Certificates by the Pass Through Trustee, and assuming that no prepayment or default in respect of the payment of any Equipment Trust Certificates has occurred (and assuming there will be no change in the payment terms of the Equipment Trust Certificates relating to Aircraft N583FE and N584FE), the aggregate scheduled repayments of principal of such Equipment Trust Certificates for each Pass Through Trust, and the resulting Pool Factors for such Pass Through Trusts after taking into account each such repayment, are set forth below:

                           PASS THROUGH TRUST     PASS THROUGH TRUST     PASS THROUGH TRUST
                                1997-1-A               1997-1-B               1997-1-C
                         ---------------------- ---------------------- ----------------------
                          SCHEDULED              SCHEDULED              SCHEDULED
                          PRINCIPAL              PRINCIPAL              PRINCIPAL
                         PAYMENTS ON            PAYMENTS ON            PAYMENTS ON
        REGULAR           EQUIPMENT   EXPECTED   EQUIPMENT   EXPECTED   EQUIPMENT   EXPECTED
      DISTRIBUTION          TRUST       POOL       TRUST       POOL       TRUST       POOL
          DATE           CERTIFICATES  FACTOR   CERTIFICATES  FACTOR   CERTIFICATES  FACTOR
      ------------       ------------ --------- ------------ --------- ------------ ---------
May 28, 1997............ $         0  1.0000000 $         0  1.0000000 $         0  1.0000000
July 15, 1997...........           0  1.0000000           0  1.0000000           0  1.0000000
January 15, 1998........   2,582,007  0.9916938   1,171,776  0.9898810     814,093  0.9936982
July 15, 1998...........   2,183,726  0.9846689           0  0.9898810           0  0.9936982
January 15, 1999........   3,781,639  0.9725036   1,947,506  0.9730632   3,352,943  0.9677437
July 15, 1999...........   1,824,711  0.9666336           0  0.9730632           0  0.9677437
January 15, 2000........   4,381,953  0.9525371   2,347,516  0.9527910   3,434,834  0.9411552
July 15, 2000...........   1,878,088  0.9464954           0  0.9527910           0  0.9411552
January 15, 2001........   4,755,783  0.9311963   2,347,516  0.9325189   3,891,533  0.9110314
July 15, 2001...........   1,504,258  0.9263572           0  0.9325189           0  0.9110314
January 15, 2002........   5,644,273  0.9081999   2,347,516  0.9122467   4,375,413  0.8771621
July 15, 2002...........     615,768  0.9062190           0  0.9122467           0  0.8771621
January 15, 2003........   5,510,536  0.8884919   2,075,927  0.8943199   6,726,455  0.8250937
July 15, 2003...........     749,504  0.8860808     271,589  0.8919746           0  0.8250937
January 15, 2004........   4,443,848  0.8717852   1,800,026  0.8764303   8,699,834  0.7577497
July 15, 2004...........   1,816,192  0.8659426     547,490  0.8717024           0  0.7577497
January 15, 2005........   3,997,728  0.8530821   1,518,492  0.8585893   8,888,210  0.6889475
July 15, 2005...........   2,262,318  0.8458044     829,030  0.8514302           0  0.6889475
January 15, 2006........   4,443,848  0.8315087   1,666,446  0.8370395  13,320,067  0.5858391
July 15, 2006...........   1,816,198  0.8256661     681,072  0.8311580   2,326,313  0.5678314
January 15, 2007........   4,930,209  0.8098059   3,469,888  0.8011935  23,315,227  0.3873521
July 15, 2007...........   1,329,833  0.8055279     280,600  0.7987704           0  0.3873521
January 15, 2008........   6,260,042  0.7853897   4,599,212  0.7590535   8,611,545  0.3206915
July 15, 2008...........           0  0.7853897           0  0.7590535           0  0.3206915
January 15, 2009........   6,260,042  0.7652515   9,247,657  0.6791947  10,751,443  0.2374663
July 15, 2009...........           0  0.7652515           0  0.6791947           0  0.2374663
January 15, 2010........   7,587,306  0.7408436  13,818,441  0.5598644   7,456,185  0.1797492
July 15, 2010...........           0  0.7408436           0  0.5598644           0  0.1797492
January 15, 2011........  11,187,831  0.7048530  24,124,500  0.3515354     928,493  0.1725619
July 15, 2011...........           0  0.7048530           0  0.3515354           0  0.1725619
January 15, 2012........  17,265,476  0.6493109  21,710,472  0.1640529           0  0.1725619
July 15, 2012...........           0  0.6493109           0  0.1640529           0  0.1725619
January 15, 2013........  41,565,514  0.5155969   6,077,266  0.1115722     123,763  0.1716039
July 15, 2013...........           0  0.5155969           0  0.1115722           0  0.1716039
January 15, 2014........  29,254,801  0.4214859           0  0.1115722  22,168,649  0.0000000
July 15, 2014...........      80,029  0.4212284           0  0.1115722           0  0.0000000
January 15, 2015........  48,486,399  0.2652504           0  0.1115722           0  0.0000000
July 15, 2015...........     313,361  0.2642423           0  0.1115722           0  0.0000000
January 15, 2016........  46,924,316  0.1132894     548,889  0.1068322           0  0.0000000
July 15, 2016...........     564,520  0.1114734           0  0.1068322           0  0.0000000
January 15, 2017........  33,575,713  0.0034622   2,408,507  0.0860334           0  0.0000000
July 15, 2017...........           0  0.0034622           0  0.0860334           0  0.0000000
January 15, 2018........   1,076,230  0.0000000   9,962,666  0.0000000           0  0.0000000

CERTAIN RIGHTS UPON AN INDENTURE EVENT OF DEFAULT

  Upon the occurrence of an Indenture Event of Default, the Controlling Party may direct the exercise of the remedies discussed in "Events of Default and Certain Rights Upon an Event of Default" in the Prospectus.

PURCHASE RIGHTS OF THE CERTIFICATEHOLDERS

  Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Pass Through Trustee and each other Certificateholder of the same Class, (i) the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Pass Through Certificates; and (ii) the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A and B Pass Through Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Pass Through Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Pass Through Certificates pro rata based on the interest in the Pass Through Trust held by each Certificateholder. (Pass Through Agreement,
Section 7.01(b))

PTC EVENTS OF DEFAULT

  A PTC Event of Default will occur if the Pass Through Trustee fails to pay within ten business days of the due date thereof (i) the outstanding Pool Balance of the related Class of Pass Through Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Pass Through Certificates on any distribution date (unless, in the case of the Class A and Class B Pass Through Certificates, the Subordination Agent has made an Interest Drawing in an amount sufficient to pay such interest and has distributed such amount to the Certificateholders entitled thereto). Any failure to make expected principal distributions on any Class of Pass Through Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not be a PTC Event of Default with respect to such Pass Through Certificates. (Series Supplement, Article I)

OBLIGATION TO PURCHASE EQUIPMENT TRUST CERTIFICATES

  The Corporation has obtained commitments from certain companies to act as the Owner Participant with respect to the leveraged leases for seven of the Aircraft and is seeking commitments from prospective Owner Participants for two of the McDonnell Douglas MD-11F aircraft. The Corporation will hold the beneficial interest under the Trust Agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft (which date may be up to 90 days after the scheduled delivery date of the Aircraft). The Corporation will transfer to such Owner Participant on such date the Corporation's beneficial interest under the Trust Agreement. Such prospective Owner Participants may request revisions to the Participation Agreement, the Lease, the Trust Agreement and the Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in this Prospectus Supplement. See "Risk Factors--Owner Participant; Revisions to Agreements." However, the terms of such agreements are required to (i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, the Corporation is obligated (i) to certify to the Pass Through Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Pass Through Certificates. (Participation Agreements, Sections
2.03 and 4.02(r) for Federal Express Corporation Trust Nos. N583FE and N584FE)

  The "Mandatory Economic Terms," defined in the Participation Agreement for each such Aircraft require, among other things, that:

  (i) with respect to each series of Equipment Trust Certificates issued with respect to these Aircraft the schedule of principal payments may be changed but:

    (a) the final maturity may not be extended beyond January 15, 2018 for the Series A Equipment Trust Certificates, January 15, 2018 for the Series B Equipment Trust Certificates and January 15, 2014 for the Series C Equipment Trust Certificates;

    (b) the average life may not be more than 14.5 years in the case of the Series A Equipment Trust Certificates and 13.0 years in the case of the Series B Equipment Trust Certificates and in the case of the Series C Equipment Trust Certificates may not be so great as to cause the average life of the Class C Pass Through Certificates to be more than 10.0 years (but in each case may be decreased by any amount);

    (c) the interest rate and the January 15 and July 15 payment dates may not be changed; and

    (d) the loan to aircraft value ratio on any July 15 Distribution Date shall not exceed 40.0% in the case of the Series A Equipment Trust Certificates, 55.0% in the case of the Series B Equipment Trust Certificates and 75.0% in the case of the Series C Equipment Trust Certificates.


  (ii) basic rent, stipulated loss values and termination values under the related Lease must be sufficient to pay amounts due with respect to the related Equipment Trust Certificates;

  (iii) the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance; and

  (iv) (a)the past due rate in the related Indenture and the related Lease;

    (b) the Make-Whole Premium payable under the related Indenture;

    (c) the provisions relating to the prepayment and purchase of Equipment Trust Certificates in the related Indentures;

    (d) the minimum liability insurance amount on Aircraft in the related
        Lease;

    (e) the interest rate payable with respect to stipulated loss value in the related Lease; and

    (f) the indemnification of Indenture Trustee, Subordination Agent, Liquidity Providers, Pass Through Trustee and registered holders of the Equipment Trust Certificates with respect to certain taxes and expenses, in each case, must be provided as set forth in the related Participation Agreement, Lease and Indenture, as the case may be as in effect on the date of purchase of the Equipment Trust Certificates. (Participation Agreements, Section 2.03 and Schedule VI for Federal Express Corporation Trust Nos. N583FE and N584FE)

  The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the operative agreements. In the case of the Indentures, modifications are prohibited to:

  (i) the Granting Clause of the Indentures so as to deprive the holders of a first priority security interest in the Aircraft and the Lease;

  (ii) certain provisions relating to the issuance, prepayment, purchase, payments and ranking of the Equipment Trust Certificates (including the obligation to pay Make-Whole Premium in certain circumstances);

  (iii) certain provisions regarding Indenture Events of Default, remedies relating thereto and rights of the related Owner Trustee and related Owner Participant in such circumstances;

  (iv) certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

  (v) the provision that New York law will govern the Indentures. (Participation Agreements, Section 2.03 and Schedule V for Federal Express Corporation Trust Nos. N583FE and N584FE)

  In the case of the Lease, modifications are prohibited to certain provisions regarding the obligation of the Corporation to:

  (i) pay basic rent, stipulated loss value and termination value to the Indenture Trustee;

  (ii)  furnish certain opinions with respect to a replacement airframe; and

  (iii) consent to the assignment of the related Lease by the Owner Trustee as collateral under the Indenture, as well as modifications which will either alter the provision that New York law will govern the Lease or will deprive the Indenture Trustee of rights expressly granted to it under the Leases. (Participation Agreements, Section
        2.03 and Schedule V for Federal Express Corporation Trust Nos. N583FE and N584FE)

  In the case of the Participation Agreement, modifications are prohibited to:

  (i) certain conditions to the obligations of the Pass Through Trustee to participate in the purchase price of these Aircraft by releasing the debt portion thereof from the Collateral Account, involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration;

  (ii) certain provisions regarding the obligation of the Corporation to record the Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

  (iii) certain provisions requiring the delivery of legal opinions; and

  (iv) the provision that New York law will govern the Participation Agreement. (Participation Agreements, Section 2.03 and Schedule V for Federal Express Corporation Trust Nos. N583FE and N584FE)

  In the case of all of the related operative agreements, modifications are prohibited in any material adverse respect as regards the interest of the holders, the Subordination Agent, the Liquidity Providers or the Indenture Trustee or in the definition of "Make-Whole Premium." Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, unless such action will materially adversely affect the interests of the holders, the Subordination Agent, the Liquidity Providers, the Indenture Trustee or the Certificateholders. (Participation Agreements, Section 2.03 and Schedule V for Federal Express Corporation Trust Nos. N583FE and N584FE)

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

  The following description of the particular terms of the Liquidity Facilities supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Liquidity Facilities set forth in the Prospectus, reference to which is hereby made.

  The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Liquidity Facilities and other related documents to be used in connection with the transactions described herein, the forms of which will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Commission in connection with this offering. The provisions of the Liquidity Facilities which relate to each of the Pass Through Trusts and that are summarized below are substantially the same, except where otherwise indicated.

GENERAL

  With respect to the Pass Through Certificates of each Pass Through Trust (other than the Class C Trust), the Subordination Agent will enter into a Liquidity Facility with the Liquidity Provider pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent which will be used solely to pay interest on such Pass Through Certificates when due subject to certain limitations. The Liquidity Facility for any Pass Through Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Pass Through Trust of the interest payable on the Pass Through Certificates of such Pass Through Trust at the Stated Interest Rate therefor on three consecutive Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Pass Through Trust, the Certificateholders of such Pass Through Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Kredietbank N.V., acting through its New York branch, is the initial Liquidity Provider for each of the Pass Through Trusts entitled to the benefits of a Liquidity Facility, it may be replaced by one or more other entities with respect to the Pass Through Trusts under certain circumstances; therefore, the Liquidity Providers for each Pass Through Trust may differ. There is no Liquidity Facility for the Class C Trust.

DRAWINGS

  The initial amount available under the Liquidity Facilities for the Class A Trust and the Class B Trust will be $34,971,075 and $13,062,240, respectively. Except as otherwise provided below, the Liquidity Facility for each Pass Through Trust will enable the Subordination Agent to make Interest Drawings promptly after any Regular Distribution Date to pay interest then due and payable on the Pass Through Certificates of such Pass Through Trust at the Stated Interest Rate for such Pass Through Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under such Liquidity Facility with respect to any Pass Through Trust on any Regular Distribution Date to fund any shortfall of interest on Pass Through Certificates of such Pass Through Trust will not exceed the Required Amount for such Pass Through Certificates. The Liquidity Facility for any Pass Through Trust does not provide for drawings to pay for principal of or premium on the Pass Through Certificates of such Pass Through Trust or any interest on the Pass Through Certificates of such Pass Through Trust in excess of the Stated Interest Rate for such Pass Through Trust or more than three installments of interest and does not provide for drawings to pay principal of or interest or premium on the Pass Through Certificates of any other Pass Through Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

  Each payment by the Liquidity Provider under each Liquidity Facility reduces pro tanto the amount available to be drawn under such Liquidity Facility. With respect to any Interest Drawings under a Liquidity Facility for any Pass Through Trust, upon reimbursement of the relevant Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the amount available to be drawn under such Liquidity Facility will be reinstated to the Required Amount of such Liquidity Facility. Such Liquidity Facility will not, however, be so reinstated at any time after (i)(x) a Triggering Event has occurred and is continuing and (y) less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates or
(ii) all of the Equipment Trust Certificates have been declared to be immediately due and payable or have not been paid at their final maturity. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.6(g))

  The Required Amount of the Liquidity Facilities for any Pass Through Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Pass Through Certificates of such Pass Through Trust (without regard to expected future payment of principal of such Pass Through Certificates) at the Stated Interest Rate for such Pass Through Trust. The Liquidity Provider will be paid a fee on the average amount available to be drawn under the initial Liquidity Facility until the earlier of the date when the commitment under the Liquidity Facility terminates and the date when a Downgrade Drawing, if any, is made, in an amount and on the dates specified in the Liquidity Facility. (Liquidity Facilities, Sections 2.03(b) and 2.04(a); Intercreditor Agreement, Section 3.6(j))

  If at any time the short-term unsecured debt rating of a Liquidity Provider issued by either of the Rating Agencies is lower than the Threshold Rating or, in the event such Liquidity Provider's short-term unsecured debt is not rated by either Rating Agency, the long-term unsecured debt rating of such Liquidity Provider issued by either Rating Agency is lower than the Threshold Rating, then the Liquidity Provider for such Pass Through Trust or the Subordination Agent (in consultation with the Corporation) may arrange for a Replacement Facility (as defined below). In the event that such Liquidity Facility is not replaced within 30 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to all available and undrawn amounts thereunder and will hold the proceeds in the Cash Account for such Pass Through Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(c))

  A "Replacement Facility" for any Pass Through Trust will be an irrevocable revolving credit agreement in substantially the form of the initial Liquidity Facility for such Pass Through Trust, including reinstatement provisions, or subject to certain conditions, in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Pass Through Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider). In addition, such Replacement Facility will be in a face amount equal to the Required Amount for such Pass Through Trust and issued by a person having unsecured debt ratings issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.01)

  The Liquidity Facility for each Pass Through Trust (other than the Class C Trust) provides that the Liquidity Provider's obligations will expire on the earliest of (i) 15 days later than the Final Legal Distribution Date for the Pass Through Certificates of such Pass Through Trust; (ii) the date on which the Subordination Agent certifies to the Liquidity Provider that all of the Pass Through Certificates of such Pass Through Trust have been paid in full;
(iii) the date on which the Subordination Agent certifies to the Liquidity Provider that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the date on which the Liquidity Provider makes the Final Drawing; and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Sections 1.01(a) and 2.04(b))

  The Replacement Facility, if any, may be replaced for any Pass Through Trust (other than a Replacement Facility which expires no earlier than 15 days later than the Final Legal Distribution Date) in the event that such Replacement Facility is scheduled to expire (after giving effect to any extensions of the maturity thereof) prior to the date which is 15 days later than the Final Legal Distribution Date. In the event such Replacement Facility is not replaced, the Subordination Agent will, prior to the expiration of such facility, request the Non-Extension Drawing in an amount equal to all available and undrawn amounts thereunder and hold the proceeds in the Cash Account for such Pass Through Trust as cash collateral to be used for the same purposes as cash payments of Interest Drawings under such Liquidity Facility. (Intercreditor Agreement, Section 3.6(d))

  The Subordination Agent, in consultation with the Corporation (whose recommendations the Subordination Agent will accept in the absence of a good faith reason not to), may, subject to certain limitations, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Pass Through Trust. If such Replacement Facility is provided at any time after the Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility, all obligations owed to the Liquidity Provider being replaced must be repaid. (Intercreditor Agreement, Section 3.6(e))

  The Subordination Agent will hold the proceeds of a Final Drawing made in accordance with the provisions set forth under "Liquidity Events of Default" below in the Cash Account for the related Pass Through Trusts as cash collateral to be used for the same purposes as cash payments of Interest Drawings under such Liquidity Facility. The Subordination Agent will take any action required in order to make a Final Drawing under a Liquidity Facility. (Intercreditor Agreement, Section 3.6(i))

  Drawings (other than a Final Drawing) under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider will make payment of the drawing requested in immediately available funds. Upon payment by any Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest on the related Pass Through Certificates. (Liquidity Facilities, Section 2.02(a) and (e))

REIMBURSEMENT OF DRAWINGS

  Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing at a rate equal to the applicable LIBOR rate plus 1.50% per annum or the applicable base rate plus 1.50% per annum. The Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has available funds therefor.

  The amount drawn under the Liquidity Facility for any Pass Through Trust by reason of the Downgrade Drawing (or Non-Extension Drawing in the case of a Replacement Facility) and deposited in the Cash Account will be treated as follows:

  (i) such amount will be released on any Regular Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount for such Pass Through Trust;

  (ii) any portion of such amount withdrawn from the Cash Account for such Pass Through Certificates to pay interest on such Pass Through Certificates will be treated in the same way as Interest Drawings; and

  (iii) the balance of such amount will be invested in Specified Investments.

The Downgrade Drawing under any Liquidity Facility will bear interest equal to the applicable LIBOR rate plus .275% per annum or the applicable base rate plus .275% per annum. (Liquidity Facilities, Section 3.07)

LIQUIDITY EVENTS OF DEFAULT

  Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") include: (i) the acceleration of all the Equipment Trust Certificates; and (ii) the failure to pay all of the Equipment Trust Certificates at maturity. A Liquidity Event of Default does not occur upon an automatic acceleration of the Equipment Trust Certificates as a result of certain bankruptcy or insolvency events involving the Corporation. (Liquidity Facilities, Section 1.01)

  If (i) a Liquidity Event of Default has occurred and is continuing or
(ii)(A) a Triggering Event has occurred and (B) less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates, the Liquidity Provider may, in its discretion, cause a final drawing ("Final Drawing") to be made of all available and undrawn amounts under the Liquidity Facilities. After such drawing (i) the Liquidity Provider will have no further obligation to make Drawings under the Liquidity Facility, (ii) any Drawing remaining unreimbursed will be automatically converted into a Final Drawing under such Liquidity Facility, and (iii) all amounts owing to the Liquidity Provider will automatically be accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions." (Liquidity Facilities,
Section 6.01)

  Upon the circumstances described below under "Description of the Intercreditor Agreement-- Intercreditor Rights," the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

  The Liquidity Provider will be the Belgian bank Kredietbank N.V., acting through its New York branch. Kredietbank N.V. was established in 1935. As of December 31, 1996, Kredietbank N.V. had total assets of 3,624 billion Belgian francs (approximately $105 billion). Kredietbank N.V. provides commercial, investment banking and capital market services nationally and internationally to public, corporate and banking customers and has offices in 26 countries. Kredietbank N.V. currently has long-term unsecured debt ratings of Aa2 from Moody's and AA- from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A1+ from Standard & Poor's.

  The New York branch of Kredietbank N.V. is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. It is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch. It is also subject to review and supervision by the Federal Reserve Bank.

  Kredietbank N.V. has been active in aircraft finance since the mid-1980s and has a significant portfolio of loans secured by modern commercial jet and turboprop aircraft, Kredietbank N.V. has established business relationships with most leading international airlines and aircraft manufacturing companies.

                  DESCRIPTION OF THE INTERCREDITOR AGREEMENT

  The following description of the particular terms of the Intercreditor Agreement supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Intercreditor Agreement set forth in the Prospectus, reference to which is hereby made.

  The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Intercreditor Agreement and other related documents to be used in connection with the transactions described herein, the forms of which will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Commission in connection with this offering.

INTERCREDITOR RIGHTS

  Controlling Party. With respect to any Indenture at any given time, the Indenture Trustee will be directed in taking, or refraining from taking, any action thereunder (a) by the holders of at least a majority of the outstanding principal amount of the Equipment Trust Certificates issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Trust Certificates, the Subordination Agent will act with respect to this clause (a) in accordance with the directions of the Pass Through Trustee representing holders of Pass Through Certificates representing an undivided interest in such principal amount of Equipment Trust Certificates), so long as no Indenture Event of Default has occurred and is continuing thereunder and (b) by the Controlling Party after the occurrence and during the continuance of an Indenture Event of Default, in taking, or refraining from taking, any action thereunder, including exercising remedies thereunder (including acceleration of such Equipment Trust Certificates or foreclosing the lien on the Aircraft securing such Equipment Trust Certificates). (Intercreditor Agreement, Section 2.6)

  The "Controlling Party" with respect to any Indenture will be:

  (a) the Class A Pass Through Trustee;

  (b) upon payment of Final Distributions to the holders of Class A Pass Through Certificates, the Class B Pass Through Trustee; and

  (c) upon payment of Final Distributions to the holders of Class B Pass Through Certificates, the Class C Pass Through Trustee.

Notwithstanding the foregoing, the Liquidity Provider has the right to elect to become the Controlling Party at any time after 18 months after the earlier of (i) the acceleration of the Equipment Trust Certificates under such Indenture and (ii) a Final Drawing with respect to the Liquidity Facilities, if, in the case of clause (i) or (ii) above, at the time of such election the Liquidity Obligations have not been paid in full. If there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations will have such right. For purposes of giving effect to the foregoing, the Pass Through Trustee (other than the Controlling Party) has agreed (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Pass Through Certificates) to exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6)

  Sale of Equipment Trust Certificates or Aircraft. Upon the occurrence and during the continuation of any Indenture Event of Default, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Trust Certificates issued under such Indenture to any person. Subject to certain limitations, so long as any Pass Through Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Trust Certificates under any Indenture or (y) the bankruptcy or insolvency of the Corporation, without the consent of each Pass Through Trustee, (1) no Aircraft subject to the lien of such Indenture or such Equipment Trust Certificates may be sold, if the net proceeds from such sale will be less than the Minimum Sale Price for such Aircraft or such Equipment Trust Certificates, and (2) the amount and payment dates of rentals payable by the Corporation under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals will be less than 75% of the rentals payable by the Corporation under such Lease before giving effect to such adjustment, in each case using the weighted average interest rate of the Equipment Trust Certificates outstanding under such Indenture as the discount rate. (Intercreditor Agreement, Section 4.1)

  After a Triggering Event occurs and any Equipment Trust Certificate becomes a Non-Performing Equipment Trust Certificate, the Subordination Agent will be required to obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals. If the Controlling Party reasonably objects to any LTV Appraisals, the Controlling Party has the right to obtain substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft). (Intercreditor Agreement, Section 4.1)

PRIORITY OF DISTRIBUTIONS

  So long as no Triggering Event has occurred, the payments in respect of the Equipment Trust Certificates and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

  (i) to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "Liquidity Expenses") to the Liquidity Provider;

  (ii) to pay interest accrued on the Liquidity Obligations to the Liquidity Provider;

  (iii) to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than the amounts specified in clauses (i) and (ii) above) and, if applicable, to replenish each Cash Account up to the amount of interest payable on the related Class of Pass Through Certificates at the Stated Interest Rate therefor on the next three consecutive Regular Distribution Dates (the "Required Amount");

  (iv) to pay Expected Distributions to the holders of Class A Pass Through Certificates;

  (v) to pay Expected Distributions to the holders of Class B Pass Through Certificates;

  (vi) to pay Expected Distributions to the holders of Class C Pass Through Certificates;

  (vii) to pay certain fees and expenses of the Subordination Agent and the Pass Through Trustee; and

  (viii) the balance, if any, remaining thereafter will be held in the Collection Account for later distribution, as provided in the Intercreditor Agreement. (Intercreditor Agreement, Sections 2.4 and 3.2)

  Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Trust Certificates and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

  (1) to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it in the protection of, or the realization of value of, the Equipment Trust Certificates or any Trust Property, (ii) each Pass Through Trustee for any amounts of the nature described in clause (i) above, and (iii) the Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Pass Through Trustee in respect of clause (i) above;

  (2) to the Liquidity Provider to pay all accrued and unpaid Liquidity
      Expenses;

  (3) to the Liquidity Provider to pay all accrued and unpaid interest on the Liquidity Obligations as provided in the Liquidity Facilities;

  (4) to the Liquidity Provider (i) to pay in full all Liquidity Obligations, whether or not then due (other than amounts payable pursuant to clauses
      (2) and (3) above) and (ii) if applicable, so long as (i) not less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates and (ii) no Liquidity Event of Default has occurred and is continuing, to replenish the Cash Accounts;

  (5) to reimburse or pay the Subordination Agent and Pass Through Trustee for certain taxes;

  (6) to pay Adjusted Expected Distributions to the holders of Class A Pass Through Certificates;

  (7) to pay Adjusted Expected Distributions to the holders of Class B Pass Through Certificates;

  (8) to pay Adjusted Expected Distributions to the holders of Class C Pass Through Certificates; and

  (9) the balance will be held in the Collection Account until the next Distribution Date or, if all Classes of Pass Through Certificates have been paid in full, will be distributed to the related Owner Trustee. (Intercreditor Agreement, Section 3.3)

  Interest Drawings under the related Liquidity Facility and withdrawals from the Cash Account, in each case in respect of interest on the Pass Through Certificates of any Pass Through Trust (other than the Class C Trust), will be distributed to the Pass Through Trustee of such Pass Through Trust, notwithstanding the priority of distributions to the Pass Through Trustee for such Pass Through Trust, or the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Account for any Pass Through Trust which are in excess of the Required Amount for such Pass Through Trust and all investment earnings on such amounts on deposit in the Cash Account will be paid to the Liquidity Provider. (Intercreditor Agreement, Section 3.6)

VOTING OF EQUIPMENT TRUST CERTIFICATES

  In the event that the Subordination Agent, as the registered holder of any Equipment Trust Certificate, receives a request for its consent to any amendment, modification or waiver under such Equipment Trust Certificate, the related Indenture, Lease, Participation Agreement or other related document, if no Indenture Event of Default with respect thereto has occurred and is continuing, the Subordination Agent will request instructions for each Series of Equipment Trust Certificates from the Pass Through Trustee of the Pass Through Trust which holds such Series of Equipment Trust Certificates. The Pass Through Trustee in turn will request directions from Certificateholders of such Pass Through Trust, however, the Pass Through Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or an Event of Default has occurred and is continuing under the Pass Through Agreement of such Pass Through Trust. If any Indenture Event of Default has occurred and is continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1 (b))

THE SUBORDINATION AGENT

  First Security Bank, National Association will be the Subordination Agent under the Intercreditor Agreement. The Corporation and its affiliates are not restricted from entering into banking and trustee relationships with First Security Bank, National Association and its affiliates.

  The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed. The Liquidity Provider or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent will not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

  The Aircraft consist of four McDonnell Douglas MD-11F and five Airbus A300F4-605R, including the Engines relating thereto, leased, or to be leased, by the related Owner Trustee to the Corporation pursuant to one of nine separate Leases or owned by the Corporation in the circumstances described herein.

THE APPRAISALS

  The table below sets forth the appraised values and certain additional information regarding the Aircraft.

AIRCRAFT                           DELIVERY DATE OR             APPRAISED VALUE
  TAIL                             EXPECTED DELIVERY --------------------------------------
 NUMBER       AIRCRAFT TYPE(3)        DATE(1)(2)         AISI         SH&E         MBA
--------  ------------------------ -----------------     ----     ------------ ------------
N670FE    Airbus A300F4-605R       June 1997         $ 84,000,000 $ 83,500,000 $ 82,640,000
N671FE    Airbus A300F4-605R       June 1997           84,000,000   83,500,000   82,640,000
N672FE    Airbus A300F4-605R       August 1997         84,000,000   83,500,000   82,805,000
N673FE    Airbus A300F4-605R       September 1997      84,000,000   83,500,000   82,870,000
N674FE    Airbus A300F4-605R       September 1997      84,000,000   83,500,000   82,870,000
N581FE    McDonnell Douglas MD-11F May 1997            94,200,000   80,600,000   92,365,000
N583FE    McDonnell Douglas MD-11F September 1997      94,200,000   80,600,000   92,090,000
N584FE    McDonnell Douglas MD-11F January 1998        98,700,000   86,900,000   95,000,000
N587FE    McDonnell Douglas MD-11F December 1996       98,700,000   88,100,000   94,735,000
                                                     ------------ ------------ ------------
                                                     $805,800,000 $753,700,000 $788,015,000
                                                     ============ ============ ============

--------
(1) Reflects the scheduled delivery month under the Corporation's purchase agreement and modification agreement with the respective manufacturer. The actual delivery date for any Aircraft may be subject to delay.

(2) The McDonnell Douglas MD-11F aircraft were originally delivered new to American Airlines in May 1991, April 1991, April 1992 and March 1992, respectively.

(3) Each Airbus A300F4-605R has two General Electric CF6-80C2-A5F engines and each McDonnell Douglas MD-11F has three General Electric CF6-80C2-D1F engines.

  The appraised values set forth in the above table were determined by the following three independent aircraft appraisal and consulting firms: AISI, SH&E and MBA. Each Appraiser was asked to provide its opinion as to the appraised value of each Aircraft as of April 24, 1997, April 24, 1997 and April 23, 1997, respectively, and projected as of the scheduled delivery date of each such Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective Appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the Appraisals, reference is hereby made to such summaries.

  An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Trust Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Equipment Trust Certificates issued thereunder or the Pass Through Certificates. See "Risk Factors" in this Prospectus Supplement.

                DESCRIPTION OF THE EQUIPMENT TRUST CERTIFICATES

  The following description of the particular terms of the Equipment Trust Certificates supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Equipment Trust Certificates set forth in the Prospectus, reference to which is hereby made.

  The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Indentures, the Equipment Trust Certificates, the Leases, the Participation Agreements, the Trust Agreements and other related documents to be used in connection with the transactions described herein, the forms of which will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Commission in connection with this offering. The provisions of the Indentures, the Equipment Trust Certificates, the Leases and the Participation Agreements which relate to each of the Aircraft and that are summarized below are substantially the same, except where otherwise indicated.

GENERAL

  The Equipment Trust Certificates will be nonrecourse obligations of the related Owner Trustee, in each case acting for the Owner Trust for the benefit of the related Owner Participant (or the Corporation, in the case of the Equipment Trust Certificates issued in respect of the A300F4-605R aircraft, if the Corporation is required to purchase such Aircraft as described herein), and will be authenticated under an Indenture by the Indenture Trustee. Although the Equipment Trust Certificates will not be obligations of, or guaranteed by, the Corporation, except as described above, the amounts payable by the Corporation under the Lease for each Aircraft and any amounts payable by the Corporation while the proceeds of the sale of the related Equipment Trust Certificates are held in the related Collateral Account (together with the amounts in the related Collateral Account) will be sufficient to pay in full when due all principal of and interest and any premium on the related Equipment Trust Certificates.

  For each of the Owner Trusts, three Equipment Trust Certificates, each of which will have a different interest rate, maturity date and schedule of principal payments, will be issued under the related Indenture. The aggregate principal amounts of the Equipment Trust Certificates to be issued with respect to each Owner Trust, as such Equipment Trust Certificates will be held in each of the Pass Through Trusts, are as follows:

                            PASS THROUGH PASS THROUGH PASS THROUGH
                            TRUST CLASS  TRUST CLASS  TRUST CLASS
                              A 7.50%      B 7.52%      C 7.65%
                             EQUIPMENT    EQUIPMENT    EQUIPMENT
                               TRUST        TRUST        TRUST      TOTAL PER
   AIRCRAFT DESIGNATION     CERTIFICATES CERTIFICATES CERTIFICATES   AIRCRAFT
--------------------------- ------------ ------------ ------------ ------------
1. Federal Express
 Corporation............... $ 33,352,000 $ 12,507,000 $ 16,533,000 $ 62,392,000
 Trust No. N670FE
2. Federal Express
 Corporation...............   33,352,000   12,507,000   16,458,000   62,317,000
 Trust No. N671FE
3. Federal Express
 Corporation...............   33,374,000   12,515,000   16,095,000   61,984,000
 Trust No. N672FE
4. Federal Express
 Corporation...............   33,382,000   12,408,000   16,023,000   61,813,000
 Trust No. N673FE
5. Federal Express
 Corporation...............   33,382,000   12,430,000   16,023,000   61,835,000
 Trust No. N674FE
6. Federal Express
 Corporation...............   35,615,000   13,210,000   13,008,000   61,833,000
 Trust No. N581FE
7. Federal Express
 Corporation...............   34,220,000   12,811,000   13,988,000   61,019,000
 Trust No. N583FE(1)
8. Federal Express
 Corporation...............   36,665,000   13,616,000   10,611,000   60,892,000
 Trust No. N584FE(1)
9. Federal Express
 Corporation...............   37,512,000   13,796,000   10,446,000   61,754,000
                            ------------ ------------ ------------ ------------
 Trust No. N587FE
  Total.................... $310,854,000 $115,800,000 $129,185,000 $555,839,000
                            ============ ============ ============ ============

-------
(1) The Series C Equipment Trust Certificates related to these Aircraft may be prepaid in part no later than 20 days after the date on which a prospective Owner Participant participates in the purchase of such Aircraft.

  For each Pass Through Trust, the Equipment Trust Certificates held in such Pass Through Trust will accrue interest on the unpaid principal amount thereof at the rate per annum set forth on the cover of this Prospectus Supplement applicable to the related Pass Through Certificates, which will be payable to the Pass Through Trustee on each January 15 and July 15, commencing on July 15, 1997, in each case subject to the Intercreditor Agreement. Interest on the Equipment Trust Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For any Equipment Trust Certificate, any overdue payment of principal, interest or any other amount payable thereon will accrue interest from the due date for such amount to the date such amount is paid in full at a rate per annum equal to 2% plus the interest rate otherwise applicable to such Equipment Trust Certificate. (Indentures, Section 2.04)

  Each Pass Through Trust will hold Equipment Trust Certificates upon which principal is payable through mandatory sinking fund redemptions on January 15 or July 15, or both, of each year, commencing on January 15, 1998 in the case of each series of Equipment Trust Certificates, according to the schedule of principal amounts to be redeemed on each sinking fund redemption date set forth below and in each case subject to the Intercreditor Agreement. The schedules set forth below for the Equipment Trust Certificates for Aircraft N583FE and N584FE are subject to adjustment in compliance with the Mandatory Economic Terms.

                          PASS THROUGH TRUST, 1997-1-A
                       7.50% EQUIPMENT TRUST CERTIFICATES

       REGULAR
    DISTRIBUTION
        DATE            N670FE     N671FE     N672FE     N673FE     N674FE     N581FE     N583FE     N584FE     N587FE
    ------------      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
January 15, 1998..... $  292,850 $  251,178 $  192,704 $  237,020 $  178,525 $  705,440 $        0 $        0 $  724,290
July 15, 1998........    374,190    415,862    474,776    429,968    488,462          0          0          0        468
January 15, 1999.....    155,254    131,798    350,565    469,348    405,194    712,440     58,080    748,200    750,760
July 15, 1999........    511,786    535,242    316,915    198,307    262,461          0          0          0          0
January 15, 2000.....    149,287    121,651    339,643    456,622    391,578    712,440    711,706    748,266    750,760
July 15, 2000........    517,753    545,389    327,837    211,033    276,076          0          0          0          0
January 15, 2001.....    245,388    213,402    408,040    515,875    449,906    712,440    711,706    748,266    750,760
July 15, 2001........    421,652    453,638    259,440    151,779    217,749          0          0          0          0
January 15, 2002.....    447,707    411,194    581,596    667,654    612,950    712,440    711,706    748,266    750,760
July 15, 2002........    219,333    255,846     85,884          0     54,705          0          0          0          0
January 15, 2003.....    667,040    667,040    667,480    667,654    667,654    712,440    710,468          0    750,760
July 15, 2003........          0          0          0          0          0          0      1,238    748,266          0
January 15, 2004.....    667,040    667,040    667,480    667,654    667,654    356,220          0          0    750,760
July 15, 2004........          0          0          0          0          0    356,220    711,706    748,266          0
January 15, 2005.....    667,040    667,040    667,480    667,654    667,654    660,860          0          0          0
July 15, 2005........          0          0          0          0          0     51,580    711,710    748,266    750,762
January 15, 2006.....    667,040    667,040    667,480    667,654    667,654    356,220          0          0    750,760
July 15, 2006........          0          0          0          0          0    356,220    711,707    748,271          0
January 15, 2007.....    667,040    667,040    667,480    403,118    350,625    712,440    711,706          0    750,760
July 15, 2007........          0          0          0    264,537    317,030          0          0    748,266          0
January 15, 2008.....    667,040    667,040    667,480    667,654    667,654    712,440    711,707    748,267    750,760
July 15, 2008........          0          0          0          0          0          0          0          0          0
January 15, 2009.....    667,040    667,040    667,480    667,654    667,754    712,440    711,707    748,267    750,760
July 15, 2009........          0          0          0          0          0          0          0          0          0
January 15, 2010.....    667,040    667,040    667,480    667,654    667,654    712,440    711,706    748,266  2,078,026
July 15, 2010........          0          0          0          0          0          0          0          0          0
January 15, 2011.....    667,040    667,040    667,480    667,654    667,654    712,440    711,706    748,267  5,678,550
July 15, 2011........          0          0          0          0          0          0          0          0          0
January 15, 2012.....    667,040    667,040    667,480    667,654    667,654    712,440  3,979,330  3,115,804  6,121,034
July 15, 2012........          0          0          0          0          0          0          0          0          0
January 15, 2013.....  2,910,012  3,511,558  3,890,457  4,216,042  4,556,464  4,852,281  5,672,274  5,358,428  6,597,998
July 15, 2013........          0          0          0          0          0          0          0          0          0
January 15, 2014.....  1,987,488  1,240,715    754,478    352,513          0  5,917,242  6,114,269  5,775,968  7,112,128
July 15, 2014........          0          0          0          0          0     80,029          0          0          0
January 15, 2015.....  5,780,164  5,752,472  5,701,038  5,685,189  5,667,502  6,142,140  6,590,706  6,226,044    941,144
July 15, 2015........          0          0          0          0          0    313,361          0          0          0
January 15, 2016.....  6,230,567  6,200,717  6,145,275  6,128,191  6,109,126  6,384,222  3,264,862  6,461,356          0
July 15, 2016........          0          0          0          0          0    564,520          0          0          0
January 15, 2017.....  6,438,169  6,640,938  6,624,128  6,605,712  6,585,161    681,605          0          0          0
January 15, 2018.....          0          0    246,424    380,206    449,600          0          0          0          0

                          PASS THROUGH TRUST, 1997-1-B
                       7.52% EQUIPMENT TRUST CERTIFICATES

       REGULAR
    DISTRIBUTION
        DATE            N670FE     N671FE     N672FE     N673FE     N674FE     N581FE     N583FE     N584FE     N587FE
    ------------      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
January 15, 1998..... $  250,140 $  250,140 $  250,055 $  139,870 $  161,870 $  118,915 $        0 $        0 $      786
January 15, 1999.....    250,140    250,140    250,305    250,371    250,371    267,165        280    147,200    281,534
January 15, 2000.....    250,140    250,140    250,305    250,371    250,371    267,165    266,890    280,600    281,534
January 15, 2001.....    250,140    250,140    250,305    250,371    250,371    267,165    266,890    280,600    281,534
January 15, 2002.....    250,140    250,140    250,305    250,371    250,371    267,165    266,890    280,600    281,534
January 15, 2003.....    250,140    250,140    250,305    250,371    250,371    267,165    266,890      9,011    281,534
July 15, 2003........          0          0          0          0          0          0          0    271,589          0
January 15, 2004.....    250,140    250,140    250,305    250,371    250,371    267,165          0          0    281,534
July 15, 2004........          0          0          0          0          0          0    266,890    280,600          0
January 15, 2005.....    250,140    250,140    250,305    250,371    250,371    267,165          0          0          0
July 15, 2005........          0          0          0          0          0          0    266,890    280,600    281,540
January 15, 2006.....    250,140    250,140    250,305    250,371    250,371    133,583          0          0    281,536
July 15, 2006........          0          0          0          0          0    133,582    266,890    280,600          0
January 15, 2007.....    250,140    250,140    250,305    250,371    250,371    267,165    266,890          0  1,684,506
July 15, 2007........          0          0          0          0          0          0          0    280,600          0
January 15, 2008.....    250,140    250,140    250,305    250,371    250,371    267,165    266,890    280,600  2,533,230
January 15, 2009.....    250,140    250,140    250,305    250,371    250,371  1,339,061    841,573  1,680,218  4,135,478
January 15, 2010.....    250,140    250,140    336,300    683,379  1,026,373  2,158,388  3,815,854  2,108,147  3,189,720
January 15, 2011.....  2,179,510  2,755,586  2,884,537  2,868,958  2,862,630  3,441,339  4,169,481  2,962,459          0
January 15, 2012.....  3,178,951  3,067,959  3,168,600  3,243,783  3,146,944  2,766,370  1,282,776  1,855,089          0
January 15, 2013.....  2,059,773  1,433,450  1,009,716    669,984    190,066    714,277          0          0          0
January 15, 2016.....          0          0          0          0          0          0    299,026    249,863          0
January 15, 2017.....    277,926     42,957          0          0          0          0          0  2,087,624          0
January 15, 2018.....  1,559,020  1,955,228  2,112,437  2,047,945  2,288,036          0          0          0          0

                          PASS THROUGH TRUST, 1997-1-C
                       7.65% EQUIPMENT TRUST CERTIFICATES

       REGULAR
    DISTRIBUTION
        DATE            N670FE     N671FE     N672FE     N673FE     N674FE     N581FE     N583FE     N584FE     N587FE
    ------------      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
January 15, 1998..... $  190,520 $  115,520 $        0 $        0 $        0 $      612 $  404,461 $  102,980 $        0
January 15, 1999.....    333,520    333,520     75,480          0          0    422,853  1,238,436    404,926    544,208
January 15, 2000.....    333,520    333,520    333,740    333,147    333,147    487,095    364,600    316,709    599,356
January 15, 2001.....    333,520    333,520    333,740    333,827    333,827    601,601    470,480    422,760    728,258
January 15, 2002.....    333,520    333,520    333,740    346,056    333,827    721,202    579,879    532,275    861,394
January 15, 2003.....    427,042    385,819    530,847    606,354    551,201    850,280    699,282  1,670,428  1,005,202
January 15, 2004.....    757,173    754,137    721,692    708,573    709,532  1,345,453  1,802,545    740,723  1,160,006
January 15, 2005.....    865,719    859,087    839,540    833,112    829,238    818,083    917,977    957,930  1,967,524
January 15, 2006.....    835,803    829,358    808,994    802,110    798,676  1,767,096  3,200,096    998,524  3,279,410
July 15, 2006........          0          0          0          0          0          0          0  2,326,313          0
January 15, 2007.....  3,783,765  3,774,211  3,739,396  3,718,121  3,713,379  2,965,098    687,252    633,363    300,642
January 15, 2008.....    676,225    670,131    652,598    648,079    645,550  2,280,789  1,985,262  1,052,911          0
January 15, 2009.....  1,788,770  1,727,695  1,528,250  1,454,348  1,415,654    747,838  1,637,730    451,158          0
January 15, 2010.....  1,742,978  1,745,042  1,665,821  1,321,136    981,208          0          0          0          0
January 15, 2011.....    758,530    169,963          0          0          0          0          0          0          0
January 15, 2013.....          0          0          0          0    123,763          0          0          0          0
January 15, 2014.....  3,372,395  4,092,957  4,531,162  4,918,137  5,253,998          0          0          0          0

  The mandatory sinking fund redemptions will retire the full principal amount of the Equipment Trust Certificates issued under each Indenture. (Indentures, Section 6.06)

  If any amount payable under any Equipment Trust Certificate or the related Indenture falls due on a day that is not a Business Day, then such amount will be paid on the next succeeding Business Day without additional interest. (Indentures, Section 3.01)

SUBORDINATION

  Series B Equipment Trust Certificates issued in respect of any Aircraft will be subordinated in right of payment to Series A Equipment Trust Certificates issued in respect of such Aircraft. Series C Equipment Trust Certificates issued in respect of any Aircraft will be subordinated in right of payment to Series A and B Equipment Trust Certificates issued in respect of such Aircraft. On each distribution date, payments of interest and principal due on Series A Equipment Trust Certificates issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Trust Certificates issued in respect of such Aircraft. Payments of interest and principal due on Series B Equipment Trust Certificates will be made prior to payments of interest and principal due on Series C Equipment Trust Certificates issued in respect of such Aircraft. (Indentures, Section 2.17)

LOAN TO VALUE RATIOS OF EQUIPMENT TRUST CERTIFICATES

  The following table sets forth loan to Aircraft value ratios for the Equipment Trust Certificates issued in respect of each Aircraft as of the dates specified and was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Trust Certificates determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Trust Certificates. The tables set forth below for the Equipment Trust Certificates relating to Aircraft N583FE and N584FE are subject to adjustment in compliance with the Mandatory Economic Terms.

  This table is based on the assumption that the value of each Aircraft included in the Assumed Aircraft Value opposite the initial Regular Distribution Date included in the table depreciates by 2% per year until the fifteenth year after the delivery of such Aircraft, by 3% per year thereafter until the twentieth year after the year of such delivery and by 4% per year thereafter. In the case of the McDonnell Douglas MD-11F aircraft, such periods are measured from the delivery date to the Corporation after modification rather than the original delivery date of the Aircraft to American Airlines. Other rates or methods of depreciation may result in materially different loan-to-value ratios. No assurance can be given that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or as to the actual future value of any Aircraft. The information in this table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions. The schedules set forth below for Aircraft N583FE and N584FE are subject to adjustment in compliance with the Mandatory Economic Terms.

                                  N670FE                       N671FE
                        ---------------------------  ---------------------------
                         EQUIPMENT                    EQUIPMENT
                           TRUST                        TRUST
                        CERTIFICATE                  CERTIFICATE
                        OUTSTANDING  ASSUMED  LOAN   OUTSTANDING  ASSUMED  LOAN
                          BALANCE   AIRCRAFT   TO      BALANCE   AIRCRAFT   TO
                            (IN     VALUE (IN VALUE     (IN      VALUE (IN VALUE
         DATE            MILLIONS)  MILLIONS) RATIO   MILLIONS)  MILLIONS) RATIO
         ----           ----------- --------- -----  ----------- --------- -----
May 28, 1997...........   $62.39     $83.38   74.8%    $62.32     $83.38   74.7%
July 15, 1998..........    61.28      81.71   75.0      61.28      81.71   75.0
July 15, 1999..........    60.03      80.04   75.0      60.03      80.04   75.0
July 15, 2000..........    58.78      78.38   75.0      58.78      78.38   75.0
July 15, 2001..........    57.53      76.71   75.0      57.53      76.71   75.0
July 15, 2002..........    56.28      75.04   75.0      56.28      75.04   75.0
July 15, 2003..........    54.94      73.37   74.9      54.98      73.37   74.9
July 15, 2004..........    53.26      71.71   74.3      53.31      71.71   74.3
July 15, 2005..........    51.48      70.04   73.5      51.53      70.04   73.6
July 15, 2006..........    49.73      68.37   72.7      49.78      68.37   72.8
July 15, 2007..........    45.03      66.70   67.5      45.09      66.70   67.6
July 15, 2008..........    43.43      65.04   66.8      43.51      65.04   66.9
July 15, 2009..........    40.73      63.37   64.3      40.86      63.37   64.5
July 15, 2010..........    38.07      61.70   61.7      38.20      61.70   61.9
July 15, 2011..........    34.46      60.03   57.4      34.61      60.03   57.6
July 15, 2012..........    30.62      58.37   52.5      30.87      58.37   52.9
July 15, 2013..........    25.65      55.86   45.9      25.93      55.86   46.4
July 15, 2014..........    20.29      53.36   38.0      20.59      53.36   38.6
July 15, 2015..........    14.51      50.86   28.5      14.84      50.86   29.2
July 15, 2016..........     8.28      48.36   17.1       8.64      48.36   17.9
July 15, 2017..........     1.56      45.86    3.4       1.96      45.86    4.3
July 15, 2018..........     0.00       0.00     NA       0.00       0.00     NA

                                  N672FE                       N673FE
                        ---------------------------  ---------------------------
                         EQUIPMENT                    EQUIPMENT
                           TRUST                        TRUST
                        CERTIFICATE                  CERTIFICATE
                        OUTSTANDING  ASSUMED  LOAN   OUTSTANDING  ASSUMED  LOAN
                          BALANCE   AIRCRAFT   TO      BALANCE   AIRCRAFT   TO
                            (IN     VALUE (IN VALUE      (IN     VALUE (IN VALUE
         DATE            MILLIONS)  MILLIONS) RATIO   MILLIONS)  MILLIONS) RATIO
         ----           ----------- --------- -----  ----------- --------- -----
May 28, 1997...........   $61.98     $83.44   74.3%    $61.81     $83.46   74.1%
July 15, 1998..........    61.07      81.77   74.7      61.01      81.79   74.6
July 15, 1999..........    60.07      80.10   75.0      60.09      80.12   75.0
July 15, 2000..........    58.82      78.43   75.0      58.84      78.45   75.0
July 15, 2001..........    57.57      76.76   75.0      57.59      76.78   75.0
July 15, 2002..........    56.32      75.09   75.0      56.32      75.11   75.0
July 15, 2003..........    54.87      73.42   74.7      54.80      73.44   74.6
July 15, 2004..........    53.23      71.75   74.2      53.17      71.77   74.1
July 15, 2005..........    51.47      70.09   73.4      51.42      70.10   73.3
July 15, 2006..........    49.75      68.42   72.7      49.70      68.43   72.6
July 15, 2007..........    45.09      66.75   67.6      45.06      66.77   67.5
July 15, 2008..........    43.52      65.08   66.9      43.50      65.10   66.8
July 15, 2009..........    41.07      63.41   64.8      41.12      63.43   64.8
July 15, 2010..........    38.40      61.74   62.2      38.45      61.76   62.3
July 15, 2011..........    34.85      60.07   58.0      34.92      60.09   58.1
July 15, 2012..........    31.02      58.40   53.1      31.00      58.42   53.1
July 15, 2013..........    26.11      55.90   46.7      26.12      55.92   46.7
July 15, 2014..........    20.83      53.40   39.0      20.85      53.41   39.0
July 15, 2015..........    15.13      50.90   29.7      15.16      50.91   29.8
July 15, 2016..........     8.98      48.39   18.6       9.03      48.40   18.7
July 15, 2017..........     2.36      45.89    5.1       2.43      45.90    5.3
July 15, 2018..........     0.00       0.00     NA       0.00       0.00     NA
                                  N674FE                       N581FE
                        ---------------------------  ---------------------------
                         EQUIPMENT                    EQUIPMENT
                           TRUST                        TRUST
                        CERTIFICATE                  CERTIFICATE
                        OUTSTANDING  ASSUMED  LOAN   OUTSTANDING  ASSUMED  LOAN
                          BALANCE   AIRCRAFT   TO      BALANCE   AIRCRAFT   TO
                            (IN     VALUE (IN VALUE      (IN     VALUE (IN VALUE
         DATE            MILLIONS)  MILLIONS) RATIO   MILLIONS)  MILLIONS) RATIO
         ----           ----------- --------- -----  ----------- --------- -----
May 28, 1997...........   $61.84     $83.46   74.1%    $61.83     $89.06   69.4%
July 15, 1998..........    61.01      81.79   74.6      61.01      87.27   69.9
July 15, 1999..........    60.09      80.12   75.0      59.61      85.49   69.7
July 15, 2000..........    58.84      78.45   75.0      58.14      83.71   69.5
July 15, 2001..........    57.59      76.78   75.0      56.56      81.93   69.0
July 15, 2002..........    56.33      75.11   75.0      54.86      80.15   68.4
July 15, 2003..........    54.86      73.44   74.7      53.03      78.37   67.7
July 15, 2004..........    53.24      71.77   74.2      50.70      76.59   66.2
July 15, 2005..........    51.49      70.10   73.4      48.90      74.81   65.4
July 15, 2006..........    49.77      68.43   72.7      46.16      73.03   63.2
July 15, 2007..........    45.14      66.77   67.6      42.21      71.24   59.3
July 15, 2008..........    43.58      65.10   66.9      38.95      69.46   56.1
July 15, 2009..........    41.24      63.43   65.0      36.15      67.68   53.4
July 15, 2010..........    38.57      61.76   62.5      33.28      65.90   50.5
July 15, 2011..........    35.04      60.09   58.3      29.13      64.12   45.4
July 15, 2012..........    31.22      58.42   53.4      25.65      62.34   41.1
July 15, 2013..........    26.35      55.92   47.1      20.08      59.67   33.7
July 15, 2014..........    21.10      53.41   39.5      14.09      57.00   24.7
July 15, 2015..........    15.43      50.91   30.3       7.63      54.32   14.0
July 15, 2016..........     9.32      48.40   19.3       0.68      51.65    1.3
July 15, 2017..........     2.74      45.90    6.0       0.00       0.00     NA
July 15, 2018..........     0.00       0.00     NA       0.00       0.00     NA

                                  N583FE                       N584FE
                        ---------------------------  ---------------------------
                         EQUIPMENT                    EQUIPMENT
                           TRUST                        TRUST
                        CERTIFICATE                  CERTIFICATE
                        OUTSTANDING  ASSUMED  LOAN   OUTSTANDING  ASSUMED  LOAN
                          BALANCE   AIRCRAFT   TO      BALANCE   AIRCRAFT   TO
                            (IN     VALUE (IN VALUE      (IN     VALUE (IN VALUE
         DATE            MILLIONS)  MILLIONS) RATIO   MILLIONS)  MILLIONS) RATIO
         ----           ----------- --------- -----  ----------- --------- -----
May 28, 1997...........   $61.02     $88.96   68.6%    $60.89     $93.53   65.1%
July 15, 1997..........    61.02      88.96   68.6      60.89      93.53   65.1
July 15, 1998..........    60.61      87.18   69.5      60.79      91.66   66.3
July 15, 1999..........    59.32      85.40   69.5      59.49      89.79   66.3
July 15, 2000..........    57.97      83.63   69.3      58.14      87.92   66.1
July 15, 2001..........    56.53      81.85   69.1      56.69      86.05   65.9
July 15, 2002..........    54.97      80.07   68.7      55.13      84.18   65.5
July 15, 2003..........    53.29      78.29   68.1      52.43      82.31   63.7
July 15, 2004..........    50.51      76.51   66.0      50.66      80.44   63.0
July 15, 2005..........    48.61      74.73   65.1      48.67      78.57   62.0
July 15, 2006..........    44.43      72.95   60.9      44.32      76.70   57.8
July 15, 2007..........    42.77      71.17   60.1      42.66      74.83   57.0
July 15, 2008..........    39.80      69.39   57.4      40.58      72.96   55.6
July 15, 2009..........    36.61      67.61   54.2      37.70      71.09   53.0
July 15, 2010..........    32.08      65.83   48.7      34.84      69.21   50.3
July 15, 2011..........    27.20      64.05   42.5      31.13      67.34   46.2
July 15, 2012..........    21.94      62.27   35.2      26.16      65.47   40.0
July 15, 2013..........    16.27      59.61   27.3      20.80      62.67   33.2
July 15, 2014..........    10.15      56.94   17.8      15.02      59.86   25.1
July 15, 2015..........     3.56      54.27    6.6       8.80      57.06   15.4
July 15, 2016..........     0.00       0.00     NA       2.09      54.25    3.8
July 15, 2017..........     0.00       0.00     NA       0.00       0.00     NA
July 15, 2018..........     0.00       0.00     NA       0.00       0.00     NA
                                  N587FE
                        ---------------------------
                         EQUIPMENT
                           TRUST
                        CERTIFICATE
                        OUTSTANDING  ASSUMED  LOAN
                          BALANCE   AIRCRAFT   TO
                            (IN     VALUE (IN VALUE
         DATE            MILLIONS)  MILLIONS) RATIO
         ----           ----------- --------- -----
May 28, 1997...........   $61.75     $93.85   65.8%
July 15, 1997..........    61.75      93.85   65.8
July 15, 1998..........    61.03      91.97   66.4
July 15, 1999..........    59.45      90.09   66.0
July 15, 2000..........    57.82      88.21   65.5
July 15, 2001..........    56.06      86.34   64.9
July 15, 2002..........    54.17      84.46   64.1
July 15, 2003..........    52.13      82.58   63.1
July 15, 2004..........    49.94      80.71   61.9
July 15, 2005..........    46.94      78.83   59.5
July 15, 2006..........    42.62      76.95   55.4
July 15, 2007..........    39.89      75.08   53.1
July 15, 2008..........    36.60      73.20   50.0
July 15, 2009..........    31.72      71.32   44.5
July 15, 2010..........    26.45      69.45   38.1
July 15, 2011..........    20.77      67.57   30.7
July 15, 2012..........    14.65      64.75   22.6
July 15, 2013..........     8.05      61.94   13.0
July 15, 2014..........     0.94      59.12    1.6
July 15, 2015..........     0.00       0.00     NA
July 15, 2016..........     0.00       0.00     NA
July 15, 2017..........     0.00       0.00     NA
July 15, 2018..........     0.00       0.00     NA

PREFUNDING PERIOD

  During the period between the date of issuance of the related Equipment Trust Certificates and the delivery date of eight aircraft, the related Equipment Trust Certificates will not be secured by such Aircraft or the related Lease, but will be secured by the related Collateral Account. Pursuant to the related Indentures, the Owner Trustee will deposit the proceeds from the sale of the related Equipment Trust Certificates into the related Collateral Account for the benefit of the Indenture Trustee. Funds deposited in each Collateral Account will be invested in Specified Investments. (Participation Agreements, Section 17.02 for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE, N674FE, N581FE, N583FE and N584FE)

  The Corporation will pay to the Indenture Trustee any losses on the Specified Investments and any earnings on such Collateral Account will be paid to the Corporation on the related delivery date. The Corporation will pay (i) interest due on the related Equipment Trust Certificates on each Regular Distribution Date during the related Prefunding Period and (ii) interest due on the first Regular Distribution Date after the related delivery date for the period from the preceding Regular Distribution Date (or, if none, the date of issuance of the Equipment Trust Certificates) to the related delivery date. (Participation Agreements, Section 17.02 for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE, N674FE, N581FE, N583FE and N584FE)

  On the delivery date of the A300F4-605R aircraft, upon satisfaction or waiver of the conditions to the Indenture Trustee's release of amounts in the related Collateral Account, the Indenture Trustee will release such amounts. Such amounts will be applied by the Indenture Trustee in accordance with the related Participation Agreement to pay a portion of the purchase price for such Aircraft on the delivery date thereof. The Corporation will pay to the Indenture Trustee on such delivery date the excess, if any, of the portion of the purchase price for such Aircraft required to be paid by the Indenture Trustee over the amounts released from the related Collateral Account net of investment earnings (the excess of which will be paid to the Corporation on the related delivery date). (Indentures, Sections 2.13, 2.14 and 2.15; Participation Agreements, Section 17.02 for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE and N674FE)

  If the related Owner Participant does not make available its portion of the purchase price on the delivery date of the A300F4-605R aircraft or the Corporation does not enter into the related Lease on or prior to the related Cut-off Date for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft and assume on a fully recourse basis all of the obligations of the Owner Trustee under the related Equipment Trust Certificates pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. In such case, the Indenture Trustee will release the amounts in the related Collateral Account to the Corporation to pay a portion of the purchase price for such Aircraft. (Participation Agreements, Section 3.05 for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE and N674FE)

  With respect to the three undelivered McDonnell Douglas MD-11F aircraft, if
(i) the modification of such Aircraft has not been completed and such Aircraft delivered on or prior to the related Cut-off Date, (ii) the related Owner Participant does not make available its committed portion of the purchase price for such Aircraft or (iii) in the case of two of such Aircraft, the Corporation fails to obtain a commitment from any prospective Owner Participant, the related Equipment Trust Certificates will be prepaid in whole on or before the 15th day following the Cut-off Date for such Aircraft. The Series C Equipment Trust Certificates relating to these two Aircraft may also be subject to prepayment in part, no later than 20 days after the date on which a prospective Owner Participant participates in the purchase of such Aircraft, in connection with any reoptimization (subject to the Mandatory Economic Terms) negotiated with such prospective Owner Participant. (Participation Agreements, Sections 2.03 and 3.05 for Federal Express Corporation Trust Nos. N581FE, N583FE and N584FE)

  If such Equipment Trust Certificates are subject to prepayment as described above, the Corporation will be obligated to pay to the Indenture Trustee, together with any losses on the investments in the related Collateral Account on or before the 15th day after the related Cut-off Date, such additional amounts as will be required to pay the amount of interest accrued and unpaid on such Equipment Trust Certificates through the date of such prepayment. (Participation Agreements, Section 17.02 for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE, N674FE, N581FE, N583FE and N584FE)

PREPAYMENT

  Prepayment with Premium. For any Aircraft, the related Equipment Trust Certificates may be prepaid in whole, but not in part, at any time and will be prepaid (i) in connection with a refinancing of such Equipment Trust Certificates at the Corporation's election or at the election of the related Owner Trustee with the written consent of the Corporation (and the Owner Participant, in the case of five Indentures), or (ii) on any scheduled rent payment date under the related Lease after December 31, 2001 (the earliest date under any Lease) in connection with a voluntary termination of such Lease because such Aircraft has become obsolete or surplus to the Corporation's needs. (Indentures, Article VI; Leases, Article 10; Participation Agreements,
Section 15.01) (For a discussion of prepayments with a premium in connection with the Corporation's exercise of certain options or elections relating to the purchase of the Aircraft under certain circumstances, see "The Leases-- Purchase Options.") Such prepayment will be at a prepayment price for each such Equipment Trust Certificate equal to the principal amount of such Equipment Trust Certificate, together with accrued but unpaid interest thereon to the prepayment date, plus if such prepayment is made prior to the related Premium Termination Date, a make-whole premium (the "Make-Whole Premium"). (Indentures, Section 6.02)

  "Make-Whole Premium" means, with respect to any Equipment Trust Certificate, the amount (as determined by an independent investment banker selected by the Corporation and reasonably acceptable to the Indenture Trustee and related Owner Participant) by which (i) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Trust Certificate computed by discounting such payments on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of such Equipment Trust Certificate plus accrued interest.

  For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the time of determination with respect to any Equipment Trust Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Trust Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Trust Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Trust Certificate, in each case as published in the most recent H.15 (519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Trust Certificate is reported on the most recent H.15
(519), such weekly average yield to maturity as published in such H.15 (519). "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15 (519)" means the H.15 (519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

  "Average Life Date" for any Equipment Trust Certificate is the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Equipment Trust Certificate. "Remaining Weighted Average Life" means on a given date with respect to any Equipment Trust Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Equipment Trust Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Equipment Trust Certificate.

  If (i) a Lease Event of Default under the Lease relating to any Aircraft has occurred and has continued for not more than 180 days and (ii) the related Equipment Trust Certificates have not become due and payable pursuant to the remedies provisions of the related Indenture, then such Equipment Trust Certificates will be subject to prepayment or purchase, in whole but not in part, at the direction of the related Owner Participant upon not less than 15 days' notice of such prepayment or purchase. Such prepayment or purchase shall be at a price equal to the aggregate principal amount of such Equipment Trust Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment or purchase, plus, if prior to the relevant Premium Termination Date, the Make-Whole Premium, if any, calculated for each such Equipment Trust Certificate as set forth above and all other amounts due the Indenture Trustee under the related Indenture, Participation Agreement or Lease. (Indentures, Article VI and Section 8.02)

  Prepayment without Premium. For any Aircraft, the related Equipment Trust Certificates will be subject to prepayment in whole, but not in part, if an Event of Loss occurs to such Aircraft unless a replacement aircraft has been substituted for the Aircraft. See "The Leases--Events of Loss" below. Such prepayment shall be at a prepayment price equal to the aggregate principal amount of such Equipment Trust Certificates together with accrued but unpaid interest thereon to the prepayment date and all other amounts due the Indenture Trustee or any holder of such Equipment Trust Certificates under the related Indenture, Participation Agreement or Lease, but without Make-Whole Premium. (Indentures, Section 6.02)

  If (i) a Lease Event of Default under the Lease relating to any Aircraft has occurred and has continued for more than 180 days or (ii) the Equipment Trust Certificates issued under the related Indenture have become due and payable pursuant to the remedies provisions of such Indenture, then such Equipment Trust Certificates will be subject to prepayment or purchase, in whole but not in part, at the direction of the related Owner Participant upon not less than 15 days' irrevocable notice of such prepayment or purchase. In any such case, the Owner Trustee must deposit with the Indenture Trustee on the date designated for such prepayment or purchase an amount equal to the aggregate principal amount of such Equipment Trust Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment or purchase and all other amounts due the Indenture Trustee under the related Indenture, Participation Agreement or Lease, but without Make-Whole Premium. (Indentures, Article VI and Section 8.02)

  In the case of five Indentures, if the related Aircraft have not been delivered by the manufacturer thereof by the related Cut-off Date, then the Equipment Trust Certificates issued under such Indenture will be prepaid in full on or before the fifteenth day after the related Cut-off Date. On such date, the Indenture Trustee will apply the proceeds of the related Collateral Account together with the amounts required to be paid by the Corporation to pay the aggregate principal amount of such Equipment Trust Certificates, together with accrued and unpaid interest thereon. (Indentures, Sections 2.16 and 6.02 for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE and N674FE)

  In the case of the Indentures relating to the three undelivered McDonnell Douglas MD-11F aircraft, if (i) the modification of such Aircraft has not been completed and such Aircraft delivered on or prior to the related Cut-off Date,
(ii) the related Owner Participant does not make available its committed portion of the purchase price for such Aircraft or (iii) in the case of two of such Aircraft, the Corporation fails to obtain a commitment from any prospective Owner Participant, the related Equipment Trust Certificates will be prepaid in full on or before the 15th day following the Cut-off Date for such Aircraft. The Series C Equipment Trust Certificates relating to these two Aircraft may also be subject to prepayment in part, no later than 20 days after the date on which a prospective Owner Participant participates in the purchase of such Aircraft, in connection with any reoptimization (subject to the Mandatory Economic Terms) negotiated with such prospective Owner Participant. (Participation Agreements, Sections 2.03 and 3.05; Indentures, Sections 2.16 and 6.02 for Federal Express Corporation Trust Nos. N581FE, N583FE and N584FE)

INVESTMENT OF FUNDS

  The proceeds from the sale of the Equipment Trust Certificates deposited in each Collateral Account will be invested in Specified Investments. "Specified Investments" mean any of the following:

  (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America;

  (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization;

  (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment;

  (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or

  (e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

The Corporation will pay to the Indenture Trustee any losses on such Specified Investments. Such Specified Investments must mature no later than the scheduled delivery date for the related Aircraft. If Specified Investments are not available on any day on which funds are to be invested, the Indenture Trustee may leave such funds in the related Collateral Account until the earliest of (i) the date on which an appropriate Specified Investment becomes available, (ii) the delivery date and (iii) the Cut-off Date. If the delivery date is postponed, the proceeds of such investments maturing prior to such postponed delivery date will be invested in Specified Investments and any such Specified Investments must mature no later than 14 days after the rescheduled delivery date or, if no notice of rescheduled delivery date has been given, no later than 14 days after the related Cut-off Date. (Indentures, Section 2.14 for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE, N674FE, N581FE, N583FE and N584FE)

  Funds (other than funds in the related Collateral Account), if any, held from time to time by the Indenture Trustee with respect to any Aircraft will be invested, except under certain circumstances, upon the written instructions of the Corporation in direct obligations of, or obligations fully guaranteed by, the United States of America; certificates of deposit, bankers' acceptances, time deposits or deposit accounts with certain banks, trust companies or national banking associations; or commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively, or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization. The Corporation will be responsible for any loss realized upon maturity, sale or other disposition of any such investment. (Indentures, Section 5.08; Leases, Section 23.01)

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

  Events of default under each Indenture (each, an "Indenture Event of Default") generally include:

  (a) any Lease Event of Default under the Lease related to such Indenture (other than a Lease Event of Default arising solely as a result of the failure to make certain payments to the related Owner Participant or the Owner Trustee which are excluded from the Lien of the related Indenture which will constitute an Indenture Event of Default under any such Indenture upon notification by the related Owner Participant) (see "The Leases--Lease Events of Default" below);

  (b) any failure by the Owner Trustee other than by reason of a Lease Event of Default or a default under the related Lease (i) to pay principal, interest or Make-Whole Premium, if any, with respect to any related Equipment Trust Certificates when due, continued for 10 Business Days or (ii) to pay any other amounts when due under such Indenture or the Equipment Trust Certificates issued thereunder continued for 30 days after demand for such payment is given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by holders of not less than 25% in aggregate principal amount of related outstanding Equipment Trust Certificates;

  (c) any representation or warranty made by State Street Bank and Trust Company of Connecticut, National Association (or Wilmington Trust Company, in the case of two Indentures), the related Owner Trustee, the related Owner Participant or any related Guarantor or Owner Trustee guarantor, in specified articles of the related Participation Agreement, Lease or Guaranty, if any, in any document or certificate furnished by any of the foregoing to the Indenture Trustee or any holder of the related Equipment Trust Certificates, proves to have been incorrect when made and was and remains in any respect material to the holders of the related Equipment Trust Certificates and if such misrepresentation can be subsequently corrected and if such correction is being sought diligently and such misrepresentation is not corrected within 30 days after notice of such failure is given to the parties designated to receive such notice in connection with the applicable failure by the Indenture Trustee or by holders holding a specified percentage of the aggregate principal amount of related outstanding Equipment Trust Certificates;

  (d) any failure by State Street Bank and Trust Company of Connecticut, National Association (or Wilmington Trust Company, in the case of two Indentures), the related Owner Trustee or the related Owner Participant, or any related Guarantor or Owner Trustee guarantor (i) to observe specified covenants in such Indenture or the related Participation Agreement or (ii) to observe any other covenant made by such party in such Indenture, the related Participation Agreement, Trust Agreement, any Guaranty and any Owner Trustee guaranty, as the case may be, continued for a period of 30 days after notice of such failure is given to the parties designated to receive such notice in connection with the applicable failure by the Indenture Trustee or by the holders of not less than 25% in aggregate principal amount of related outstanding Equipment Trust Certificates;

  (e) the occurrence of certain specified events of bankruptcy, insolvency or reorganization of the Owner Trustee or any Owner Trustee guarantor or the related Owner Participant, Owner Trust or any Guarantor; or

  (f) any Guaranty or Owner Trustee guaranty ceases to be a valid and enforceable obligation of any Guarantor or Owner Trustee guarantor, respectively, or to be in full force and effect. (Indentures, Section 7.01)

  Each Indenture provides that, unless and until an Indenture Event of Default has occurred and is continuing, the Indenture Trustee generally may not exercise any of the rights of the Owner Trustee under the related Lease assigned to the Indenture Trustee under such Indenture, except the right to receive rental payments due under such Lease. Whether or not an Indenture Event of Default has occurred and is continuing, the Owner Trustee and the related Owner Participant may, subject to certain limitations, exercise certain rights under such Lease, including the right to adjust scheduled rental payments and the percentages relating to stipulated loss value and termination value. (Indentures, Section 8.01) See "Description of the Equipment Certificates--Security" in the Prospectus.

  There are no cross-default provisions in the Indentures and any event resulting in an Indenture Event of Default under one Indenture will not necessarily result in the occurrence of an Indenture Event of Default under the other Indentures.

  If a Lease Event of Default occurs under the related Lease as a result of the Corporation's failure to make any scheduled rental payment under such Lease and the Owner Trustee pays all principal and interest on the related Equipment Trust Certificates then due (as well as any interest on overdue principal and interest, but not including any principal or interest becoming due on account of such Lease Event of Default) within a specified period then
(i) the failure of the Corporation to make such payment will not constitute an Indenture Event of Default under such Indenture and (ii) any declaration based solely thereon will be deemed to be automatically rescinded. The related Owner Participant and the Owner Trustee, collectively, may not cure more than three such consecutive Lease Events of Default or more than six such Lease Events of Default in total. (Indentures, Section 8.03(a))

  If a Lease Event of Default under the related Lease occurs for any reason other than the Corporation's failure to make any scheduled rental payment under such Lease, and the Owner Trustee cures such Lease Event of Default prior to the date 15 Business Days after such Lease Event of Default then (i) the failure of the Corporation to perform such covenant, condition or agreement which is cured by the Owner Trustee will not constitute an Indenture Event of Default under such Indenture and (ii) any declaration based solely thereon will be deemed to be automatically rescinded. (Indentures, Section 8.03(b))

  Each Indenture provides that the Indenture Trustee must, within 90 days after the occurrence of any event that is a default under such Indenture and is actually known to a responsible officer of the Indenture Trustee, notify the holders of the related Equipment Trust Certificates of such default. Under no circumstances, however, except in the case of a default in the payment of the principal of or interest on any related Equipment Trust Certificates, may the Indenture Trustee give such notice until the expiration of a period of 60 days from the occurrence of such default. The Indenture Trustee will be protected in withholding such notice, except in the case of a default in the payment of the principal of or interest on any related Equipment Trust Certificate, if it in good faith determines that the withholding of such notice is in the interests of the holders of such Equipment Trust Certificates. (Indentures, Section 7.12)

  The holders of not less than a majority in aggregate principal amount of outstanding Equipment Trust Certificates issued under an Indenture to which an Indenture Event of Default relates may on behalf of all holders thereof waive any past Indenture default thereunder and its consequences, except that consent from each holder of Equipment Trust Certificates issued under such Indenture and the Liquidity Provider is required with respect to a waiver of such a default in the payment of the principal of, Make-Whole Premium, if any, interest or other amounts on any such Equipment Trust

Certificate or in respect of any covenant or provision of such Indenture that, pursuant to the provisions of such Indenture, cannot be modified or amended without the consent of each such holder. (Indentures, Section 7.11)

  The Corporation is required under each Participation Agreement to furnish to the Pass Through Trustee, the related Owner Participant, the Owner Trustee and the Indenture Trustee promptly upon any officer of the Corporation obtaining knowledge of any condition or event that constitutes a Lease Event of Default (or event which with the giving of notice, lapse of time, or both, would constitute a Lease Event of Default), an officer's certificate specifying the nature and period of existence of such event and what action the Corporation has taken or is taking or proposes to take with respect thereto. (Participation Agreements, Section 6.03(i)(E))

REMEDIES

  Each Indenture provides that, subject to the Owner Trustee's right to cure certain defaults and to prepay or purchase the related Equipment Trust Certificates, if an Indenture Event of Default has occurred and is continuing unremedied thereunder, the Indenture Trustee may exercise certain specified rights and remedies including, if a Lease Event of Default under the related Lease has occurred, one or more of the remedies afforded to the Owner Trustee by the related Lease for Lease Events of Default thereunder, and any other right or remedy available to it under applicable law. (See "The Leases--Lease Events of Default" below.) Such remedies may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee and the related Owner Participant. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties (other than, in certain cases, rights of redemption provided by law), including, if exercised in connection with a Lease Event of Default, the rights of the Corporation under the applicable Lease. No exercise of any remedies by the Indenture Trustee, however, may affect the rights of the Corporation under the related Lease, including the Corporation's right to quiet enjoyment of the Aircraft, unless a Lease Event of Default under such Lease has occurred and is continuing. The Indenture Trustee may not sell any part of the related trust estate under any such Indenture unless the related Equipment Trust Certificates have been accelerated. The Indenture Trustee is required to give the Owner Trustee notice of intent to foreclose the Lien of the related Indenture at the earlier of the commencement of any such proceeding or 30 days prior to consummation of such foreclosure. (Indentures, Article VII and Section 15.05)

  Notwithstanding the rights and powers of the Indenture Trustee described above, if an Indenture Event of Default has occurred and is continuing unremedied thereunder and the Indenture Trustee proceeds to foreclose the Lien of such Indenture, the Indenture Trustee must, concurrently with such foreclosure, to the extent the Indenture Trustee is then entitled to do so under such Indenture and under the related Lease and is not then stayed or otherwise prevented by law from doing so, proceed (to the extent it has not already done so) to declare such Lease in default and commence the exercise in good faith of one or more of certain significant remedies under such Lease (as the Indenture Trustee determines in its sole discretion). If the Indenture Trustee is unable to exercise one or more such remedies under such Lease because of any stay or operation of law, then the Indenture Trustee may not foreclose the Lien of the related Indenture (A) if the Corporation has agreed to perform or assume such Lease and no Lease Event of Default is continuing (other than the occurrence of certain events of bankruptcy, reorganization or insolvency of the Corporation or similar events or, in the case of five Indentures, any other Lease Event of Default in respect of which the 30-day period referred to in clause (a)(1)(B)(ii)(I) of Section 1110 of the Bankruptcy Code shall not have expired) or (B) until the earlier of (i) actual repossession of the related Aircraft by the Indenture Trustee and (ii) 60 days from the date of any such stay or other applicable order under Section 1110 of the Bankruptcy Code including any extension of such period permitted under
Section 1110 consented to by the Indenture Trustee or the holders. (Indentures, Section 7.02(a))

  If an Indenture Event of Default occurs under an Indenture as a result of certain specified events of bankruptcy, insolvency or reorganization of the Owner Trustee, the related Owner Participant, Owner Trust or Guarantor or Owner Trustee guarantor (if any), then the unpaid principal of the related Equipment Trust Certificates, together with interest accrued but unpaid thereon and all other amounts due thereunder and under such Indenture, immediately and without further act, shall become due and payable. If any other Indenture Event of Default occurs and is continuing under an Indenture, the Indenture Trustee, acting on its own or at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding Equipment Trust Certificates issued under such Indenture, may declare the principal of all such Equipment Trust Certificates immediately due and payable, together with all accrued but unpaid interest thereon and all other amounts due thereunder and under such Indenture, by written notice or notices to the Owner Trustee and the Corporation. No Make-Whole Premium is payable upon any such acceleration. The holders of not less than 50% in aggregate principal amount of the outstanding Equipment Trust Certificates may rescind any such declaration by the Indenture Trustee or by such holders at any time prior to the sale or disposition of the property subject to the Lien of the Indenture if (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on all such Equipment Trust Certificates (together, with interest on such overdue installments of interest), the principal on any Equipment Trust Certificates that has become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustee under such Indenture and certain other expenses or (ii) all Indenture Events of Default under such Indenture (other than the non-payment of principal that has become due solely because of such acceleration) have been cured or waived. (Indentures, Sections 7.02(b) and (c))

  In the event of the bankruptcy of the related Owner Participant, it is possible that, notwithstanding the fact that the applicable Aircraft is or are owned by the Owner Trustee in trust, such Aircraft and the related Lease and the related Equipment Trust Certificates might become part of the bankruptcy proceeding. In such event, payments under such Lease or Equipment Trust Certificates might be interrupted and the ability of the Indenture Trustee to exercise its remedies under such Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and Aircraft.

  At any time while any Equipment Trust Certificates have become due and payable pursuant to the remedies provisions in the related Indenture, the Owner Participant of the related Owner Trust may direct the Owner Trustee to pay to the Indenture Trustee for distribution to the holders of such Equipment Trust Certificates an amount equal to the aggregate unpaid principal amount of all such Equipment Trust Certificates plus all accrued and unpaid interest thereon to the date of payment and all other amounts due to the Indenture Trustee under the related Indenture, but without Make-Whole Premium. If such payment by the Owner Trustee to the Indenture Trustee is made, the Equipment Trust Certificates will cease to accrue interest from and after the date of payment. (Indentures, Sections 6.02 and 8.02) See "Prepayment--Prepayment without Premium" above.

  The right of any holder of an Equipment Trust Certificate to institute an action for any remedy under the Indenture pursuant to which such Equipment Trust Certificate was issued (including the right to enforce payment of the principal of, Make-Whole Premium, if any, and interest on such Equipment Trust Certificates when due) is subject to certain conditions precedent, including a written request to the Indenture Trustee by the holders of not less than 25% in aggregate principal amount of outstanding Equipment Trust Certificates issued under such Indenture to take action, and an offer to the Indenture Trustee of reasonable indemnification against costs, expenses and liabilities incurred by it in doing so. (Indentures, Sections 7.08 and 7.09)

  The holders of not less than a majority in aggregate principal amount of outstanding Equipment Trust Certificates issued under any Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee. The Indenture Trustee is entitled to be indemnified by the holders of the Equipment Trust Certificates issued under such Indenture before proceeding so to act and the Indenture Trustee may not be held liable for acting in good faith. (Indentures, Section 7.10 and Article
XI)

  If an Indenture Event of Default occurs and is continuing, any sums held or received by the Indenture Trustee under the related Indenture may be applied to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred by it and to pay any other amounts due the Indenture Trustee prior to any payments to holders of the Equipment Trust Certificates with respect to which such Indenture Event of Default relates. (Indentures, Section 5.03)

  Section 1110 of the Bankruptcy Code. Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

  (i) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

  (ii) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

  (iii) the confirmation of a plan by the bankruptcy court; and

  (iv) any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Corporation has been advised by its special counsel that the Owner Trustee, as lessor under the related Lease, and the Indenture Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Indenture, are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

  Marketability of Aircraft. It is impossible to predict the resale value for any Aircraft to be sold upon the exercise of the Indenture Trustee's remedies under the related Indenture. The market for aircraft, whether new or used, is and will be affected by many factors including, among other things, the supply of similarly equipped aircraft of the same make and model, the demand for such aircraft by air carriers and the cost and availability of financing to potential purchasers of such aircraft. Each of these factors, in turn, will be affected by various circumstances including, among other things, current and anticipated demand for passenger and cargo air services, the relative capacity of air carriers to provide such services, the current and projected profitability of providing such services, the economic condition of the domestic and international airline industries and global economic and financial developments generally.

  The marketability of a particular aircraft will also be affected by factors such as the reputation and actual performance record of the air carrier with respect to maintenance, the compliance of the aircraft with federal noise and other environmental standards and the degree of technical and other support available from the manufacturer of the aircraft. Since the market for aircraft will fluctuate over time to reflect changes in these and other circumstances, and because of the unique factors that would affect market value in a forced disposition of an aircraft, there can be no assurance that the net proceeds realized from the sale or other disposition of any Aircraft in the exercise of such remedies will be sufficient to satisfy in full amounts due and payable on the related Equipment Trust Certificates.

MODIFICATION OF AGREEMENTS

  Without the consent of the holders of more than 50% in aggregate principal amount of the outstanding Equipment Trust Certificates under an Indenture, the provisions of such Indenture, the related Lease, Participation Agreement and Trust Agreement may not be amended or modified, except to the extent indicated below. (Indentures, Sections 8.01 and 13.01) See also "Description of Pass Through Certificates--Obligations to Purchase Equipment Trust Certificates" in this Prospectus Supplement for a discussion of the changes that may be made to the documents relating to two McDonnell Douglas MD-11F aircraft.

  Certain provisions of the Indentures, the Leases (including provisions relating to maintenance, operation, subleasing and possession of the Aircraft), the Participation Agreements and the Trust Agreements may be amended or modified without the consent of the holders of the Equipment Trust Certificates related thereto. Without the consent of each holder of an Equipment Trust Certificate affected thereby and the Liquidity Provider, no amendment or modification of the Indenture pursuant to which such Equipment Trust Certificate was issued or the related Lease or Participation Agreement may:

  (i) reduce the principal amount of or Make-Whole Premium, if any, or interest payment payable on such Equipment Trust Certificate or change the date on which any such principal, Make-Whole Premium, if any, or interest payment is due and payable or otherwise affect the terms of payment of such Equipment Trust Certificate;

  (ii) reduce, modify or amend any indemnities payable by the related Owner Participant in favor of such holder;

  (iii) reduce the amount of any rental payment payable by the Corporation below the amount required to pay all principal of, premium, if any, and interest on all such Equipment Trust Certificates and amounts due the Liquidity Provider as and when due and payable;

  (iv) to the extent payable to such holder, extend the time of, or reduce the aggregate amount of, or release the Corporation from its obligation to pay, rent, stipulated loss value or any other amounts payable under, or as provided in, such Lease upon the occurrence of an Event of Loss or termination value and any other amounts payable under, or as provided in, such Lease upon the termination of the Lease with respect to the applicable Aircraft;

  (v) create any security interest with respect to the property subject to the Lien of such Indenture ranking prior to or on a parity with the security interest created by such Indenture or deprive the holder of any such Equipment Trust Certificate of the Lien of such Indenture upon the property subject thereto; or

  (vi) reduce the percentage of the aggregate principal amount of such Equipment Trust Certificates necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 8.01 and Article XIII)

THE INDENTURE TRUSTEE

  Each Indenture provides that in the case of any Indenture Event of Default thereunder, the Indenture Trustee will exercise such of the rights and powers vested in it by such Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Generally, the Indenture Trustee will not be liable for any error of judgment made in good faith, unless the Indenture Trustee is negligent in ascertaining the pertinent facts, or for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the outstanding Equipment Trust Certificates issued under such Indenture. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request of any holder of Equipment Trust Certificates issued thereunder unless such holder has offered to the Indenture Trustee reasonable security or indemnity. Each Indenture provides that the Indenture Trustee may acquire and hold Equipment Trust Certificates issued thereunder and the Indenture Trustee may otherwise deal with the Owner Trustee with the same rights it would have if it were not the Indenture Trustee. (Indentures, Sections 9.02, 9.03, 9.05 and 15.12)

THE LEASES

  The statements under this caption are summaries of the Lease relating to each Aircraft. The prospective Owner Participants for two of the McDonnell Douglas MD-11F aircraft may request revisions to the related Leases so that the terms of such Leases may differ from the description of such Leases set forth below.

  General. The four McDonnell Douglas MD-11F aircraft were delivered new to American Airlines between April 1991 and April 1992 and were or will continue to be operated in American's commercial passenger transportation service prior to purchase thereof by the Corporation. One of these Aircraft was converted from passenger configuration to freighter configuration and purchased by the related Owner Trustee in December 1996. The other three McDonnell Douglas MD-11F aircraft are expected to be converted and purchased by the related Owner Trustee between May 1997 and January 1998. The Airbus A300F4-605R aircraft are expected to be delivered new by the manufacturer and leased by the Corporation from the related Owner Trustee between June and September 1997. As of April 30, 1997, the Corporation operated 22 McDonnell Douglas MD-11F aircraft and 19 Airbus A300F4-605R aircraft under lease.

  Terms and Rentals. One of the Aircraft has been, and the other Aircraft are expected to be (unless the Corporation is required to purchase such Aircraft as described herein), leased separately by the Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Aircraft to the Owner Trustee and expiring on a date not earlier than the latest maturity date of the Equipment Trust Certificates issued with respect to such Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease are payable on each January 15 and July 15. Such payments, together with certain other payments that the Corporation is obligated to make or cause to be made under the related Lease, have been assigned, under the related Indenture, by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from the Owner Trustee on the Equipment Trust Certificates issued under such Indenture and Liquidity Obligations under the related Liquidity Facility. (Leases, Article 3; Indentures, Granting Clause and Section 3.01)

  Under no circumstances will the scheduled rental payments that the Corporation is unconditionally obligated to make or cause to be made under any Lease on the related payment dates be less than the aggregate amount of principal and interest payable on such dates on the Equipment Trust Certificates issued under the Indenture relating to such Lease. (Leases, Section 3.05) The Corporation's obligations to make rental payments and to cause other payments to be made under each Lease are general obligations of the Corporation.

  The Corporation will also pay to the Indenture Trustee any losses on the Specified Investments and any earnings on such Collateral Account will be paid to the Corporation. The Corporation will pay (i) interest due on the related Equipment Trust Certificates on each Regular Distribution Date during the related Prefunding Period and (ii) interest due on the first Regular Distribution Date after the delivery date for the period from the preceding Regular Distribution Date (or, if none, the date of issuance of the Equipment Trust Certificates) to the delivery date. (Participation Agreements, Section
17.02 for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE, N674FE, N581FE, N583FE and N584FE)

  Net Lease. The Corporation's obligations under each Lease in respect of each of the related Aircraft are those of a lessee under a "net lease." Accordingly, the Corporation is obligated to pay all costs of operating the Aircraft and, at its expense, to maintain, inspect, service, repair, test and overhaul the Aircraft so as to keep the Aircraft in as good operating condition as when delivered, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautics authority of another country of registry of the Aircraft (permitted after December 31, 2003). See "Description of the Equipment Certificates--Registration of the Aircraft" in the Prospectus. (Leases, Section 20.01; Participation Agreements, Section 6.03(b))

  Except as set forth below, the Corporation is obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Aircraft and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement part becomes subject to the related Lease and the Lien of the related Indenture in lieu of the part replaced. (Leases, Section 8.01; Indentures, Granting Clause) The Corporation must make all alterations, modifications and additions to each Aircraft necessary to meet the applicable requirements of the Aeronautics Authority or any other governmental authority with jurisdiction over the Corporation's operations and aircraft. The Corporation may in good faith contest the validity or application of any such requirement in any reasonable manner that does not involve any material risk of civil liabilities (unless indemnified against by the Corporation), or any risk of criminal penalties being imposed on or against the Indenture Trustee, the related Owner Participant or the Owner Trustee or any material risk of loss, forfeiture or sale of an Aircraft, and that does not adversely affect the Owner Trustee, its title or interest in such Aircraft, the Lien of the related Indenture, or the interests of the Indenture Trustee or the related Owner Participant in such Aircraft or any related Operative Agreement. (Leases, Section 9.01)

  The Corporation may make other alterations, modifications and additions to any Aircraft so long as such alterations, modifications or additions, individually or in the aggregate, do not, among other things, diminish the value, remaining useful life or utility of the Airframe, or the value and utility of any Engine, or impair the condition or state of airworthiness below the value, remaining useful life, utility, condition and airworthiness immediately prior to such alteration, modification, addition or removal assuming that such Aircraft was then in the condition and state of airworthiness required by the related Lease. Also, in certain circumstances, the Corporation is permitted to remove parts without replacement from an Aircraft (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Aircraft so long as such removals do not decrease the remaining useful life, utility, condition or airworthiness of such Aircraft. Although the value of such Aircraft may be reduced by such removal the aggregate value (or, in the case of three Aircraft, the aggregate original cost) of all such obsolete parts so removed and not replaced may not exceed $500,000. (Leases, Section 9.02)

  Subleasing and Possession. In certain circumstances, the Corporation is permitted to sublease (i) after December 13, 2004, in the case of one Lease, and at any time, in the case of the other eight Leases, any Aircraft or any Engine to certain United States air carriers; and (ii) after December 13,

2004, in the case of six Leases and at anytime in the case of three Leases, any Aircraft and any Engines, to (x) certain air carriers principally based in and domiciled in certain specified foreign countries, or (y) any other air carrier that is reasonably acceptable to the Owner Trustee as evidenced by its prior written consent, provided that, at the time of any such sublease under this clause (ii) the Corporation satisfies certain conditions precedent and the United States maintains normal diplomatic relations with such country and such country is not experiencing war or substantial civil unrest. The term of any such sublease must expire not later than 180 days prior to the expiration of the term of the related Lease, in the case of three Leases, and not prior to the expiration of the term of the related Lease, in the case of six Leases, and permitted sublessees may not further transfer possession of such Aircraft or Engine without the prior written consent of the Owner Trustee except as provided in such Lease. Any such sublease will be subject and subordinate to the related Lease, the Corporation will remain primarily liable for the performance of all the terms of such Lease to the same extent as if such sublease had not occurred and no sublease will be assigned to the Owner Trustee (and, therefore, to the Indenture Trustee). (Leases, Section 7.02; Indentures, Granting Clause)

  In addition, subject to certain limitations, the Corporation is permitted to transfer possession of any Aircraft or Engine other than by lease, including transfers of possession by the Corporation or any permitted sublessee in connection with normal interchange or pooling arrangements with certain vendors or air carriers, transfers of possession in connection with maintenance or modifications, and transfers of possession in connection with the Civil Reserve Air Fleet Program (the "CRAF Program"). The Corporation expects that the Aircraft will be enrolled in one or more stages of the CRAF Program. The Corporation may also enter into a "wet" lease under which it has effective control of the Aircraft in the ordinary course of its business, which shall not be considered a transfer of possession under the related Lease. The Corporation's obligations under the related Lease will continue in full force and effect notwithstanding any such wet lease. (Leases, Section 7.02)

  Generally, the Corporation may install an Engine on another aircraft. Such Engine, however, will remain subject to the applicable Lease and to the Lien of the related Indenture. (Leases, Section 7.02)

  Liens. Each Aircraft is required to be maintained by the Corporation free of any Liens, other than the respective rights of the related Owner Participant, the Owner Trustee, Indenture Trustee, the holders of the related Equipment Trust Certificates and the Corporation arising under the related Indenture, Lease, Participation Agreement and Trust Agreement, and other than certain limited Liens permitted under the Lease relating thereto including generally:

  (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings, so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest therein or any material risk of civil liabilities or any risk of the assertion of criminal charges against the Owner Trustee, the related Owner Participant, the Indenture Trustee or the holder of any Equipment Certificate;

  (ii) materialmen's, mechanic's, workmen's, repairmen's, employees' or other like Liens arising against the Corporation in the ordinary course of business for amounts the payment of which is either not yet due or is being contested in good faith by appropriate proceedings, so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest therein; and

  (iii) liens arising from judgments or awards against the Corporation with respect to which (x) at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and then only for the period of such stay and
        (y) there is not, and such proceedings do not involve, any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest therein. (Leases, Section 6.01)

  Insurance. For each Aircraft, the Corporation will be obligated to carry insurance with insurers of recognized responsibility, at its own cost and expense, in such amounts, against such risks, with such retentions:

  (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the Aircraft, and

  (ii) in the case of liability insurance, as the Corporation customarily maintains with respect to similar aircraft and engines, in the case of four Leases, and aircraft and engines of the same type and model, in the case of the other five Leases, which comprise its fleet and insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft.

  The Corporation may self-insure with respect to comprehensive airline liability insurance and all-risk ground and flight aircraft hull insurance, in such reasonable amounts as are then applicable to other aircraft or engines of the Corporation of value comparable to the Aircraft. Such self-insurance with respect to all aircraft in the Corporation's fleet, however, may not in aggregate exceed for any 12-month policy year an amount equal to the lesser of
(x) 50% of the highest insured value of any single aircraft in the Corporation's fleet and (y) 1.5% of the average aggregate insured value, from time to time of the Corporation's entire aircraft fleet. A standard deductible per occurrence per aircraft is permitted in addition to such self-insurance. The Corporation has agreed not to discriminate between insurance coverage on the Aircraft and insurance which the Corporation maintains with respect to similar aircraft owned or operated by the Corporation operating on similar routes in similar locations. (Leases, Article 13)

  Operation. The Corporation may not operate or locate an Aircraft, or allow such Aircraft to be operated or located in any area excluded from coverage by any insurance policy required by the related Lease unless the Corporation has obtained prior to the operation or location of the Aircraft in such area, indemnification from the United States government, or other insurance, against the risks and in the amounts required by the related Lease covering such area or unless the Aircraft is only temporarily located in such area as a result of an isolated occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and the Corporation is using good faith efforts to remove the Aircraft from such area. For five Aircraft, the Corporation must maintain war risk insurance if the Aircraft are operated in a war zone or a recognized area of armed hostilities unless the Corporation obtains indemnification or insurance from the United States government. For four Aircraft, the Corporation need procure war risk insurance only if such insurance is available on commercially reasonable terms and it is customary for major international air carriers flying comparable routes to carry such insurance. In the case of four Aircraft, if such Aircraft is requisitioned for use by the United States government, such Aircraft may be flown or located in an area described in the preceding sentence without such indemnification or insurance in lieu of such indemnification from the United States government if the Corporation certifies that such insurance is unobtainable after diligent effort or is obtainable only at unreasonably high rates or on unduly burdensome terms and conditions. (Leases, Sections 7.01(f) and 13.01(a))

  Termination. So long as no Lease Event of Default under the related Lease shall have occurred and be continuing, the Corporation may on any scheduled rent payment date under such Lease on or after December 31, 2001 (the earliest date under any Lease) on at least 90 days' prior written notice to the Owner Trustee, Indenture Trustee and the related Owner Participant, terminate such Lease if a designated officer of the Corporation certifies to the Owner Trustee, such Owner Participant and the Indenture Trustee that the related Aircraft has become obsolete or surplus to the Corporation's operations. The Corporation, as non-exclusive agent for the Owner Trustee, is then required to use its reasonable efforts to obtain bids for the cash purchase of the Aircraft on the proposed termination date. The Owner Trustee may seek bids but, in the case of six Aircraft, the related Owner Participant may not inspect any bids obtained by the Corporation unless the Owner Participant has agreed that neither it nor any of its affiliates nor any party acting for it or any such affiliate will submit a bid. No bid may be submitted by the Corporation, any person, firm or corporation affiliated with the Corporation (or with whom or which there is any arrangement or understanding as to the subsequent use of the Aircraft by the Corporation or any of its affiliates) or any agent or person acting on behalf of the Corporation. (Leases, Section 10.01)

  On the termination date (or such earlier date of sale as shall be consented to in writing by the Owner Trustee), the Owner Trustee is required to sell the Aircraft to the party submitting the highest cash bid, subject, however, to the Corporation's right to reject any bid that is less than the applicable termination value (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Trust Certificates plus accrued but unpaid interest thereon) plus Make-Whole Premium, if any. The proceeds of the sale will be paid to the Indenture Trustee. If the proceeds received from such sale are less than the applicable termination value, the Corporation is required to pay to the Indenture Trustee an amount equal to that deficiency, together with certain other amounts, which under any circumstance will be sufficient to satisfy all amounts due to the holders of the related Equipment Trust Certificates under the related Indenture and Participation Agreement. Upon such payment, the Equipment Trust Certificates will be prepaid in full. (Leases, Section 10.01; Indentures, Section 6.02) See "Description of the Equipment Trust Certificates--Prepayment."

  The Lien of the related Indenture will terminate when the related Equipment Trust Certificates and all other amounts secured by such Lien have been paid in full and, if all amounts due to the related Owner Participant in respect of such Aircraft have also been paid, the related Lease will terminate and the obligation of the Corporation thereafter to make rental payments with respect thereto will cease. If the Aircraft is not sold on or before the proposed termination date, the Lease relating thereto, including all of the Corporation's obligations thereunder, will continue in full force and effect and the related Equipment Trust Certificates will remain outstanding. (Leases, Article 10; Indentures, Sections 6.02 and 14.01)

  After receiving a termination notice from the Corporation, the Owner Trustee may elect to retain title to the Aircraft. It is an absolute condition to the Owner Trustee's right to retain title that the holders of the related Equipment Trust Certificates receive the aggregate principal amount of such Equipment Trust Certificates together with accrued but unpaid interest thereon, Make-Whole Premium, if any, and any other sums due and payable to the Indenture Trustee or such holders under the related Lease, Indenture or Participation Agreement. Unless the related Owner Trustee elects to retain the Aircraft or a cash bid is received that the Corporation may not reject in connection with the sale, the Corporation, may revoke its notice of termination with respect to such Aircraft not less than ten days prior to the proposed termination date. (Leases, Article 10)

  Generally, the Corporation may, at any time upon 30 days' prior notice, substitute for any Engine not then installed or held for use on the related Aircraft another engine of the same make and model (or, under certain circumstances, engines of another manufacturer) and having a value and utility at least equal to, and being in as good operating condition as, such Engine, assuming such Engine was of the value, utility and remaining useful life, and in the condition and repair required by the related Lease immediately prior to such substitution, provided that after any replacement, all Engines on such Aircraft are of identical make and model and any replacement engine of a different manufacturer than the original Engines on such Aircraft must then be
(i) commonly used in the commercial aviation industry on MD-11F airframes or
(ii) utilized by the Corporation on a significant number of other Airbus

A300-600 airframes operated by the Corporation (and then only if certain other tests are met). (Leases, Article I; Sections 10.03 and 11.04)

  Purchase Options. With respect to any Aircraft, the Corporation may elect to purchase such Aircraft and terminate the related Lease (i) on the scheduled rent payment date occurring about December 2001 (the earliest date under any Lease) (ii) under certain circumstances, on a scheduled rent payment date, if the Corporation is required at any time after December 2001 (the earliest date under any Lease) to make non-severable improvements to such Aircraft in excess of a certain designated amount, or (iii) under certain circumstances, on a scheduled rent payment date, if the Corporation would be required at any time after June 2004 (the earliest date under any Lease) to make certain indemnity payments with respect to such Aircraft in excess of a certain designated amount, which indemnity payments could be avoided through a purchase by the Corporation of such Aircraft. In connection with any such purchase, the Corporation is required with respect to the Equipment Trust Certificates relating to the Aircraft being purchased either (x) to pay to the Owner Trustee funds at least sufficient to pay any principal of and interest and Make-Whole Premium, if any, on, such Equipment Trust Certificates or (y) in most instances to assume the obligations of the Owner Trustee under such Equipment Trust Certificates, the related Indenture and the related Participation Agreement. (Indentures, Article I; Leases, Section 4.02)

  If the Corporation elects to purchase the Aircraft and pay the amount described in clause (x) above, then upon payment to the Owner Trustee of the full purchase price for such Aircraft determined in accordance with such Lease and all other amounts owing to the parties to the related Participation Agreement, the Owner Trustee will transfer all of its right, title and interest in and to such Aircraft to the Corporation and the related Lease and the Lien of the related Indenture will terminate. If the Corporation elects to purchase the Aircraft and assume the obligations of the Owner Trustee described in clause (y) above, then the related Operative Agreements will be amended to provide for the assumption of such obligations on a full recourse basis by the Corporation, maintaining for the benefit of the holders of such Equipment Trust Certificates the security interest in such Aircraft created by the related Indenture. Upon payment to the Owner Trustee of the full purchase price for the Aircraft being purchased determined in accordance with the related Lease and all other amounts owing to the parties to the related Participation Agreement, the Owner Trustee will transfer all of its right, title and interest in and to such Aircraft to the Corporation and the related Lease will terminate. See "Federal Income Tax Consequences--General" in this Prospectus Supplement. (Leases, Section 4.02; Participation Agreements,
Section 7.11)

  At the end of the term of each Lease, after the final maturity of the related Equipment Trust Certificates, the Corporation has certain options to renew such Lease or purchase the related Aircraft. (Leases, Article 4)

  Events of Loss. If an Event of Loss (as defined below) occurs with respect to an Aircraft, the Corporation is obligated, within 60 days of the occurrence of such Event of Loss, to elect either (i) to pay to the Owner Trustee the applicable stipulated loss value (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Trust Certificates plus accrued but unpaid interest thereon) together with certain other amounts which under any circumstances will be sufficient to satisfy all amounts due to the holders of such Equipment Trust Certificates under the related Indenture and Participation Agreement or (ii) so long as no Lease Event of Default, payment default or bankruptcy default under the related Lease shall have occurred and be continuing, to replace the Aircraft. The Corporation's failure to make such election within the 60-day period will be deemed to be an election of the alternative set forth in clause (i) above. (Leases, Sections 11.01, 11.02 and 11.03)

  If the Corporation elects not to replace the Aircraft, the Corporation must pay the amount described in clause (i) above on the earlier of (x) the 15th day (the longest period under any Lease) following receipt in full of insurance proceeds or requisition proceeds in connection with such Event of

Loss (or if later, the 15th day following the end of the 60-day election period discussed above, in the case of five Leases) and (y) the 120th day following the occurrence of the Event of Loss. If the Corporation elects to replace the Aircraft, it must do so within 120 days from the date of the Event of Loss with (x) an Airbus A300-600 airframe manufactured after January 1, 1997, or a McDonnell Douglas MD-11F airframe, as the case may be, duly certified as an airworthy airframe by the Aeronautics Authority and having a value, remaining useful life and utility at least equal to, and being in as good operating condition as, the Airframe with respect to which such Event of Loss occurred, assuming that the Airframe was in the condition and airworthiness required to be maintained by the terms of the related Lease immediately prior to the occurrence of such Event of Loss and (y) a number of engines equal to the number of Engines with respect to which the Event of Loss has occurred and meeting the requirements for replacement Engines described below. (Leases, Sections 11.02 and 11.03)

  If the Corporation elects to replace the Aircraft but fails to do so within 120 days from the Event of Loss, the Corporation must provide as security to the Indenture Trustee (as assignee of the Owner Trustee) funds in an amount equal to any deficiency between the stipulated loss value applicable upon the occurrence of such Event of Loss and any amount held by the Indenture Trustee with respect to such Event of Loss. If the Corporation fails to effect the elected replacement within 180 days after the occurrence of such Event of Loss, the Corporation will be deemed to have elected not to replace the Aircraft and must immediately pay the balance of the amount described in clause (i) of the first sentence of the first paragraph of this subsection, including any other amounts owed by the Corporation to the Owner Trustee or the related Owner Participant under the related Lease or Participation Agreement. Such payments will be applied, among other things, to prepay the outstanding Equipment Trust Certificates under the related Indenture, whereupon the Lien of such Indenture and the related Lease will terminate, title to such Aircraft will be transferred to the Corporation and the Corporation's obligation to make rental payments with respect thereto will cease. (Leases, Article 11; Indentures, Sections 5.02 and 6.02)

  If an Event of Loss occurs with respect to an Engine alone, the Corporation is required, as soon as practicable but in any event within 60 days after the occurrence of such Event of Loss, to replace such Engine with another engine of the same make and model (or, under certain circumstances, engines of another manufacturer), and having a value, utility and remaining useful life, at least equal to, and being in as good operating condition as, such Engine, assuming such Engine was of the value, utility and remaining useful life and in the condition and repair required by the related Lease immediately prior to such Event of Loss, provided that after any replacement, all Engines on such Aircraft are of identical make and model and any replacement engine of a different manufacturer than the original Engines on such Aircraft must then be
(i) commonly used in the commercial aviation industry on MD-11F airframes or
(ii) utilized by the Corporation on a significant number of other Airbus A300-600 airframes operated by the Corporation (and then only if certain other tests are met). (Leases, Article I and Section 11.04)

  Although there are differences among the Leases, an "Event of Loss" with respect to an Aircraft or Engine generally includes any of the following events:

  (a) loss of such property or its use (i) for a period in excess of 60 days (the longest period under any Lease) due to theft or disappearance (provided that, the specified periods may be extended up to an additional 180 days (the longest period under any Lease) if and so long as the location of such property is known to the Corporation and the Corporation is pursuing recovery of such property) or (ii) for a period in excess of 60 (the longest period under any Lease) days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by the Corporation for any reason whatsoever;

  (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;

  (c) (i) condemnation, confiscation or seizure of, or requisition of title to such property, by any governmental authority or purported governmental authority, or (ii) requisition of use of such property (x) by any foreign governmental authority or purported governmental authority for a period in excess of 180 days or (y) by the United States or an agency or instrumentality thereof for a period extending beyond the term of the related Lease;

  (d) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or related airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all A300F-600 series aircraft equipped with engines of the same make and model as the Engines, in the case of the Airbus A300 aircraft, and prohibited for any reason, in the case of the McDonnell Douglas MD-11F aircraft, and such loss of use shall continue for certain specified periods which could extend for up to 12 months (the longest period under any Lease) or, under certain circumstances such longer period not exceeding 24 months (the longest period under any Lease) during which the Corporation shall be diligently carrying forward all steps necessary or desirable to permit the normal use of such Aircraft by the Corporation;

  (e) with respect to an Engine, if such Engine is subjected to an interchange or pooling agreement that divests the Owner Trustee of title to such Engine; and

  (f) with respect to an Engine, if such Engine is installed on an airframe in circumstances where such installation is deemed to be an Event of Loss under the provisions of the applicable Lease. (Leases, Article I and Section 7.02)

  An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe of such Aircraft.

  Lease Events of Default. Although there are differences among the Leases, events of default under each Lease (each, a "Lease Event of Default") generally include the following events, in each case, occurring after the related delivery date:

  (a) failure by the Corporation to make any scheduled rental payment or any payment of applicable stipulated loss value or termination value within ten Business Days (the longest period under any Lease) after the date when due (except that failure to make certain payments to the related Owner Participant or the Owner Trustee which are excluded from the Lien of the related Indenture will constitute a Lease Event of Default under eight Leases at the discretion of such Owner Participant);

  (b) failure by the Corporation to pay any other amount under such Lease or the related Participation Agreement or any other Operative Agreement within 30 days after the Corporation has received written demand therefor from the person entitled to receive such payment (except that, in the case of six Leases, failure to make certain payments to the related Owner Participant or the Owner Trustee which are excluded from the Lien of the related Indenture will constitute a Lease Event of Default only at the discretion of such Owner Participant);

  (c) (i)(x) failure by the Corporation to provide insurance on the related Aircraft as required under such Lease at any time, or (y) the lapse or cancellation of such insurance continued for the earlier of 30 days (the longest period under any Lease) (or with respect to war risk coverage, seven days or such shorter time as may be standard in the industry) after receipt by the Owner Trustee of notice of such lapse or cancellation and the date that such lapse or cancellation is effective as to the Owner Trustee, provided that, for three Leases, such lapse or cancellation under clause (y) will be a Lease Event of Default unless the related Aircraft is grounded, not operated and properly insured, and for six Leases, such failure, lapse or cancellation under clause (x) or (y) shall not constitute a Lease Event of Default as long as the Aircraft is insured as required while on the ground and not operated or (ii) for six Leases, the related Aircraft is operated at any time when comprehensive airline liability insurance required to be maintained by such Lease is not in effect;

  (d) failure by the Corporation to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Agreement or in certain agreements entered into in connection with the transactions contemplated therein, continued unremedied for a period of 30 days after the date on which the Corporation has received written notice of such failure from the Owner Trustee or the related Owner Participant or, in the case of four Leases, the Corporation has actual knowledge of such failure, provided that, no such failure shall constitute a Lease Event of Default so long as such failure is curable and the Corporation is diligently proceeding to remedy such failure, but in no event shall such failure continue unremedied for more than 180 days (the longest period under any Lease) after such notice, and provided further that failure by the Corporation to perform its covenant to maintain the registration of the related Aircraft under the Transportation Code solely because the Owner Trustee or related Owner Participant has ceased to be a citizen of the United States will not constitute a Lease default or Lease Event of Default under such Lease;

  (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Corporation or similar events; or

  (f) any representation or warranty made by the Corporation in such Lease or the related Participation Agreement or in certain agreements made pursuant thereto proves at any time to have been incorrect when made in any respect material to the transactions contemplated by such Lease and remains material and unremedied for a period of 120 days (the longest period under any Lease) after receipt by the Corporation of written notice of, or in the case of four Leases, the Corporation has actual knowledge of, such misstatement, except in the case of six Leases, the Corporation has the benefit of the additional cure period only if such representation or warranty was originally made by the Corporation in good faith. (Leases, Article 16; Section 13.01)

  There are no cross-default provisions in the Leases and any event resulting in a Lease Event of Default under any particular Lease will not necessarily result in the occurrence of a Lease Event of Default under the other Leases.

  Remedies. If a Lease Event of Default under a Lease has occurred and is continuing, the Indenture Trustee, as assignee of the Owner Trustee's rights under such Lease, may, subject to certain rights of the Owner Trustee and the related Owner Participant under the related Indenture, exercise one or more of the remedies provided in such Lease with respect to the Aircraft subject thereto. Those remedies include the right to repossess the Aircraft, to sell the Aircraft free and clear of the Corporation's rights, and to require the Corporation to pay as liquidated damages any due but unpaid rent plus an amount equal to the excess of the stipulated loss value for the Aircraft specified in such Lease (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the outstanding related Equipment Trust Certificates plus accrued but unpaid interest thereon) over either (i) the fair market value of such Aircraft or (ii) if such Aircraft has been sold, the net sale proceeds. (Leases, Section 17.01; Indentures, Section 7.02)

THE PARTICIPATION AGREEMENTS

  Under each Participation Agreement, the Corporation is required to indemnify the Indenture Trustee, the Subordination Agent, the Owner Participant and the Owner Trustee, and certain parties affiliated with the foregoing (but not including the Pass Through Trustee, except as otherwise provided in the Pass Through Agreement, or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation is obligated to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. (Participation Agreements, Articles 8 and 9).

  Each Owner Participant is obligated to reimburse the Corporation, the Indenture Trustee, the Subordination Agent and the Pass Through Trustee for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the Lien of the applicable Indenture. (Participation Agreements, Section 7.03(c)). The payment and performance obligations of the Owner Participant relating to seven of the Aircraft have been guaranteed by an entity affiliated with such Owner Participant (the "Guarantor" under a "Guaranty"). Subject in each case to certain restrictions, including in certain circumstances the requirement to provide a Guaranty by a Guarantor, if any, each Owner Participant may convey all of its right, title and interest relating to the applicable Aircraft. (Participation Agreements, Section 7.03(d) for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE and N674FE and Trust Agreement, Article 5 for Federal Express Corporation Trust Nos. N581FE, N583FE, N584FE and N587FE)

REGISTRATION OF THE AIRCRAFT

  The Aircraft have been or will be registered under the Transportation Code in the name of the Owner Trustee. Each of the Owner Trustee, in its individual capacity, and the Owner Participant for each Aircraft and the Corporation has represented and warranted that it is a United States citizen, except for two Owner Participants which have instituted certain trust arrangements to comply with applicable registration requirements. For any Aircraft, the Owner Trustee has agreed that if it has actual knowledge that it has ceased to be a United States citizen at a time when citizenship is necessary for the registration of such Aircraft in the United States, or if lack thereof would adversely affect the Corporation or the related Owner Participant, it will immediately resign as Owner Trustee and such Owner Participant then may appoint a successor Owner Trustee that, among other things, is a United States citizen. If an Owner Participant ceases to be a United States citizen at a time when such citizenship is necessary for registration of the related Aircraft in the United States, it is obligated to either (i) effect a voting trust or other similar arrangement, (ii) take such action as may be required to maintain the United States registration of such Aircraft or (iii) transfer, in accordance with the related Operative Agreements, all of its interest in such Aircraft to a United States citizen. (Participation Agreements, Sections 6.01, 7.02 and 7.03; Trust Agreements, Sections 3.11 and 3.12)

  The Corporation may, under certain circumstances and subject to certain limitations, after December 31, 2003, register any Aircraft in certain jurisdictions outside of the United States. (Participation Agreements, Section 6.03(b)) See "Description of the Equipment Certificates-- Registration of the Aircraft" in the Prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Davis Polk & Wardwell, special tax counsel to the Corporation, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates to the initial purchasers thereof at the "issue price" who hold such Pass Through Certificates as a capital asset. This opinion is based on laws, regulations, rulings and decisions in effect as of the date hereof. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This opinion does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, financial institutions, dealers in securities and foreign investors) may be subject to special rules. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

GENERAL

  The Pass Through Trusts will not themselves be subject to federal income taxation. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Trust Certificates and any other property held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting.

  A purchaser of an interest in a Pass Through Certificate should be treated as purchasing an interest in each Equipment Certificate and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Trust Certificates and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. The Corporation anticipates that when all the Equipment Trust Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Trust Certificates held in such Pass Through Trust in proportion to their respective principal amounts.

  If an Equipment Certificate held by a Pass Through Trust is prepaid for an amount that differs from a Certificateholder's aggregate adjusted basis in the Equipment Certificate, the Certificateholder will be considered to have sold its pro rata share of that Equipment Certificate, and will recognize any gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized from such prepayment (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be long-term capital gain or loss if the Equipment Trust Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. With respect to the Equipment Trust Certificates, an Owner Participant's conveyance of its interest in an Owner Trust should not constitute a taxable event to the holders of interests in the related Equipment Trust Certificates. However, if the Corporation were to assume an Owner Trust's obligations under the related Equipment Trust Certificates upon a purchase of the related Aircraft by the Corporation, such assumption would be treated for federal income tax purposes as a taxable exchange of the respective Equipment Trust Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. For this purpose the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to the fair market value of the Certificateholder's pro rata share of the respective Equipment Trust Certificates at such time.

SALES OR EXCHANGES OF PASS THROUGH CERTIFICATES

  A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold its pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss on the basis discussed in the preceding paragraph.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

  If any Pass Through Trust with respect to a Class is subordinated with respect to other Pass Through Trusts of the same Class (such Pass Through Trusts being the "Subordinated Trusts" and the related Pass Through Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Trust Certificates held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Trust Certificates held by such Pass Through Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

  Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss) and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

BACKUP WITHHOLDING

  Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                              CERTAIN UTAH TAXES

  The summary set forth below is based upon applicable tax statutes, regulations and rules promulgated thereunder, government agency rulings and court decisions published to date, each of which is subject to change.

  The Pass Through Trustee is a national banking association with its principal corporate trust office in Salt Lake City, Utah. Ray, Quinney & Nebeker, counsel to the Pass Through Trustee, has advised the Corporation that, in its opinion, under currently applicable Utah laws and assuming that the Pass Through Trustee will not hold any legal or equitable title to, or lease, any real or tangible personal property located in Utah: (i) the Pass Through Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge imposed by Utah or any political subdivision thereof as a result of the transactions contemplated by the Pass Through Agreement; and (ii) Certificateholders who are not residents of, or otherwise subject to tax in or by, Utah will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge imposed by Utah or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Pass Through Certificate.

  Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust. In general, should a Certificateholder or any Pass Through Trust be subject to any state or local tax which would not be imposed if such Pass Through Trust were administered in a different jurisdiction in the United States or if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will either relocate the administration of such Pass Through Trust to such other jurisdiction or resign and, in the event of the Pass Through Trustee's resignation, a new Pass Through Trustee in such other jurisdiction will be appointed.

                             ERISA CONSIDERATIONS

  A fiduciary of an employee benefit plan subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Pass Through Certificates. Such fiduciary should determine whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving a plan subject to ERISA, an individual retirement account or plan subject to Section 4975 of the Code or an entity which may be deemed to hold the assets of any such plan (collectively, "ERISA Plans") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause an ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

  Each of the Owner Participants, the manufacturers of the Aircraft, the holders of the Equipment Trust Certificates and the Corporation may be a party in interest or a disqualified person with respect to an ERISA Plan purchasing the Pass Through Certificates; therefore, the purchase by an ERISA Plan of the Pass Through Certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the Pass Through Certificates is or may be using the assets of, an ERISA Plan may purchase the Pass Through Certificates, if such person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's purchase and holding of the Pass Through Certificates (or a participation interest therein).

  Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is purchasing the Pass Through Certificates. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Code.

  The United States Department of Labor (the "DOL") has issued individual administrative exemptions to certain of the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated (Prohibited Transaction Exemption 90-24 et al., Exemption Application No. D-8019 et al., 55 Fed. Reg. 20,548 (1990) (the "Underwriter Exemption")) which generally exempts from certain of the Prohibited Transaction rules the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in certain pass through trusts, the assets of which pass through trust consist of secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including qualified equipment trust certificates secured by leases). The limited relief provided by the DOL in the Underwriter Exemption is subject to several other conditions, including a requirement that certificates acquired by an ERISA Plan under the Underwriter Exemption have received a rating at the time of acquisition by the ERISA Plan that is in one of the three highest rating categories from either Standard & Poor's or Moody's. Under the Underwriter Exemption, an equipment trust certificate secured by a lease will be considered qualified only under certain circumstances. The Underwriter Exemption also requires that the acquisition of certificates by an ERISA Plan be on terms (including the price for the certificate) that are at least as favorable to an ERISA Plan as they would be in an arm's-length transaction with an unrelated party, and that the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust estate.

  The DOL has indicated informally that the Underwriter Exemption is not available if the assets of a pass through trust include a prefunding account. The DOL is considering an amendment to the Underwriter Exemption that may permit such a prefunding account in certain limited circumstances. Such restrictions on prefunding accounts may not be applicable in certain circumstances where, (i) at the time an ERISA Plan acquires pass through certificates, all of the otherwise eligible assets of the trust are identified and are deemed to constitute a fixed pool, even though such assets, for administrative or other reasons, are not transferred to the trust at that time, or (ii) although certain of the equipment securing equipment trust certificates held by the trust have not been delivered on the date of the issuance of such equipment trust certificates, such equipment trust certificates otherwise constitute, at the time an ERISA Plan acquires the pass through certificates, secured credit instruments that bear interest. However, there can be no assurance that the DOL would agree that the prefunding restrictions would not apply in such a case.

  It is clear that the Underwriter Exemption will not apply to subordinated classes of certificates, such as the Class B Pass Through Certificates or the Class C Pass Through Certificates. It also appears that the Underwriter Exemption will not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Pass Through Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. In addition, for the reasons noted above, no assurance can be given that the Underwriter Exemption will otherwise apply with respect to any particular transaction involving the Class A Pass Through Certificates or the assets of the Class A Trust.

  If an ERISA Plan acquires a Pass Through Certificate, the ERISA Plan's assets may include both the Pass Through Certificate acquired and an undivided interest in the underlying assets of the Pass Through Trust, unless the actual investment by "benefit plan investors" in the Pass Through Certificates is not "significant" within the meaning of the DOL plan assets regulations. Consequently, the Pass Through Trust assets could be deemed to be "plan assets" of such ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. The Pass Through Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Pass Through Certificates and be subject to general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Pass Through Trust. If the Pass Through Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Pass Through Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets. In order to avoid such prohibited transactions, each investing ERISA Plan, by purchasing the Pass Through Certificates, will be deemed to have directed the Pass Through Trust to invest in the assets held in such trust. Any ERISA Plan purchasing the Pass Through Certificates must ensure that any statutory or administrative exemption from the Prohibited Transaction rules on which such ERISA Plan relies with respect to its purchase or holding of the Pass Through Certificates also applies to such ERISA Plan's indirect holding of the assets of the Pass Through Trust.

  Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Pass Through Certificates. Any fiduciary of such a governmental or church plan considering a purchase of the Pass Through Certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

  The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering the purchase and holding of the Pass Through Certificates should consult with its legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of a Pass Through Certificate, each Certificateholder will be deemed to have represented and warranted that either (i) no ERISA Plan assets have been used to purchase such Pass Through Certificate, or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such ERISA Plan assets to purchase and hold such Pass Through Certificate will not constitute a non-exempt Prohibited Transaction.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Corporation and Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (the "Underwriters") relating to the Pass Through Certificates, the Corporation has agreed to cause each Pass Through Trust to sell to each of the Underwriters, and each of such Underwriters has severally agreed to purchase the respective aggregate amounts of Pass Through Certificates set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Pass Through Certificates if any Pass Through Certificates are purchased thereunder.

                                                                      TOTAL
                                                     PERCENTAGE OF  AGGREGATE
                                                       AGGREGATE    AMOUNT OF
                                                       AMOUNT OF   PASS THROUGH
                    UNDERWRITER                       EACH CLASS   CERTIFICATES
                    -----------                      ------------- ------------
Morgan Stanley & Co. Incorporated...................       25%     $138,962,000
First Chicago Capital Markets, Inc..................       25       138,959,000
Goldman, Sachs & Co.................................       25       138,959,000
J.P. Morgan Securities Inc..........................       25       138,959,000
                                                          ---      ------------
  Total.............................................      100%     $555,839,000
                                                          ===      ============

  In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Underwriters have advised the Corporation that the Underwriters propose initially to offer the Pass Through Certificates of each Class to the public at the public offering price for such Class set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of the amounts for the respective Class set forth below. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of the amounts for the respective Class set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

      PASS
     THROUGH
   CERTIFICATE   CONCESSION REALLOWANCE
      CLASS      TO DEALERS CONCESSION
   -----------   ---------- -----------
   1997-1-A        0.40%       0.25%
   1997-1-B        0.40%       0.25%
   1997-1-C        0.40%       0.25%

  The Corporation does not intend to apply for the listing of the Pass Through Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Pass Through Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Pass Through Certificates, and any such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

  The Underwriting Agreement provides that the Corporation will reimburse the Underwriters for all expenses and indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  Each of the Underwriters and certain of its affiliates have performed, and may in the future perform, commercial banking and investment banking services for the Corporation in the ordinary course of business.

  Morgan Guaranty Trust Company of New York, an affiliate of one of the Underwriters, will receive more than 10% of the proceeds of the offering in repayment of certain outstanding loan certificates. See "Use of Proceeds" in this Prospectus Supplement. Accordingly, the offering is being made in conformity with Article III, Section 44(c)(8) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

                                 LEGAL MATTERS

  The validity of the Pass Through Certificates offered hereby is being passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, special counsel for the Corporation, and for the Underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Both Davis Polk & Wardwell and Shearman & Sterling may rely on the opinion of George W. Hearn, Vice President--Law of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement and each Series Supplement, and on the opinion of Ray, Quinney & Nebeker, counsel for First Security Bank, National Association, as Pass Through Trustee and in its individual capacity, as to the authorization, execution and delivery of the Pass Through Agreement, each Series Supplement and the Pass Through Certificates by First Security Bank, National Association. At May 21, 1997, Mr. Hearn owned no shares of the Corporation's common stock and held options to purchase 41,600 shares of such common stock. Of the options granted, 13,850 were vested at such date.

                                    EXPERTS

  The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1996 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  With respect to the unaudited interim financial information for the quarters ended August 31, 1996, November 30, 1996 and February 28, 1997, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

  The references to AISI, SH&E and MBA, and to their respective appraisal reports, dated as of April 24, 1997 in the case of AISI, April 24, 1997 in the case of SH&E and April 23, 1997 in the case of MBA, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                                                     APPENDIX I

                           GLOSSARY OF CERTAIN TERMS

  The following is a glossary of certain terms used in this Prospectus Supplement. The definitions of terms used in this glossary that are also used in the Pass Through Agreement, the Series Supplements, the Indentures, the Intercreditor Agreement, the Liquidity Facilities or the Leases are qualified in their entirety by reference to the definitions of such terms contained therein.

  "Aircraft" means four McDonnell Douglas MD-11F aircraft and five Airbus A300F4-605R aircraft, including the Engines relating thereto, leased, or expected to be leased, by the related Owner Trustee to the Corporation pursuant to one of nine separate Leases, and, collectively, means all of the foregoing.

  "Authenticating Agent" means, for each Pass Through Trust, First Security Bank, National Association.

  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

  "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banks in Salt Lake City, Utah, New York City, Memphis, Tennessee or the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates are authorized or required by law to close.

  "Cash Account" means, for each Pass Through Trust, an eligible deposit account in the name of the Subordination Agent into which all amounts drawn under the related Liquidity Facility will be deposited.

  "Cede" means Cede & Co., as nominee for DTC.

  "Certificateholder" means, for any Pass Through Trust, the registered holder of any Pass Through Certificate issued by such Pass Through Trust and, with respect to the discussion under "Certain Utah Taxes" and "Federal Income Tax Consequences" in this Prospectus Supplement, also means persons having a beneficial interest in a Pass Through Certificate.

  "Class" means the Federal Express Corporation Pass Through Certificates, 1997-1-A, Federal Express Corporation Pass Through Certificates, 1997-1-B or Federal Express Corporation Pass Through Certificates, 1997-1-C.

  "Code" means the United States Internal Revenue Code of 1986, as amended.

  "Collection Account" means an eligible deposit account established by the Subordination Agent which the Subordination Agent will make deposits in and withdrawals from in accordance with the Intercreditor Agreement.

  "Collateral Account" means the Collateral Account established pursuant to the Indentures for Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE, N674FE, N581FE, N583FE and N584FE into which the proceeds of the sale of the related Equipment Trust Certificates will be deposited.

  "Commission" means the Securities and Exchange Commission of the United
States.

  "Cut-off Date" means 90 days after the scheduled delivery date for any Aircraft.


                                     A-I-1

  "DTC" means The Depository Trust Company.

  "Engine" means, for each McDonnell Douglas MD-11F aircraft, each of three General Electric CF6-80C2-D1F engines, and for each Airbus A300F4-605R aircraft, each of two General Electric CF6-80C2-A5F engines, as specified in the related Lease and any replacement engine therefor pursuant to such Lease.

  "Equipment Trust Certificates" means the equipment trust certificates issued by the Owner Trustee pursuant to the related Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the related Indenture.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Event of Default" means, for each Pass Through Trust, the occurrence and continuance of an Indenture Event of Default under one or more of the Indentures pursuant to which the Equipment Trust Certificates constituting Trust Property of such Pass Through Trust are issued.

  "Event of Loss" means, for any Aircraft, each of the events designated as such in the related Lease. For a description of certain events constituting an Event of Loss, see "Description of the Equipment Trust Certificates-The Leases-Events of Loss."

  "Final Expected Distribution Date" means January 15, 2018 for the Class A Pass Through Certificates, January 15, 2018 for the Class B Pass Through Certificates and January 15, 2014 for the Class C Pass Through Certificates.

  "Final Legal Distribution Date" means July 15, 2019 for the Class A Pass Through Certificates, July 15, 2019 for the Class B Pass Through Certificates and January 15, 2014 for the Class C Pass Through Certificates.

  "Guarantor" and "Guaranty" means when the payment and performance obligations of the Owner Participant relating to an Aircraft have been guaranteed by an entity affiliated with such Owner Participant, respectively, the "guarantor" issuing such "guaranty."

  "Indenture" means each of the nine separate trust indenture and security agreements between the Owner Trustee and the Indenture Trustee, in each case under which the Owner Trustee will issue Equipment Trust Certificates relating to an Aircraft.

  "Indenture Event of Default" means, for any Indenture, each of the events designated as an event of default in such Indenture. For a description of certain events constituting Indenture Events of Default, see "Description of the Equipment Trust Certificates-Indenture Events of Default, Notice and Waiver."

  "Indenture Trustee" means First Security Bank, National Association in its capacity as indenture trustee under each Indenture and any successor thereunder.

  "Intercreditor Agreement" means the agreement among the Pass Through Trustee, the Subordination Agent and the Liquidity Provider for the Class A and Class B Pass Through Certificates.

  "Lease" means each of nine separate lease agreements between the Owner Trustee and the Corporation, in each case under which the Owner Trustee has leased or is expected to lease the related Aircraft to the Corporation.

                                     A-I-2

  "Lease Event of Default" means, for any Lease, each of the events designated as an event of default in such Lease. For a description of certain events constituting Lease Events of Default, see "Description of the Equipment Trust Certificates-The Leases-Lease Events of Default."

  "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

  "Liquidity Provider" means for the Class A and Class B Pass Through Trusts, Kredietbank N.V., acting through its New York branch.

  "Operative Agreements" means, for any Aircraft, Indenture, Equipment Trust Certificates, Participation Agreement, Lease, Trust Agreement, Intercreditor Agreement, Liquidity Facility and any other related documents defined as such in such Participation Agreement, except that for purposes of the default described in clause (d) of "Description of the Equipment Trust Certificates-- The Leases--Lease Events of Default", the separate tax indemnity agreement between the Corporation and the related Owner Participant is not an Operative Agreement.

  "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association in its capacity as owner trustee of seven separate Owner Trusts and Wilmington Trust Company in its capacity as owner trustee of the other two Owner Trusts.

  "Participation Agreement" means the agreement among the Corporation, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, the related Owner Participant and the holders of the original loan certificates and the original indenture trustee (in the case of Federal Express Corporation Trust No. N587FE), that is defined as the "Participation Agreement" in the related Indenture and pursuant to which the Pass Through Trustee agrees to purchase from the Owner Trustee the Equipment Trust Certificates issued under such Indenture.

  "Pass Through Agreement" means the Pass Through Trust Agreement dated as of May 1, 1997, between the Corporation and First Security Bank, National Association, in accordance with which the Pass Through Trusts will be formed pursuant to the Series Supplements.

  "Pass Through Certificates" means the Federal Express Corporation Pass Through Certificates, 1997-1-A, Federal Express Corporation Pass Through Certificates, 1997-1-B and Federal Express Corporation Pass Through Certificates, 1997-1-C, to be issued by the Pass Through Trustee pursuant to the Pass Through Agreement and the related Series Supplements and which represent the fractional undivided interests in the related Pass Through Trusts.

  "Pass Through Trust" means Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, each to be formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement.

  "Pass Through Trustee" means First Security Bank, National Association in its capacity as pass through trustee under the Pass Through Agreement, as supplemented by each Series Supplement, for each Pass Through Trust, and its successors and assigns thereunder.

  "Paying Agent" means, for each Pass Through Trust, First Security Bank, National Association.

  "Registrar" means, for each Pass Through Trust, First Security Bank, National Association.

  "Regular Distribution Date" means, for each Pass Through Trust, January 15 and July 15 of each year, commencing July 15, 1997.


                                     A-I-3

  "Scheduled Payment" means any payment of interest on, or principal of and interest on, any Equipment Trust Certificate that constitutes Trust Property thereof, scheduled to be received by the Pass Through Trustee on a Regular Distribution Date.

  "Series Supplement" means each of Series Supplement 1997-1-A, Series Supplement 1997-1-B and Series Supplement 1997-1-C between the Corporation and the Pass Through Trustee, in each case pursuant to which the related Pass Through Trust will be formed in accordance with the Pass Through Agreement and the related Class of Pass Through Certificates will be issued.

  "Special Distribution Date" means any Business Day on which a Special Payment is to be distributed.

  "Special Payment" means, for any Pass Through Trust, any payments of principal, Make-Whole Premium or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Trust Certificates held in such Pass Through Trust and any proceeds from the sale of any such Equipment Trust Certificates by the Pass Through Trustee.

  "Subordination Agent" means First Security Bank, National Association.

  "Threshold Rating" means a short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's or, in the event a person's short-term unsecured debt is not rated by the Rating Agencies, a long-term unsecured debt rating by the Rating Agencies, at least equal to the initial rating by each of the Rating Agencies on the Class A Pass Through Certificates.

  "Transportation Code" means Title 49 of the United States Code, as amended.

  "Triggering Event" means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Pass Through Certificates then outstanding; (ii) the acceleration of, or failure to pay at final maturity, all of the outstanding Equipment Trust Certificates; or (iii) certain bankruptcy or insolvency events involving the Corporation.

  "Trust Property" means, for each Pass Through Trust: (i) the Equipment Trust Certificates held in such Pass Through Trust; (ii) the rights of such Pass Through Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights); (iii) except for the Class C Trust, all monies receivable under the Liquidity Facility for such Pass Through Trust; and (iv) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust.

  The following capitalized terms are defined on the following pages of this Prospectus Supplement:

DEFINED TERM                                                                PAGE
------------                                                                ----
Adjusted Expected Distributions............................................ S-21
Aggregate LTV Collateral Amount............................................ S-21
AISI.......................................................................  S-6
Appraisals................................................................. S-27
Appraised Current Market Value............................................. S-22
Appraisers.................................................................  S-6
Assumed Aggregate Aircraft Value...........................................  S-7
Assumed Aircraft Value..................................................... S-50
Average Life Date.......................................................... S-55
Controlling Party.......................................................... S-23
Current Distribution Date.................................................. S-20
Distribution Date.......................................................... S-20

                                     A-I-4

                                                                            PAGE
                                                                            ----
DOL........................................................................ S-76
Downgrade Drawing.......................................................... S-19
ERISA Plan................................................................. S-75
Expected Distributions..................................................... S-20
Final Distributions........................................................ S-23
Final Drawing.............................................................. S-40
H.15 (519)................................................................. S-54
Initial Average Life.......................................................  S-5
Interest Drawings.......................................................... S-17
Liquidity Events of Default................................................ S-40
Liquidity Expenses......................................................... S-42
Liquidity Facility......................................................... S-17
Liquidity Obligations...................................................... S-18
LTV Appraisal.............................................................. S-22
LTV Collateral Amount...................................................... S-22
LTV Ratio.................................................................. S-22
LTVs.......................................................................  S-7
Make-Whole Premium......................................................... S-54
MBA........................................................................  S-6
Minimum Sale Price......................................................... S-24
Moody's.................................................................... S-19
Non-Extension Drawing...................................................... S-19
Non-Performing Equipment Trust Certificate................................. S-18
Owner Participant.......................................................... S-26
Performing Certificate Deficiency.......................................... S-18
Performing Equipment Trust Certificate..................................... S-18
Prefunding Period..........................................................  S-2
Pool Balance............................................................... S-32
Pool Factor................................................................ S-32
Premium Termination Date................................................... S-14
Prohibited Transactions.................................................... S-75
PTC Event of Default....................................................... S-12
PTCE....................................................................... S-76
Rating Agencies............................................................ S-19
Remaining Weighted Average Life............................................ S-55
Replacement Facility....................................................... S-38
Required Amount............................................................ S-17
Securities Act.............................................................  S-1
SH&E.......................................................................  S-6
Shortfall Amounts.......................................................... S-74
Specified Investments...................................................... S-56
Standard & Poor's.......................................................... S-19
Stated Interest Rate.......................................................  S-2
Subordinated Certificateholders............................................ S-74
Subordinated Certificates.................................................. S-74
Subordinated Trusts........................................................ S-74
Treasury Yield............................................................. S-54
Underwriter Exemption...................................................... S-76
Underwriters............................................................... S-78
Underwriting Agreement..................................................... S-78

                                     A-I-5

                                                                     APPENDIX II
                        SUMMARY OF AIRCRAFT APPRAISALS

[LOGO FOR AIRCRAFT INFORMATION
SERVICES, INC. APPEARS HERE]


24 April 1997

Mr. Robert Henning
Assistant Treasurer
FedEx Corporation
2007 Corporate Avenue
4th Floor
Memphis, TN 38132

Subject:   AISI Report No. A7S008BVO - B
           AISI Short Form Base Market Appraisal
           Five A300F4-605R and Four MD-11F Aircraft

Dear Mr. Henning:

As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer FedEx Corporation our opinion of the sight unseen base market value of five A300F4-605R and four MD-11F Aircraft as identified in section 2 of this report.

1.  METHODOLOGY AND DEFINITIONS

The historical standard term of reference for commercial aircraft value has been 'half-life fair market value' of an 'average' aircraft. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.


AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.



     Headquarters, 23232 Peralta Drive, Suite 115, Laguna Hills, CA 92653
                     TEL: 714-830-0101   FAX: 714-830-1101


                                    A-II-1

                                                                  [LOGO FOR AISI
                                                                   APPEARS HERE]

24 April 1997
AISI File No. A7S008BVO - B
Page -2-


AISI defines a 'current market value' or 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values only to consider historical trends, as a basis for long term future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

2.  VALUATION

The base market valuations are presented below subject to the assumptions, definitions and disclaimers herein. The A300F4-605R aircraft valuations are for better than half-life condition due to their age.



================================================================================
                                                                       BASE
                                                                   MARKET VALUE
 AIRCRAFT                    DATE OF                                   1997
   TYPE         QUANTITY      BUILD        ENGINES      CONDITION  U.S. DOLLARS
================================================================================
A300F4-605R        2         Jun 97       CF6-80C2A5       New     $84,000,000
================================================================================
A300F4-605R        1         Aug 97       CF6-80C2A5       New     $84,000,000
================================================================================
A300F4-605R        2         Sep 97       CF6-80C2A5       New     $84,000,000
================================================================================
  MD-11F           1         Mar 92        CF6-80C2     Half Life  $98,700,000
================================================================================
  MD-11F           1         May 91        CF6-80C2     Half Life  $94,200,000
================================================================================
  MD-11F           1         Apr 91        CF6-80C2     Half Life  $94,200,000
================================================================================
  MD-11F           1         Apr 92        CF6-80C2     Half Life  $98,700,000
================================================================================



                                    A-II-2

                                                                  [LOGO FOR AISI
                                                                   APPEARS HERE]

24 April 1997
AISI File No. A7S008BVO - B
Page -3-

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.



Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ FRED E. BEARDEN
----------------------------
Fred E. Bearden
President

FB/JDM/jm





                                    A-II-3

[LETTERHEAD OF MORTEN BEYER AND
ASSOCIATES APPEARS HERE]


                                           April 23, 1997

Mr. Robert D. Henning
Assistant Treasurer
FedEx Corporation
2007 Corporate Avenue, 4th Floor
Memphis, TN 38132

Dear Mr. Henning:

     Federal Express (FedEx) has requested that Morten Beyer and Associates
(MBA) render its expert opinion as to the current Base Value of three Airbus A300F4-600R and four McDonnell Douglas MD-11F all-cargo aircraft as more particularly described herein.

     MBA did not inspect these aircraft physically or examine their records, but relied upon information furnished by FedEx and Morgan Stanley.

     The three A300F4-600R aircraft will be delivered new from the manufacturer in June, August and September 1997, and are valued as of their scheduled delivery dates. The four MD-11Fs were delivered new to American Airlines in passenger configuration between April 1991 and April 1992, and will have been operated in that mode until sale to FedEx for delivery at various dates between December 1996 and January 1998, as hereinafter set forth. The MD-11s are scheduled to be converted to all-cargo configuration after delivery to FedEx by SabreTech, of Phoenix, AZ, under a program licensed by McDonnell Douglas. MBA is familiar with the conversion program and has visited the SabreTech facility and observed an MD-11 undergoing conversion. MBA has assumed that the MD-11 airframes and engines are effectively in "half-time" condition, as that term is generally understood.

     We appraise the Airbus A300F4-600R aircraft as of date of delivery to FedEx at the Base Values set forth following:



                   DELIVERY DATE     BASE VALUE AT DELIVERY
                   -------------     ----------------------
                   June 1997              $82,640,000
                   August 1997             82,805,000
                   September 1997          82,870,000

     We appraise the MD-11Fs at date of delivery to FedEx in fully modified cargo configuration, and in half-time maintenance status, at the following Base
Values:

                                    A-II-4

                   DELIVERY DATE    BUILD DATE   BASE VALUE
                   -------------    ----------   ----------
                  December 1996     March 1992   $94,735,000
                  May 1997          May 1991      92,365,000
                  September 1997    April 1991    92,090,000
                  January 1998      April 1992    95,000,000


     The foregoing values include all Buyer Furnished Equipment (BFE) and are for aircraft in full compliance with FAA requirements for the issuance of a US Airworthiness Certificate.

THE AIRCRAFT

     The A300F4-600R high gross Airbus freighter became a major factor in the all-cargo market with FedEx's 25-plane order, built from the start as an all-
cargo aircraft without windows or passenger amenities.   The aircraft being
acquired by FedEx and appraised herewith incorporate the following features:

     .  A payload of 111,700 to 120,100 pounds.
     . A capacity for 19 large pallets and 10 LD-3 cargo containers. . A range of up to 3,050 statute miles with full payload.

     The aircraft is equipped with two General Electric CF6-80C2A5F engines with 61,500 pounds of thrust. This is the most common engine and it is also used by American in its 35-plane fleet of -600R aircraft.

     The MD-11F freighter version is becoming increasingly popular with cargo airlines. The MD-11 is, in many ways, a better freighter than it is a passenger aircraft. Out of a total order book of 180 MD-11s, 25 were built as combies or convertibles, and 21 as pure freighters. American has sold 11 of its 17 MD-11s to be converted to cargo, including the four aircraft subject to this appraisal.

     FedEx purchased 19 MD-11Fs new, and has taken delivery of all of them. The aircraft being acquired and converted will be added to this fleet. Additional conversions by other passenger carriers to cargo configurations are expected.

     The FedEx converted MD-11F freighter features:

     .  A maximum takeoff gross weight of 630,500 pounds.
     . A main deck cargo capacity of 26 88" or 96" x 125" pallets. . A lower deck capacity of six pallets and 14 LD-3 containers. . Cargo space of 20,886 cubic feet.
     .  A maximum cargo payload of 201,851 pounds.
     .  A full payload range of 4,545 statute miles.



                                    A-II-5

     This permits FedEx to utilize the MD-11Fs in both trans-Pacific and trans-Atlantic cargo operations, utilizing the most direct routes. The MD-11F has a range premium over both the B-747-100 and -200Fs, as well as a weight payload which is almost as great. The three engines and two-man crew contribute to greater fuel efficiency and reduced cost.

THE MARKET

     The subject aircraft are efficient in FedEx service despite their high acquisition costs due to the Company's high yield express package services which make aircraft acquisition costs virtually immaterial. FedEx demands reliability and aircraft performance/payload/range/capacity to meet its high standards, and thus, the emphasis is on acquiring aircraft such as the A300 and the MD-11F. Further, FedEx plans to operate aircraft such as these for as many as 50 years, fully recouping its investment over a longer than normal life for passenger jets.

     When one considers the possibility of placing these aircraft with other carriers in the unlikely event of a default by FedEx, it must be recognized that, to a large extent, FedEx is the market. We believe:


     .  The likelihood of FedEx defaulting is extremely remote.

     . Should FedEx withdraw from the market, another carrier would have to fill its shoes. UPS, DHL and Airborne all provide comparable services, and would need FedEx's aircraft in order to meet demand.

     . Six other international airlines already operate MD-11Fs and all are potential candidates to buy any aircraft which come on the market. Ten additional airlines operate DC-10-30 freighters, and are also candidates to buy MD-11s in the event additional life is required or expansion needed.

     . Worldwide governments are buying civilian jet freighters constantly to adapt to defense needs, as cargo, tanker and troop transport aircraft.

     While liquidation of FedEx's MD-11F fleet would not be immediate, client airlines could be found over a reasonable period of time to lease or buy the aircraft.

     The market for the A300F4-600Rs in many ways is similar to that for the MD-11F. FedEx "makes the market," with the only order from the -600R freighter. (There were previous orders by ten other carriers for 25 earlier model A300 and A310 freighters/ convertibles.) There is now an active market for A300 and A310 conversions from passenger to cargo, and FedEx has bought a total of 22 of these aircraft.

     The biggest market for the A300F4-600R will, over time, be the replacement of DC-8-70 series aircraft and, to a lesser extent, older DC-8-60 and B-707-320 series aircraft. The A300 passenger aircraft has an extensive operator base, which facilitates marketability throughout the world. There are 50 international carriers operating A300 aircraft, some of whom use designated freighter aircraft. This is a large potential market



                                    A-II-6
which assures a broad range of opportunities in the event FedEx defaults and its A300s become available.

     As earlier stated in the case of the MD-11Fs, in the unlikely event that FedEx were to default on its services, there would be an immediate requirement for alternative services to meet the lift that FedEx provides. FedEx's aircraft would be the only readily available supply in the quantity required.

     In summary, MBA believes the FedEx A300s to be an indispensable ingredient of the US and international air cargo lift infrastructure and, therefore, these aircraft have a strong continuing market value irrespective of the continued existence of FedEx.

COVENANTS

   This report has been prepared for the exclusive use of FedEx Corporation and Morgan Stanley, and shall not be provided to other parties by MBA without the express consent of FedEx or Morgan Stanley.

   MBA certifies that this report has been independently prepared and that it fully and accurately represents MBA's opinion, as of the date of this report, of the Current Fair Market Value of the subject aircraft. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

   This report represents the opinion of MBA and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by FedEx, Morgan Stanley or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.



                                         Sincerely,

                                         /s/ MORTEN S. BEYER
                                         ---------------------------------
                                         Morten S. Beyer
                                         President
                                         ISTAT Certified Senior Appraiser



                                    A-II-7

                            BASE VALUE APPRAISAL OF
                FIVE AIRBUS INDUSTRIE A300F4-600R AIRCRAFT AND
                     FOUR MCDONNEL DOUGLAS MD-11F AIRCRAFT



                                 Prepared for:

                                     FEDEX



                                 Prepared by:

                                     SH&E
                                901 Park Avenue
                              New York, NY 10016
                              Tel. (212) 682-8455
                              Fax  (212) 986-1825


                                April 24, 1997



                                    A-II-8

                               TABLE OF CONTENTS


1. INTRODUCTION..................................................  2

2. DETERMINATION & ASSUMPTIONS...................................  2

   2.1 Determination.............................................  2
   2.2 Assumptions...............................................  3

3. VALUE DETERMINATION...........................................  4

   3.1 Methodology Summary.......................................  4
   3.2 Base Value................................................  5

4. LIMITATIONS...................................................  6





                                    A-II-9

1.      INTRODUCTION


        FedEx Corporation ("FedEx") has retained Simat, Helliesen & Eichner, Inc. ("SH&E") to furnish an opinion as to the Base Value ("BV") of five (5) Airbus Industrie A300F4-600R freighter aircraft and four (4) McDonnell Douglas MD-11F freighter aircraft (the "Subject Aircraft").

2.      DETERMINATION & ASSUMPTIONS

        2.1   DETERMINATION


        SH&E has determined the following values for the Subject Aircraft:

--------------------------------------------------------------------------------
Aircraft Type(1) Serial # Reg. #  Engine Type Expected or Actual  Half-life Base
                                              Date of Manufacture Value ($mil)
--------------------------------------------------------------------------------
  A300F4-600R    N/A      N/A      CF6-80C2A5     June, 1997          $83.5
  A300F4-600R    N/A      N/A      CF6-80C2A5     June, 1997          $83.5
  A300F4-600R    N/A      N/A      CF6-80C2A5     August, 1997        $83.5
  A300F4-600R    N/A      N/A      CF6-80C2A5     September, 1997     $83.5
  A300F4-600R    N/A      N/A      CF6-80C2A5     September, 1997     $83.5
  MD-11F         48419    N581FE   CF6-80C2       June, 1990          $80.6
  MD-11F         48421    N583FE   CF6-80C2       July, 1990          $80.6
  MD-11F         48436    N584FE   CF6-80C2       November, 1991      $86.9
  MD-11F         48489    N587FE   CF6-80C2       February, 1992      $88.1
 -------------------------------------------------------------------------------

--------------
        (1) The subject A300F4-600R aircraft were ordered by Federal Express as production freighters and have not yet been delivered. The subject MD-11F aircraft were previously operated in a passenger configuration by American Airlines. As of March, 1997, N587FE had been converted to a freighter by Dimension Aviation and the remaining MD-11 aircraft will be converted by January, 1998.

                                    A-II-10

        2.2  ASSUMPTIONS

 . SH&E has valued the Subject Aircraft as full freighters, although three of the MD-11 aircraft have not yet been converted and the A300F4-600R aircraft have not yet been delivered to Federal Express. Failure to convert the Subject Aircraft as freighters would have a material negative impact on the values stated herein.

 .  SH&E has not performed a physical inspection of the Subject Aircraft.

 . SH&E's values assume the Subject Aircraft meet or will meet all specifications and performance capabilities for standard delivered aircraft.

 . SH&E assumed that the Subject Aircraft are in full compliance with all Airworthiness Directives and Service Bulletins.

 . SH&E has assumed that the MD-11 aircraft are fully serviceable and in a condition similar to aircraft of comparable age and type.

 . SH&E assumed that the MD-11 aircraft have been stored in accordance with McDonnell Douglas' approved storage program.

                                    A-II-11

3.  VALUE DETERMINATION

    3.1  METHODOLOGY SUMMARY


    SH&E has studied many aircraft transactions over the past 30 years. This list includes a wide variety of turbojet, turbofan, turboprop and propeller powered two, three and four-engined transports. Models studied have covered many types, including: Boeing 707,727,737,747,757,767 and 777 aircraft; McDonnell Douglas DC-8, DC-9, MD-80, MD-90, DC-10 and MD-11; Airbus A300, A310, A320, A330
and A340 models; Lockheed L-1011; BAC 1-11; and various turboprop models, including most major commuter aircraft.

    The SH&E valuation approach starts by determining a half-life value. The term "half-life" represents an asset whose major components have used 50 percent of the time between scheduled or expected overhauls. This initial appraisal can then be adjusted (positive or negative) for each individual unit to reflect the asset's maintenance status relative to next overhaul. In most cases, the Base Value of an asset assumes its physical condition is average and its maintenance time status is a mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be).

    In the case of new aircraft, the above half-life values are automatically adjusted upwards to reflect the fact that the aircraft has the full span of maintenance overhaul intervals available. Consequently, SH&E's initial depreciation of new aircraft is considerably greater than for a used aircraft, thereby accounting for both the change in its maintenance status and its intrinsic depreciation.

        SH&E half-life values are determined on a semi-annual basis by reviewing recent past sales, availability trends, technological aspects, environmental contraints and maintenance requirements.

                                    A-II-12

    3.2   BASE VALUE


    The Base Value is the appraiser's opinion of the underlying economic value of an asset in an open, unrestricted and stable market environment with a reasonable balance of supply and demand, assuming full consideration of its "highest and best use." An asset's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

    Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value.

    The Base Value of each asset is derived from SH&E's valuation models. The SH&E models provide trend lines derived from known transactions, econometric factors affecting asset values, and economic life estimates. Because it is related to long-term market trends, the Base Value definition is normally applied to analyses of historical values and projections of residual values.

                                    A-II-13

4.  LIMITATIONS



    SH&E used information supplied by FedEx and Morgan Stanley together with in-house data accumulated through other recent studies of aircraft transactions.

    SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

    The opinions expressed herein are not given for, or as an inducement or endorsement for, any financial transactions. They are prepared for the exclusive use of the addressee. The report is not to be furnished to any third party without the written permission of SH&E. SH&E accepts no responsibility for damages, if any, that result from decisions made or actions taken based on this report.

    This report does not address ownership of, nor title to, the appraised property and reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.



                                              For SH&E:

                                              /s/ CLIVE G. MEDLAND
                                              ------------------------------
                                              Clive G. Medland
                                              Vice President
                                              Certified Appraiser
                                              International Society of
                                              Transport Aircraft Trading



                                       6
                                    A-II-14

PROSPECTUS
----------


                    [LOGO OF FEDERAL EXPRESS APPEARS HERE]

                              PASS THROUGH TRUSTS
                           PASS THROUGH CERTIFICATES

                               ---------------

    Up to $813,872,000 aggregate amount of Pass Through Certificates (the "Pass Through Certificates") may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Pass Through Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. For each Series of Pass Through Certificates offered pursuant to this Prospectus and a Prospectus Supplement, a separate Pass Through Trust will be formed pursuant to the Pass Through Trust Agreement (the "Pass Through Agreement") between Federal Express Corporation (the "Corporation") and State Street Bank and Trust Company, and the supplements thereto relating to such Pass Through Trust (a "Series Supplement") between the Corporation and the trustee named in such Series Supplements, not in its individual capacity but solely as the Pass Through Trustee with respect to such Pass Through Trust. Each Pass Through Certificate in a Series will evidence a fractional undivided interest in the related Pass Through Trust and, except as may be contained in any intercreditor agreement, will have no rights, benefits or interest in respect of any other Pass Through Trust or the Trust Property (as defined below) held in any other such Pass Through Trust.

    The Trust Property of each Pass Through Trust will consist of (a) equipment purchase certificates issued with recourse to the Corporation (the "Owned Aircraft Certificates") or (b) equipment trust certificates issued as nonrecourse obligations by certain Owner Trustees, each acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust, in connection with separate leveraged lease transactions (the "Leased Aircraft Certificates" and, together with the Owned Aircraft Certificates, the "Equipment Certificates"). The Owned Aircraft Certificates will be issued to finance or refinance all or a portion of the purchase price of each of one or more aircraft that have been or will be purchased and owned by the Corporation (the "Owned Aircraft"). The Leased Aircraft Certificates will be issued to finance or refinance a portion of the payment by each such Owner Trustee of the purchase price for a specified aircraft which has been or will be leased to the Corporation (the "Leased Aircraft" and, together with the Owned Aircraft, the "Aircraft"). The Prospectus Supplement relating to each offering will describe certain terms of the Pass Through Certificates offered thereby, the respective Pass Through Trusts, the Equipment Certificates to be purchased by such Pass Through Trusts, the leveraged lease transactions, if any, relating thereto and the Aircraft relating to such Equipment Certificates.

    For each Aircraft, the related Owner Trustee or the Corporation, as the case may be, may issue one or more Equipment Certificates, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment. Unless otherwise specified in the applicable Prospectus Supplement, for each Series of Pass Through Certificates, the Pass Through Trustee will purchase one or more Equipment Certificates issued with respect to each of one or more Aircraft such that all of the Equipment Certificates held in the related Pass Through Trust will have identical ranking and identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Certificates will occur on or before the final distribution date for such Pass Through Certificates.
                                                  (Continued on following page)

                               ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
    PASSED  UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

                The date of this Prospectus is April 28, 1997.

(continued from previous page)

    The Owned Aircraft Certificates issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft and will be direct obligations of the Corporation. The Leased Aircraft Certificates issued with respect to each Leased Aircraft, except during the Pre-Funding Period, if any, will be secured by a security interest in such Leased Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. Although none of the Leased Aircraft Certificates held in the respective Pass Through Trusts will be obligations of, or guaranteed by, the Corporation, the amounts payable by the Corporation under the Lease of each Leased Aircraft will be sufficient to pay in full when due all principal of and interest on the Leased Aircraft Certificates relating to such Leased Aircraft, except as described under "Description of the Equipment Certificates--General" relating to any Pre-Funding Period with respect to such Leased Aircraft.

    Unless otherwise specified in the applicable Prospectus Supplement, during any Pre-Funding Period, the related Leased Aircraft Certificates will be secured by a collateral account funded by the net proceeds of the sale of such Leased Aircraft Certificates to the Pass Through Trustee and, if specified in the applicable Prospectus Supplement, by other security (which may include a letter of credit). Funds in such collateral account, together with any such other security will be available to pay any principal due and interest accrued on such Leased Aircraft Certificates during such Pre-Funding Period, as well as to fund any mandatory prepayment of such Leased Aircraft Certificates during such Pre-Funding Period.

    Interest paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the registered holders of the Pass Through Certificates for such Pass Through Trust (for each Pass Through Trust, the "Certificateholders") on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the Certificateholders in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust.

    The Pass Through Certificates will be issued in registered form only and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in accordance with a book-entry system.

    The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions will be made only from the property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in, or obligation of, the Corporation.

    The Pass Through Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    Prior to their issuance, there will have been no market for the Pass Through Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. See "Plan of Distribution."

    This Prospectus may not be used to consummate sales of any Pass Through Certificates unless accompanied by the Prospectus Supplement applicable to the Pass Through Certificates being sold.

                               ----------------

                             AVAILABLE INFORMATION

    Federal Express Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.

                  REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

    The Pass Through Trustee under each Pass Through Trust will provide the Certificateholders of each Pass Through Trust with certain periodic statements concerning the distributions made from such Pass Through Trust. See "Description of the Pass Through Certificates--Statements to
Certificateholders."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

  1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 filed August 9, 1996.

  2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1996, November 30, 1996 and February 28, 1997 filed October 10, 1996, January 14, 1997 and April 11, 1997, respectively.

  3. The Corporation's Current Reports on Form 8-K dated June 5, 1996, June 7, 1996, August 16, 1996, October 17, 1996 and March 4, 1997 filed June 10, 1996, June 21, 1996, August 28, 1996, October 22, 1996 and April 21,
     1997, respectively.

    All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Rebecca M. Halvorson, Managing Director--Investor Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1854 or by telephone at (901) 395-5038.

                          FEDERAL EXPRESS CORPORATION

    The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                  NINE MONTHS ENDED
                         YEAR ENDED MAY 31     FEBRUARY 29 FEBRUARY 28
                      ------------------------ ----------- -----------
                      1992 1993 1994 1995 1996    1996        1997
                      ---- ---- ---- ---- ----   ------      ------
Ratio of Earnings to
Fixed Charges (a)     (b)  1.4x 1.7x 2.0x 1.9x    1.8x        1.9x

-----------------------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.
(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.

                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

    For each Series of Pass Through Certificates (as such terms are defined below) offered pursuant to this Prospectus and a related Prospectus Supplement, a separate pass through trust (a "Pass Through Trust") will be formed pursuant to a supplemental agreement (a "Series Supplement") between the Corporation and the trustee named in such Series Supplement, not in its individual capacity but solely as pass through trustee (the "Pass Through Trustee"), in accordance with the Pass Through Trust Agreement (the "Pass Through Agreement") between the Corporation and the Pass Through Trustee, for the benefit of the registered holders (the "Certificateholders") of the series (a "Series") of certificates (the "Pass Through Certificates") evidencing fractional undivided interests in such Pass Through Trust. The property held in each Pass Through Trust (the "Trust Property") will consist of (a) equipment purchase certificates issued in connection with the purchase by the Corporation of one or more aircraft (the "Owned Aircraft Certificates") or (b) equipment trust certificates issued in connection with one or more leveraged lease transactions (the "Leased Aircraft Certificates" and, together with the Owned Aircraft Certificates, the "Equipment Certificates"), as specified in the applicable Prospectus Supplement.

    As more fully described below under "Use of Proceeds," in connection with each purchase or leveraged lease transaction, one or more Equipment Certificates may be issued, each of which may have different interest rates, final maturity dates and rankings in respect of priority of payment. Concurrently with the execution and delivery of each Series Supplement, the Pass Through Trustee, on behalf of the related Pass Through Trust, will enter into one or more participation agreements

(each, a "Participation Agreement") pursuant to which it will, among other things, purchase one or more Owned Aircraft Certificates or Leased Aircraft Certificates, such that the Equipment Certificates that constitute the property of such Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and identical priority of payment relative to each of the other Equipment Certificates held by such Pass Through Trust. The latest maturity date for such Equipment Certificates will occur on or before the final distribution date applicable to such Pass Through Certificates.

    For each Pass Through Trust, the aggregate amount of the related Series of Pass Through Certificates will equal the aggregate principal amount of the Equipment Certificates constituting the Trust Property of such Pass Through Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest, received by it as holder of the Equipment Certificates to the Certificateholders of the Pass Through Trust in which such Equipment Certificates are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Certificates."

                                USE OF PROCEEDS

    Each Series of Pass Through Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued to facilitate
(a) the financing of the aggregate principal amount of debt to be issued, or the refinancing of the aggregate principal amount of the debt previously issued, by the Corporation with respect to each of the aircraft that have been or will be purchased and owned by the Corporation (the "Owned Aircraft"), as specified in the applicable Prospectus Supplement, or (b) the financing or refinancing of the debt portion and, in certain cases, refinancing some of the equity portion of one or more separate leveraged lease transactions entered into or to be entered into by the Corporation, as lessee, with respect to each of the aircraft that have been or will be leased by the Corporation (the "Leased Aircraft" and, together with the Owned Aircraft, the "Aircraft"), as specified in the applicable Prospectus Supplement. Each Prospectus Supplement will specify the type and model of each Aircraft relating to the Pass Through Certificates offered thereby, the engines with which such Aircraft is equipped and whether such Aircraft was or will be delivered new by the manufacturer to the Corporation or the Owner Trustee, as the case may be, or whether such Aircraft is already in use in the Corporation's fleet.

    The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the related Pass Through Trust (a) to purchase Owned Aircraft Certificates or (b) to purchase Leased Aircraft Certificates. The Owned Aircraft Certificates will be issued with recourse to the Corporation to finance or refinance all or a portion of the purchase price (as specified in the applicable Prospectus Supplement) for one or more Owned Aircraft which have been or will be purchased and owned by the Corporation. The Leased Aircraft Certificates will be issued as nonrecourse obligations by First Security Bank, National Association, or another bank or trust company, not in its individual capacity but solely as the owner trustee (the "Owner Trustee") of separate owner trusts (each, an "Owner Trust" created pursuant to a separate "Trust Agreement") for the benefit of the owner participant named therein (each, an "Owner Participant"), in connection with one or more leveraged lease transactions, in each case to finance or refinance not more than, unless otherwise specified in such Prospectus Supplement, 80% of the purchase price paid or to be paid by the Owner Trustee for a Leased Aircraft which has been or will be leased by the related Owner Trustee to the Corporation.

    To the extent that any proceeds from the sale of the Pass Through Certificates for any Pass Through Trust have not been applied by the Pass Through Trustee by the date specified in the applicable Prospectus Supplement to the purchase of the Equipment Certificates that were contemplated to be held in such Pass Through Trust, such proceeds will be distributed on the date specified in such Prospectus Supplement to the related Certificateholders, together with interest accrued thereon, but without premium. See "Description of the Pass Through Certificates--Special Payment Upon Unavailability of Trust Property."

    Unless otherwise specified in the applicable Prospectus Supplement, if, for any Leased Aircraft, under the circumstances discussed below in "Description of Equipment Certificates--Delayed Lease Commencement" the proceeds from the sale of the related Leased Aircraft Certificates to the applicable Pass Through Trusts are not applied by the Owner Trustee to pay the purchase price for such Leased Aircraft on the date of the purchase of such Leased Aircraft Certificates by such Pass Through Trusts, such proceeds, after deducting certain expenses of the Pass Through Certificate offering, will be deposited by the Owner Trustee into a Collateral Account (as defined below). Such Collateral Account, together with the other security, if any, pledged under the related Indenture (see "Description of the Equipment Certificates-- Security" below), will secure such Leased Aircraft Certificates during the related Pre-Funding Period (as defined below) and will be available to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the Pre-Funding Period. If the Lease related to such Leased Aircraft does not commence by the Cut-off Date specified in the applicable Prospectus Supplement or an event of loss occurs with respect to such Leased Aircraft during the Pre-Funding Period, funds in such Collateral Account, together with such other security will be available to prepay such Leased Aircraft Certificates as described in such Prospectus Supplement or will be applied to finance the aggregate principal amount of the debt to be issued by the Corporation in connection with the acquisition of such Aircraft by the Corporation so that such Aircraft becomes an Owned Aircraft. See "Description of the Equipment Certificates--Delayed Lease Commencement" and "--Mandatory Prepayment During the Pre-Funding Period."

    For each Leased Aircraft, the related Leased Aircraft Certificates have been or will be issued by the Owner Trustee and authenticated by the trustee named in such trust indenture and security agreement, as indenture trustee (the "Indenture Trustee") under a separate trust indenture and security agreement (each, a "Leased Aircraft Indenture") between the Owner Trustee and the Indenture Trustee. Each Owner Participant will have provided or will provide, from sources other than the related Leased Aircraft Certificates, at least, unless otherwise specified in the applicable Prospectus Supplement, 20% of the purchase price for the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Certificates issued thereunder. For each Owned Aircraft, the related Owned Aircraft Certificates have been or will be issued under a separate trust indenture and security agreement (each, an "Owned Aircraft Indenture," and together with any Leased Aircraft Indentures, the "Indentures") between the Indenture Trustee and the Corporation. The Owned Aircraft Certificates will be direct obligations of the Corporation.

                              DIAGRAM OF PAYMENTS

    The following diagram illustrates certain aspects of the payment flows in the Pass Through Trust structure (1) for a possible transaction for Leased Aircraft among the Corporation, the Owner Trustee, the related Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders, assuming each Leased Aircraft is leased by the Corporation upon issuance of the Pass Through Certificates, and (2) for a possible transaction for Owned Aircraft among the Corporation, the Indenture Trustee, the Pass Through Trustee and the Certificateholders. For each Aircraft included in a particular Pass Through Certificate offering, one or more Equipment Certificates will be issued, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment, and will be held in a separate Pass Through Trust. Each Pass Through Trust may hold Equipment Certificates relating to more than one Aircraft. The number of Aircraft included in each offering and the interest rates, final maturity dates and rankings in respect of priority of payment, of the Equipment Certificates held by each Pass Through Trust will be described in the applicable Prospectus Supplement.

    In a Leased Aircraft transaction, the Corporation will lease each Leased Aircraft from the Owner Trustee under a separate Lease. The Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. As a result of the assignment under the related Leased Aircraft Indenture of certain rights of the Owner Trustee under such Lease, the Corporation will make these payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due from the Owner Trustee on the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture and held in such Pass Through Trust. After such payments have been made, the Indenture Trustee will pay the remaining balance to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Leased Aircraft Certificates held in such Pass Through Trust. See "Description of the Pass Through Certificates--Payments and Distributions" and "Description of the Equipment Certificates--Delayed Lease Commencement" for a discussion of payments during any Pre-Funding Period.

    In an Owned Aircraft transaction, the Corporation will make scheduled payments on the Owned Aircraft Certificates relating to each Owned Aircraft to the Indenture Trustee. From these payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due on the Owned Aircraft Certificates issued under the related Owned Aircraft Indenture and held in such Pass Through Trust. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Owned Aircraft Certificates held in such Pass Through Trust.




                             [CHART APPEARS HERE]

                 DESCRIPTION OF THE PASS THROUGH CERTIFICATES

    In connection with each offering of Pass Through Certificates, one or more separate Pass Through Trusts will be formed, and one or more corresponding Series of Pass Through Certificates will be issued, pursuant to the Pass Through Agreement and one or more separate Series Supplements to be entered into between the Corporation and the Pass Through Trustee. The following summary relates to the Pass Through Agreement and each of the Series Supplements, the Pass Through Trusts to be formed thereby and the Pass Through Certificates to be issued by each Pass Through Trust, except as otherwise described in the applicable Prospectus Supplement.

    The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Pass Through Agreement the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Series Supplement relating to each Series of Pass Through Certificates and the forms of the related Indentures, Participation Agreements, Leases if the Pass Through Certificates relate to Leased Aircraft, Intercreditor Agreement, if any, Liquidity Facility, if any, Trust Agreements and Collateral Agreements, if any, will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of each such Series of Pass Through Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement.

    Each Prospectus Supplement will include a glossary of certain defined terms used in connection with the Pass Through Certificates offered thereby and the related Equipment Certificates. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

GENERAL

    The Pass Through Certificates will be issued in fully registered form only and, unless otherwise specified in the applicable Series Supplement, be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). If the Pass Through Certificates are so registered, no Certificateholder will be entitled to receive a certificated Pass Through Certificate representing such person's interest in the related Pass Through Trust unless such certificates are issued as described below. Unless certificated Pass Through Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificateholders in accordance with DTC procedures. See "Description of the Pass Through Certificates--Book-Entry Procedures." (Pass Through Agreement, Section 2.12)

    Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust formed by the Pass Through Agreement and the related Series Supplement pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include the Equipment Certificates held in such Pass Through Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust and, if specified in the applicable Prospectus Supplement, rights under any intercreditor agreement relating to cross-subordination arrangements and monies receivable under any liquidity facility. Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Certificates and other property held in the related Pass Through Trust and will be issued, unless otherwise specified in the applicable Prospectus Supplement, in minimum denominations of $1,000 or any integral multiple of $1,000. (Pass Through Agreement, Article II)

    The applicable Prospectus Supplement will describe the specific Series of Pass Through Certificates offered thereby, including:

   (1) the specific designation and title of such Pass Through Certificates;

   (2) the Pass Through Trustee for such series of Pass Through Certificates;

   (3) the Regular Distribution Dates (as herein defined) and Special Distribution Dates (as herein defined) applicable to such Pass Through Certificates and the applicable Cut-Off Date (as herein defined), if any;

   (4) the specific form of such Pass Through Certificates;

   (5) a description of:

       (a) the Equipment Certificates to be purchased by such Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which such Certificates may or must be repaid in whole or in part, by the Corporation or, with respect to Leased Aircraft Certificates, the related Owner Trustee;

       (b) the payment priority of such Equipment Certificates in relation to any other Equipment Certificates issued with respect to the related Aircraft;

       (c) any additional security or liquidity enhancements therefor;

       (d) any intercreditor issues between or among the holders of Equipment Certificates having different priorities issued by the same Owner Trustee; and

       (e) other specific terms of the Equipment Certificates during any Pre-Funding Period;

   (6) a description of the related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft;

   (7) a description of the related Participation Agreement and Indenture, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Certificates;

   (8) if such Pass Through Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Collateral Agreement, if any, including (a) the names of the related Owner Trustee, (b) a description of the events of default under the related Lease, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Certificates, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of the Corporation to pay rent under the related Lease;

   (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Certificates may be amended by the parties thereto without the consent of the Holders, or upon the consent of the Holders of a specified percentage of aggregate principal amount of, such Equipment Certificates;

  (10) a description of any cross-default or cross-collateralization provisions in the related Indenture;

  (11) a description of any subordination provisions among the holders of Pass Through Certificates, including any cross-subordination provisions among the holders of Pass Through Certificates in separate Pass Through Trusts;

  (12) any additional security or liquidity facilities for the Pass Through Certificates; and

  (13) any other special terms pertaining to such Pass Through Certificates. (Pass Through Agreement, Article II)

    The Equipment Certificates issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Equipment Certificates issued under more than one Indenture. Unless otherwise provided in the applicable Prospectus Supplement, only Equipment Certificates having the same priority of payment (the Equipment Certificates of any such priority, a "Class") may be held in the same Pass Through Trust.

    Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Equipment Certificates held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

    The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the Trust Property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation, the Pass Through Trustee, any related Owner Participant, the Owner Trustee in its individual capacity or any affiliate of any of the foregoing. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Pass Through Trust as provided in the Pass Through Agreement and the applicable Series Supplement. (Pass Through Agreement, Section 3.06)

    The Pass Through Agreement does not, and the Indentures will not, contain any debt covenants or provisions that would afford Certificateholders protection in the event of a highly leveraged transaction involving the Corporation. However, the Certificateholders of each Series will have the benefit of a lien on the specific Aircraft securing the related Equipment Certificates held in the related Pass Through Trust. See "Description of the Equipment Certificates--Security" below for a discussion of security for Leased Aircraft Certificates during any Pre-Funding Period.

BOOK-ENTRY PROCEDURES

    Unless otherwise specified in the applicable Prospectus Supplement, the Pass Through Certificates will be subject to the provisions described below. Upon issuance, each Series of Pass Through Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. No Certificateholder will be entitled to receive a certificated Pass Through Certificate, except as set forth below.

    DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Pass Through Certificates may do so only through DTC

Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Pass Through Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Pass Through Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

    Distributions by DTC Participants to Certificateholders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Certificateholders will not have possession of the Pass Through Certificates, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Pass Through Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of physical certificates for such Pass Through Certificates.

    None of the Corporation, the Pass Through Trustee or any other agent of the Corporation or the Pass Through Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Pass Through Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder" will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Pass Through Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Certificateholder under the Pass Through Agreement and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Pass Through Certificates are credited. Additionally, DTC has advised the Corporation that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders held in each Pass Through Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

    Same-Day Settlement and Payment. All payments made by the Corporation to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

    The Pass Through Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

    Certificated Form. The Pass Through Certificates will be issued in fully registered, certificated form to Certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Pass Through Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Pass Through Certificates and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book-entry system through DTC. In such event, the Pass Through Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Pass Through

Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Pass Through Certificates and receipt of instructions for reregistration, the Pass Through Trustee will reissue the Pass Through Certificates in certificated form to Certificateholders or their nominees. (Pass Through Agreement, Section 2.12)

    Certificates in certificated form will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable Series Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

PAYMENTS AND DISTRIBUTIONS

    The Corporation will make scheduled payments of principal of, and interest on the unpaid amount of, the Owned Aircraft Certificates to the Indenture Trustee under the related Owned Aircraft Indenture, and the Indenture Trustee will distribute such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts that hold such Owned Aircraft Certificates. Upon commencement of the Lease for any Leased Aircraft, the Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. After any Pre-Funding Period for a Leased Aircraft, these scheduled rental payments will be assigned under the applicable Leased Aircraft Indenture by the related Owner Trustee to the Indenture Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture.

    Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. Unless otherwise specified in the applicable Prospectus Supplement, during the Pre-Funding Period, if any, for such Leased Aircraft, however, the related Collateral Account, together with any other security pledged under the related Indenture or otherwise provided to the Indenture Trustee will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, and to pay the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation on such payment date. See "Description of the Equipment Certificates--Delayed Lease Commencement."

    Following any Pre-Funding Period, after the Indenture Trustee has made such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts on the Leased Aircraft Certificates held in such Pass Through Trust, the Indenture Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each such Pass Through Trust will distribute to the Certificateholders of such Pass Through Trust payments received on the Equipment Certificates held in such Pass Through Trust as described below. During any Pre-Funding Period for a Leased Aircraft, the Indenture Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

    Payments of principal of, and interest on the unpaid amount of, the Equipment Certificates held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Certificates are referred to herein as "Scheduled Payments," and the dates specified for distributions of Scheduled Payments to the Pass Through Trustee in the applicable Prospectus Supplement are referred to herein as "Regular Distribution Dates"). Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, for each Pass Through Trust, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payment received by the Pass Through Trustee on such Regular Distribution Date. (Pass Through Agreement, Section 5.02)

    If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date but is received within seven Business Days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Regular Distribution Date, subject to certain exceptions. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Article I; Sections 5.01 and 5.02) If a Scheduled Payment is received more than seven Business Days after the applicable Regular Distribution Date, it will be treated as a Special Payment and will be distributed as described below.

    Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, after any prepayment of principal, any redemption or any default in respect of some or all of the Equipment Certificates held in any Pass Through Trust, any Certificateholder of such Pass Through Trust should refer to the Pool Balance and the Pool Factor (as such terms are defined below) for such Pass Through Trust reported periodically by the Pass Through Trustee, in order to calculate such Certificateholder's pro rata share of such Pass Through Trust. See "Pool Factors" and "Statements to Certificateholders" below.

    For any Pass Through Trust, any payments of principal, premium, if any, or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust, including payments received (i) for the prepayment of such Equipment Certificates in connection with certain events specified in the applicable Prospectus Supplement (including payments upon unavailability of Trust Property and prepayments during any Pre-Funding Period), (ii) upon the prepayment by the related Owner Trustee of such Equipment Certificates following a default in respect of such Equipment Certificates, and (iii) on account of the sale of such Equipment Certificates by the Pass Through Trustee (such payments are referred to herein as "Special Payments"), will be distributed on the dates determined as set forth in the applicable Prospectus Supplement (each, a "Special Distribution Date" and, together with the Regular Distribution Dates, the "Distribution Dates"), except that unless otherwise specified in the applicable Prospectus Supplement payments received by the Pass Through Trustee following default in respect of the Equipment Certificates on a Regular Distribution Date as a result of a drawing under any liquidity facility specified in the applicable Prospectus Supplement, provided for the benefit of the Certificateholders, will be distributed on such Regular Distribution Date. See "Description of the Equipment Certificates--Mandatory Prepayment During the Pre-Funding Period" for a discussion of the funding of such prepayments during any Pre-Funding Period.

    Prior to any Special Payment for any Pass Through Trust, the Pass Through Trustee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the anticipated Special Distribution Date therefor in accordance with the Pass Through Agreement. Each distribution of a Special Payment, other than the final distribution, for any Pass Through Trust will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Special Distribution Date, unless otherwise specified in the applicable Prospectus Supplement. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02) See "Description of the Equipment Certificates--Prepayment" and "Description of the Pass Through Certificates-- Events of Default and Certain Rights Upon an Event of Default."

    The Pass Through Agreement requires that the Pass Through Trustee establish and maintain, for each Pass Through Trust and for the benefit of the related Certificateholders, one or more non-interest bearing accounts (a "Certificate Account") for the deposit of Scheduled Payments on the Equipment Certificates held in such Pass Through Trust and one or more accounts which will, except in connection with Permitted Investments as defined below, be non-interest bearing (a "Special Payments Account") for the deposit of Special Payments on such Equipment Certificates. The Pass Through Trustee is required to deposit any Scheduled Payments relating to a Pass Through Trust received by it in the related Certificate Account and to deposit any Special Payments so received by it in the related Special Payments Account pending distribution thereof. (Pass Through Agreement, Section 5.01) Special Payments that are not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date, and the income and earnings on such investment will be distributed with such Special Payment.

    Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" are (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; and (d) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million. (Pass Through Agreement, Article I and Section 5.04)

    If at any time, the Pass Through Certificates of any Pass Through Trust are issued in the form of certificated Pass Through Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from a Certificate Account or a Special Payments Account of any Pass Through Trust on any Distribution Date will be paid to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained for such Pass Through Trust. (Pass Through Agreement,
Section 5.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Pass Through Trust, specifying the date set for such final distribution and the amount of such distribution. (Pass Through Agreement, Section 12.01) See "Termination of Pass Through Trusts" below.

    If any Distribution Date is not a Business Day, distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

POOL FACTORS

    Except as provided below, the Pool Factor (as defined below) for any Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Equipment Certificates held in such Pass Through Trust as described in the applicable Prospectus Supplement. Where any Equipment Certificates held in a Pass Through Trust have been prepaid, a scheduled repayment of principal thereon has not been made or certain actions have been taken following a default thereon, as discussed in the applicable Prospectus Supplement or below in "Events of Default and Certain Rights Upon an Event of Default," the Pool Factor and the Pool Balance (as defined below) of such

Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Pass Through Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Certificates held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Certificates held by the Pass Through Trustee and not yet distributed plus any amounts transferred to the Corporation and deposited in a deposit trust account in connection with a delayed purchase of the Equipment Certificates. The Pool Balance for each Pass Through Trust as of any Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. (Pass Through Agreement, Article I)

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Pass Through Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance, by (ii) the aggregate original principal amount of the Equipment Certificates held in such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. For any Pass Through Trust, the amount of any Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of such Certificateholder's Pass Through Certificate by the Pool Factor for such Pass Through Trust as of the applicable Distribution Date. (Pass Through Agreement, Article I)

STATEMENTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution being made on such Distribution Date, setting forth the following information (per $1,000 in aggregate amount of Pass Through Certificates for such Pass Through Trust, as to (i) and (ii) below):

  (i) the amount of such distribution allocable to principal and allocable to premium, if any;

  (ii)  the amount of such distribution allocable to interest; and

  (iii) the Pool Balance and the Pool Factor for such Pass Through Trust. (Pass Through Agreement, Section 5.03)

    So long as the Pass Through Certificates of any related Pass Through Trust are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such related Pass Through Trust on such record date. On each Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificateholders.

    In addition, after the end of each calendar year, the Pass Through Trustee will prepare and deliver to each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to each such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during a portion of such calendar year, for the applicable portion of such calendar year. Such report and such other items will be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. (Pass Through Agreement, Section 5.03)

    At such time, if any, as the Pass Through Certificates of a related Pass Through Trust are issued in certificated form, the related Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Trust as the name and period of record ownership of such Certificateholder appears on the records on the registrar for such Pass Through Trust.

VOTING OF EQUIPMENT CERTIFICATES

    Subject to the effect of any cross-subordination provisions and any intercreditor provisions described in the applicable Prospectus Supplement, the Pass Through Trustee, as holder of the Equipment Certificates held in each Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Certificates under the related Indentures. The Pass Through Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Certificates held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default (as defined below) with respect to any Pass Through Trust, the principal amount of the Equipment Certificates held in such Pass Through Trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Pass Through Trust taking the corresponding position. (Pass Through Agreement, Section 7.01) If specified in the applicable Prospectus Supplement, the right of the Pass Through Trustee to vote and give consents and waivers with respect to the Equipment Certificates held in the related Pass Through Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Pass Through Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

    The Pass Through Agreement defines an event of default for any Pass Through Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default under the Indentures will be described in the applicable Prospectus Supplement and, for the Leased Aircraft, will include events of default under the related Leases ("Lease Events of Default"). With respect to any Equipment Certificates which are supported by a liquidity facility, the Events of Default or Indenture Events of Default may include events of default under such liquidity facility.

    Since the Equipment Certificates outstanding under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Pass Through Trust. All of the Equipment Certificates issued under the same Indenture, however, will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in the applicable Prospectus Supplement. Consequently, unless otherwise specified in the applicable Prospectus Supplement, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the related Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, premium, if any, and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled. If the applicable Prospectus Supplement contains the terms of any cross-subordination provisions among Certificateholders of separate Pass Through Trusts, payments made pursuant to a related Indenture under which no Indenture Event of Default has occurred will be distributed first to the holders of Pass Through Certificates issued under the Pass Through Trust which holds the most senior Equipment Certificates issued under all related Indentures.

    The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to such Equipment Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

    Under each Leased Aircraft Indenture the related Owner Trustee and the Owner Participant will have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default under any Pass Through Trust holding the related Leased Aircraft Certificates will be deemed to be cured. The applicable Prospectus Supplement will contain a more detailed discussion of certain provisions described in this paragraph.

    The Pass Through Agreement provides, subject to any intercreditor agreement, that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, shall vote a corresponding majority of such Equipment Certificates, in each case in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Certificates issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Pass Through Agreement also provides, subject to any intercreditor agreement, that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Pass Through Agreement, Sections 7.01 and 7.09)

    The ability of the Certificateholders of any one Pass Through Trust to cause the Indenture Trustee for any Equipment Certificates held in such Pass Through Trust to accelerate the payment on such Equipment Certificates under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Certificates outstanding under such Indenture and held in such Pass Through Trust to the aggregate principal amount of all Equipment Certificates outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to the Pass Through Certificates, the ability of the Certificateholders of any one Pass Through Trust holding Equipment Certificates issued under related Indentures to cause the Indenture Trustee to accelerate such Equipment Certificates or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, on the Class of Equipment Certificates held in such Pass Through Trust.

    Each Pass Through Trust will hold Equipment Certificates with different terms from those of the Equipment Certificates held in any other Pass Through Trust and, therefore, the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Equipment Certificates relating to the same Indenture. In addition, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Pass Through Trustee has indicated that it would resign as Pass Through Trustee of one or all of such Pass Through Trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Pass Through Agreement and the applicable Series Supplement. See "The Pass Through Trustee; the Indenture Trustee" below for a discussion of resignation procedures.

    As an additional remedy, if an Indenture Event of Default under an Indenture has occurred and is continuing, the Pass Through Agreement provides that the Pass Through Trustee of a Pass Through Trust holding Equipment Certificates issued under such Indenture may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust will, sell all or part of such Equipment Certificates for cash to any person at a price or prices that it may reasonably deem advisable. Any proceeds received by the Pass Through Trustee upon any such sale will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 7.01 and 7.02)

    If an intercreditor agreement applies, a Certificateholder will have certain rights, as described in the applicable Prospectus Supplement, to purchase the class of Pass Through Certificates senior to the Pass Through Certificates held by the purchasing Certificateholders. (Pass Through Agreement, Section 7.01)

    The market for Equipment Certificates in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Certificates to available buyers. If the Pass Through Trustee sells any such Equipment Certificates with respect to which an Indenture Event of Default exists for less than the outstanding principal amount thereof, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, or the Corporation or, in the case of Leased Aircraft Certificates, the Owner Trustee or any related Owner Participant, as the case may be. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Certificates held in such Pass Through Trust so long as no Indenture Event of Default existed with respect thereto.

    For any Pass Through Trust, any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture on account of the Equipment Certificates held in such Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the related Owner Trustee or Owner Participant, as the case may be, exercises its option, if any, to prepay or purchase the outstanding Leased Aircraft Certificates issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee or the Owner Participant to the Pass Through Trustee for such Leased Aircraft Certificates held in such Pass Through Trust will be deposited in the related Special Payments Account and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 5.01 and 5.02)

    Any funds representing payments received with respect to any Equipment Certificates held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Equipment Certificates, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)

    The Pass Through Agreement provides that the Pass Through Trustee will, within 90 days after the occurrence of a default (as defined below) under any Pass Through Trust, notify the Certificateholders of such Pass Through Trust by mail of all uncured or unwaived defaults with respect to such Pass Through Trust known to it. Under no circumstances, however, may the Pass Through Trustee give such notice until the expiration of a period of 60 days from the occurrence of such default. The Pass Through Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust. The term "default" means the occurrence of any Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Pass Through Agreement, Section 7.11)

    The Pass Through Agreement provides that for each Pass Through Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, the Pass Through Trustee is entitled to be indemnified by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under such Pass Through Trust or any intercreditor agreement at the request of such Certificateholders. (Pass Through Agreement, Section 8.03)

    Subject to any intercreditor agreement, in certain cases, the Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust (x) may on behalf of all the Certificateholders of such Pass Through Trust or (y) if the Pass Through Trustee is the controlling party under an intercreditor agreement, may direct the Pass Through Trustee to instruct the applicable Indenture Trustee to, waive any past default or Event of Default with respect to such Pass Through Trust and thereby annul any direction given by such Certificateholders to the Pass Through Trustee or the Indenture Trustee with respect thereto, except (i) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Pass Through Agreement or the related Series Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Any such waiver, however, will be effective to waive any such past default or Event of Default if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Certificates outstanding thereunder. (Pass Through Agreement, Section 7.10)

    Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Certificates issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. If, as described above, the Certificateholders of a Pass Through Trust elect to waive a past default or Event of Default with respect to such Pass Through Trust, the principal amount of the Equipment Certificates issued under the related Indenture and held in such Pass Through Trust will be counted in favor of the waiver of the corresponding past default or Indenture Event of Default under the related Indenture when the Indenture Trustee determines whether such past default or Indenture Event of Default has been waived by the requisite majority in aggregate unpaid principal amount of Equipment Certificates under such Indenture. If, for example, the Equipment Certificates issued under an Indenture held in a Pass Through Trust constitute only 45% in aggregate unpaid principal amount of the Equipment Certificates issued and unpaid under such Indenture, even if all the Certificateholders of such Pass Through Trust were to instruct the Pass Through Trustee not to waive a past default or Event of Default with respect to such Pass Through Trust and, consequently, to vote such Equipment Certificates against the waiver of the corresponding past default or Indenture Event of Default under such Indenture, the Equipment Certificates so voted by the Pass Through Trustee on behalf of such Pass Through Trust would not alone be sufficient under the terms of such Indenture to compel the Indenture Trustee to refrain from giving such waiver. Moreover, there would be no assurance that the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture would at such time vote such Equipment Certificates against such waiver. Therefore, if the Certificateholders of a Pass Through Trust or Trusts waive a past default or Event of Default such that the principal amount of the Equipment Certificates held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture will be waived whether or not the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture waive such past default or Event of Default with respect to such other Pass Through Trust.

MODIFICATIONS OF THE PASS THROUGH AGREEMENT

    The Pass Through Agreement contains provisions permitting the Corporation and the Pass Through Trustee to enter into an agreement supplemental to any Pass Through Trust, without the consent of the Certificateholders of such Pass Through Trust, to:

  (i) provide for the formation of any Pass Through Trust and the issuance of the related Pass Through Certificates;

  (ii) evidence the succession of another corporation to the Corporation and the assumption by such corporation of the Corporation's obligations under the Pass Through Agreement and the applicable Series Supplement;

  (iii) add to the covenants of the Corporation for the protection of the related Certificateholders;

  (iv) surrender any right or power conferred upon the Corporation in the Pass Through Agreement or any Series Supplement;

  (v) cure any ambiguity or correct or supplement any defective or inconsistent provision of such Pass Through Agreement or the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility, or make any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related Certificateholders;

  (vi) correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee;

  (vii) evidence and provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts;

  (viii) modify, eliminate or add to the provisions of the Pass Through Agreement or any Series Supplement to the extent necessary to continue to qualify such Pass Through Agreement or such Series Supplement under the Trust Indenture Act or any similar Federal statute enacted thereafter;

  (ix) make any other amendments or modifications which shall only apply to any Pass Through Trust established thereafter; and

  (x) add, eliminate or change any provision under the Pass Through Agreement that will not adversely affect the interests of the Certificateholders,

provided that in each case such modification does not cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.01)

    The Pass Through Agreement also provides that the Corporation and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the affected Pass Through Trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to such Pass Through Trust, and the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility or modifying the rights of such Certificateholders. No such supplemental agreement may, however, without the consent of each Certificateholder so affected:

  (a) reduce the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Certificates held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or make distributions payable in a currency other than that provided for in such Pass Through Certificates, or impair the right of any such Certificateholder to institute suit for the enforcement of any payment when due;

  (b) reduce, modify or amend any indemnities in favor of any Certificateholder (unless consented to by each such holder adversely affected thereby);

  (c) create or permit the creation of any lien on the Trust Property or deprive any holder of any such Equipment Certificate of the benefit of the related Pass Through Trust with respect to the Trust Property whether by disposition or otherwise, except as provided in the Pass Through Agreement or the applicable Series Supplement;

  (d) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust that is required to approve any supplemental agreement or any waiver provided for in the Pass Through Agreement or such Series Supplement;

  (e) waive, amend or modify the priority of distributions of any intercreditor agreement in a manner adverse to the Certificateholders; or

  (f) cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.02)

MODIFICATION, CONSENTS AND WAIVERS UNDER THE INDENTURE AND RELATED AGREEMENTS

    If the Pass Through Trustee, as the holder of any Equipment Certificates held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, or other document relating to such Equipment Certificates (including any Lease with respect to Leased Aircraft Certificates), the Pass Through Trustee will mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee will request instructions from such Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee will vote or consent with respect to such Equipment Certificates in the same proportion as the Pass Through Certificates of such Pass Through Trust are actually voted by such Certificateholders by a certain date. If an Event of Default relating to such Indenture has occurred and is continuing under such Pass Through Trust, the Pass Through Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Pass Through Trust and subject to any intercreditor agreement, in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee. (Pass Through Agreement, Section 11.08)

CROSS-SUBORDINATION ISSUES

    The Equipment Certificates issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Equipment Certificates issued under more than one related Indenture. Unless otherwise provided in the applicable Prospectus Supplement, only Equipment Certificates of the same Class may be held in the same Pass Through Trust. In addition, the Pass Through Trustee may enter into an intercreditor agreement which provides that payments made on account of a subordinate Class of Equipment Certificates issued under a related Indenture may, under circumstances described in the applicable Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Pass Through Trust which holds senior Equipment Certificates issued under all related Indentures. The applicable Prospectus Supplement related to an issuance of Pass Through Certificates will describe any such intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of Certificateholders under any Pass Through Trust which are permitted to (i) grant waivers of defaults under any related Indenture, (ii) consent to the amendment or modification of any related Indentures or (iii) direct the exercise of remedial actions under any related Indentures.

TERMINATION OF PASS THROUGH TRUSTS

    The obligations of the Corporation and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the applicable Series Supplement and the disposition of all property held in such Pass Through Trust. The Pass Through Trustee will notify each Certificateholder of record of such Pass Through Trust by mail of, among other things, the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution for each Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such termination notice. (Pass Through Agreement, Section 12.01)

DELAYED PURCHASE

    Unless otherwise specified in the applicable Prospectus Supplement, if, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Certificates contemplated to be held in the related Pass Through Trust, such Equipment Certificates may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will transfer the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Certificates on such date of issuance to the Corporation which will deposit such amount into a deposit trust account pending the purchase of the Equipment Certificates not so purchased. Such proceeds will be invested in specified investments at the direction and risk of, and for the benefit of, the Corporation until applied to such purchase. Earnings on specified investments in such deposit trust account will be paid to the Corporation periodically, and the Corporation will be responsible for any losses. (Pass Through Agreement, Article I and Section 2.02)

    Subject to a Special Payment upon unavailability of the Trust Property as described below, in return for its interest in the funds transferred to the deposit trust account, if the Equipment Certificates that were not so purchased become available for purchase on or prior to the date specified in the applicable Prospectus Supplement, then the Corporation will cause an amount equal to the purchase price of such Equipment Certificates to be transferred from the deposit trust account to the Pass Through Trustee on the date for such delayed purchase. On the initial Regular Distribution Date, the Corporation will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Certificates purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Certificates by the Pass Through Trustee. (Pass Through Agreement, Section 2.02)

SPECIAL PAYMENT UPON UNAVAILABILITY OF TRUST PROPERTY

    For any Pass Through Trust, to the extent that any of the proceeds from the sale of the related Pass Through Certificates are not applied on or prior to the date specified in the applicable Prospectus Supplement to purchase the Equipment Certificates that were contemplated to be held in such Pass Through Trust, the Corporation will cause an amount equal to such unapplied proceeds to be paid from the deposit trust account to the Pass Through Trustee. The Pass Through Trustee will distribute such proceeds to the Certificateholders of such Pass Through Trust on a pro rata basis upon not less than 20 days' prior notice to them as a Special Payment on the date specified in the applicable Prospectus Supplement, together with interest thereon at a rate equal to the rate applicable to such Pass Through Certificates, but without premium. The Corporation will also pay to the Pass Through Trustee on such date an amount equal to such interest. The Corporation will be responsible for any losses in the deposit trust account. (Pass Through Agreement, Section 2.02)

LIQUIDITY FACILITY

    The applicable Prospectus Supplement may provide that one or more payments of interest on the Pass Through Certificates of one or more Series will be supported by a liquidity facility issued by an institution identified in such Prospectus Supplement (the "Liquidity Facility"). The provider of such liquidity facility will have a claim senior to the Certificateholders' as specified in the Prospectus Supplement.

THE PASS THROUGH TRUSTEE; THE INDENTURE TRUSTEE

    The Pass Through Trustee for each of the Pass Through Trusts will be named in the Prospectus Supplement. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Pass Through Agreement, Section 8.05)

    Unless otherwise specified in the related Prospectus Supplement, State Street Bank and Trust Company will be the Indenture Trustee under the Indentures under which the Equipment Certificates have been or will be issued. State Street Bank and Trust Company acts as trustee under other indentures with respect to other indebtedness by the Corporation, and the Corporation from time to time borrows from, and maintains deposit accounts with, State Street Bank and Trust Company and its affiliates.

    The Pass Through Trustee may resign as trustee under any or all of the Pass Through Trusts at any time. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust or becomes incapable of acting as Pass Through Trustee or becomes insolvent, the Corporation may remove such Pass Through Trustee, or any Certificateholder of such Pass Through Trust holding Pass Through Certificates for at least six months may, on behalf of such Certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. In addition, the Pass Through Trustee of any Pass Through Trust may be removed without cause by the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates. (Pass Through Agreement, Section 10.01)

    In the case of the resignation or removal of the Pass Through Trustee, the Corporation or the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may appoint a successor Pass Through Trustee. The resignation or removal of the Pass Through Trustee for any Pass Through Trust and the appointment of the successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Pass Through Agreement, Article X) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through Trusts could have a different successor trustee in the event of such a resignation or removal.

    The Pass Through Agreement provides that the Corporation will pay the Pass Through Trustee's fees and expenses and that the Pass Through Trustee will have a priority claim on the related Trust Property to the extent such fees and expenses are not paid. The Pass Through Agreement further provides that the Pass Through Trustee in its individual capacity will be entitled to indemnification by the Corporation for, and will be held harmless against, any loss, liability or expenses (other than income or similar taxes) incurred by the Pass Through Trustee in its individual capacity in connection with the administration of any Pass Through Trust, except to the extent incurred through its own willful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Pass Through Agreement or the applicable Series Supplement or any related documents. In certain circumstances, the Pass Through Trustee will be entitled to be reimbursed from the applicable Pass Through Trust for any tax (other than income or similar taxes) incurred in its trust capacity in connection with the administration of any Pass Through Trust. (Pass Through Agreement, Articles VIII and IX).

                   DESCRIPTION OF THE EQUIPMENT CERTIFICATES

    The discussion that follows is a summary that does not purport to be complete and is qualified in its entirety by the detailed information appearing in the applicable Prospectus Supplement. The following summary includes descriptions of the material terms of the Equipment Certificates and the Indentures. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summary will apply to the Equipment Certificates, the Indenture and the Participation Agreement relating to each Aircraft, the Lease for Leased Aircraft and the Collateral Agreement, if any, relating thereto. Where no distinction is made between the Leased Aircraft Certificates and the Owned Aircraft Certificates or between their respective Indentures, the summary applies to any Equipment Certificate and any Indenture. Additional provisions with respect to the Equipment Certificates, the Indentures, the Participation Agreements, the Leases, if any, and the Collateral Agreements, if any, relating to any particular offering of Pass Through Certificates will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

GENERAL

    For each Owned Aircraft, the related Owned Aircraft Certificates will be issued as direct obligations by the Corporation and will be authenticated under an Owned Aircraft Indenture by the Indenture Trustee. All of the Owned Aircraft Certificates issued under the same Owned Aircraft Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The Owned Aircraft relating to each Owned Aircraft Indenture and the related Owned Aircraft Certificates will be specified in the applicable Prospectus Supplement. The Corporation will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, premium, if any, and interest on the related Owned Aircraft Certificates.

    For each Leased Aircraft, the related Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under a Leased Aircraft Indenture by the Indenture Trustee. All of the Leased Aircraft Certificates issued under the same Leased Aircraft Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to the Corporation pursuant to a separate Lease between such Owner Trustee and the Corporation. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates.

    The Leased Aircraft subject to each Lease and the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture will be specified in the applicable Prospectus Supplement. Upon the commencement of the Lease for any Leased Aircraft, the Corporation will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Certificates when and as due and payable except that, with respect to a Delayed Lease Aircraft (as defined below), on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any other security pledged under the related Indenture or otherwise available to the Indenture Trustee. See "Delayed Lease Commencement" below. The Leased Aircraft Certificates will not, however, be obligations of, or guaranteed by, the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

    In certain circumstances described in the applicable Prospectus Supplement, the Corporation will have the right to purchase an Owner Trustee's right, title and interest in and to the related Aircraft and to assume the related Leased Aircraft Certificates on a full recourse basis, which would reflect a financing contemplated by an Owned Aircraft Indenture.

    For any Owned Aircraft, if specified in the applicable Prospectus Supplement, the Corporation may arrange for an Owner Trustee, acting for an Owner Trust for the benefit of an Owner Participant, to purchase such Owned Aircraft from the Corporation and lease such Aircraft back to the Corporation under a "net lease," subsequent to the sale of the related Owned Aircraft Certificates to the Pass Through Trustee for each applicable Pass Through Trust and the offering and sale of the related Pass Through Certificates pursuant to such Prospectus Supplement. In such event, such Owner Trustee will assume, on a nonrecourse basis, the obligations of the Corporation to make payments of principal and interest on the related Equipment Certificates. However, the related Equipment Certificates will no longer be direct obligations of, and will not be guaranteed by, the Corporation, although the Corporation will be obligated under the related Lease to make rental payments that will be sufficient to pay the principal of and accrued interest on the related Equipment Certificates when and as due and payable, and such Equipment Certificates will continue to be secured by a security interest in the related Aircraft, in addition to being secured by an assignment by such Owner Trustee to the Indenture Trustee of such Owner Trustee's rights under such Lease and the agreements relating to the purchase of such Aircraft. See "Security," "Payments and Limitation of Liability" below and "Federal Income Tax Consequences." The terms and conditions under which any such sale and leaseback transaction may be consummated will be described in the applicable Prospectus Supplement.

    Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. Unless otherwise specified in the applicable Prospectus Supplement, during any Pre-Funding Period for such Leased Aircraft, however, the related Collateral Account, together with any other security pledged under the related Indenture or otherwise available to the Indenture Trustee will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, including the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation pursuant to the related Lease. See "Delayed Lease Commencement" below.

PRINCIPAL AND INTEREST PAYMENTS

    Interest received by the Pass Through Trustee on the Equipment Certificates constituting Trust Property of each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis on the dates and at the rate per annum set forth in the applicable Prospectus Supplement. Interest on the Equipment Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Each Pass Through Trust will hold Equipment Certificates on which principal is payable in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. Principal received by the Pass Through Trustee on such Equipment Certificates will be passed through to the Certificateholders of such Pass Through Trust as set forth in the Prospectus Supplement.

PREPAYMENT

    The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Equipment Certificates. See "Mandatory Prepayment During the Pre-Funding Period" below for a discussion of certain events which would require prepayment of Leased Aircraft Certificates related to a Leased Aircraft during any related Pre-Funding Period.

SECURITY

    Except during any related Pre-Funding Period, the Leased Aircraft Certificates issued under each Leased Aircraft Indenture will be secured by:

  (i) an assignment by the related Owner Trustee to the Indenture Trustee of such Owner Trustee's rights (except for certain limited rights described below) under the applicable Lease, including the right to receive rent and other payments thereunder;

  (ii) a security interest granted to the Indenture Trustee in the related Leased Aircraft, subject to the rights of the Corporation under such Lease and to certain other liens and encumbrances; and

  (iii) an assignment to such Indenture Trustee of such Owner Trustee's rights relating to such Leased Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Leased Aircraft and of such engines. See "Registration of the Aircraft" below.

The assignment by such Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of such Owner Trustee and the related Owner Participant relating to:

  (i)   indemnification by the Corporation for certain matters;

  (ii) proceeds of public liability insurance payable to such Owner Trustee in its individual capacity and to such Owner Participant under insurance maintained by the Corporation under such Lease; and

  (iii) proceeds of any insurance policies separately maintained by such Owner Trustee in its individual capacity or by such Owner
        Participant.

The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement.

    The Owned Aircraft Certificates issued under each Owned Aircraft Indenture will be secured by (i) a security interest granted to the Indenture Trustee in all of the Corporation's right, title and interest in and to the related Owned Aircraft and (ii) an assignment to such Indenture Trustee of certain of the Corporation's rights relating to such Owned Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Owned Aircraft and of such engines. See "Registration of the Aircraft" below.

    Unless otherwise specified in the applicable Prospectus Supplement, there will be no cross-collateralization provisions in the Indentures and consequently, unless so specified, the Equipment Certificates issued in respect of one of the Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Certificates, the Leases related thereto. Unless otherwise specified in the applicable Prospectus Supplement, there will be no cross-default provisions in the Indentures and consequently, unless so specified, events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

    Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

  (a) The automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

  (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

  (c) the confirmation of a plan by the bankruptcy court; and

  (d) any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Prospectus

Supplement for each offering will discuss the availability of the benefits of
Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

    If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then during such Pre-Funding Period the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or a related Lease. During such Pre-Funding Period, however, such Leased Aircraft Certificates will be secured by the related Collateral Account and, if the Prospectus Supplement so provides, certain additional security which may include, unless otherwise specified in the applicable Prospectus Supplement, a letter of credit or other facility issued by a bank (within the meaning of Section 3(a)(2) of the Securities Act) whose obligations at the time of the relevant Pass Through Certificate offering carry a credit rating at least as high as the Corporation's ("Additional Collateral"). See "Delayed Lease Commencement" below.

REGISTRATION OF THE AIRCRAFT

    The Corporation will be required, except under certain circumstances, to register and keep each Aircraft registered under Title 49 of the United States Code (the "Transportation Code"), in the name of the Corporation, in the case of an Owned Aircraft, or in the name of the Owner Trustee, after commencement of a Lease in the case of a Leased Aircraft, and to record and maintain the recordation of the Indenture and the Lease, if any, relating to each such Aircraft under the Transportation Code. Such recordation of the Indenture and the Lease, if any, relating to each Aircraft will give the Indenture Trustee a security interest in each such Aircraft perfected under the Transportation Code, which perfected security interest will, with certain limited exceptions, be recognized in those jurisdictions that have ratified to the Convention on the International Recognition of Rights in Aircraft (the "Convention").

    The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the Indenture Trustee and, for Leased Aircraft, the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code. While such assurances are intended to provide that the Corporation's (in the case of an Owned Aircraft) or the Owner Trustee's (in the case of a Leased Aircraft) title to the Aircraft and the Indenture Trustee's lien thereon will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if such jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

    Also, each Aircraft may be operated by the Corporation, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    With respect to each Aircraft, the Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

  (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Transportation Code and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment;

  (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of such documents; and

  (iii) such consolidation, merger or transfer does not (or would not, if prior to commencement of the related Lease) give rise to a Lease Event Default under the related Lease or, in the case of an Owned Aircraft, an Indenture Event of Default under the related Owned Aircraft Indenture.

DELAYED LEASE COMMENCEMENT

    If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then until commencement of a Lease with respect to such Leased Aircraft and the Indenture Trustee's release of funds from the related Collateral Account, which is expected to occur at the same time as the commencement of such Lease, such Leased Aircraft is referred to as a "Delayed Lease Aircraft" and the period prior to the Indenture Trustee's release of such funds is referred to as the "Pre-Funding Period."

    Unless otherwise specified in the applicable Prospectus Supplement, in the case of Leased Aircraft Certificates relating to a Delayed Lease Aircraft, the proceeds from sale of such Leased Aircraft Certificates to the applicable Pass Through Trusts, after deducting certain expenses of the offering of the related Pass Through Certificates, will be deposited by the Owner Trustee, on the date of such sale, in a collateral account (a "Collateral Account") established pursuant to the Indenture or a collateral agreement between the Owner Trustee and the Indenture Trustee (a "Collateral Agreement"). Such Collateral Account will secure payment of the related Leased Aircraft Certificates. In addition, if the Prospectus Supplement so provides, the Corporation will be required to provide to the Indenture Trustee Additional Collateral for such Leased Aircraft Certificates during the related Pre-Funding Period. See "Security" above.

    Funds in the Collateral Account will be invested at the risk of the Owner Trustee pursuant to the related Collateral Agreement or Indenture in U.S. government obligations or such other obligations as further described in the applicable Prospectus Supplement. Earnings on such investments will be retained in the Collateral Account pending distribution as contemplated below.

    Unless otherwise specified in an applicable Prospectus Supplement, the Leased Aircraft Certificates relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the investments in the Collateral Account, will be sufficient (i) to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the related scheduled Pre-Funding Period specified in such Prospectus Supplement and (ii) to finance a portion of the purchase price of such Delayed Lease Aircraft, as specified in such Prospectus Supplement.

    Subject to any mandatory prepayment contemplated below, under the Collateral Agreement relating to a Delayed Lease Aircraft, on each date during the scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Leased Aircraft Certificates, the

Indenture Trustee shall withdraw from the Collateral Account the amount necessary to make the scheduled payment then due. If the Indenture Trustee shall not have released the funds in the Collateral Account on the date scheduled for the commencement of the Lease relating to such Delayed Lease Aircraft, then on each scheduled payment date during the Pre-Funding Period that occurs after such scheduled commencement date, the Indenture Trustee shall withdraw from the Collateral Account the excess of the amount therein over the amount specified to be retained in such Collateral Account to be applied to the purchase price of the Delayed Lease Aircraft. If the amount withdrawn is less than the scheduled payment then due, the Indenture Trustee shall draw the deficiency from any available Additional Collateral and will apply such amount to satisfy the corresponding payment obligation. On the first scheduled payment date after any Pre-Funding Period with respect to a Delayed Lease Aircraft, the Indenture Trustee will withdraw from the Collateral Account or otherwise realize from any Additional Collateral the difference between the scheduled payment then due and the rental payment due on such payment from the Corporation.

MANDATORY PREPAYMENT DURING THE PRE-FUNDING PERIOD

    To the extent that the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the cut-off date specified in the applicable Prospectus Supplement as the last date of the related permitted Pre-Funding Period either (i) a "Deemed Event of Loss" will occur and the Collateral Account and, to the extent necessary, any Additional Collateral will be drawn upon and the related Leased Aircraft Certificates will be prepaid at a prepayment price equal to the aggregate principal amount of such Leased Aircraft Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such Prospectus Supplement or (ii) the Corporation will assume the Leased Aircraft Certificates on a full recourse basis.

    With respect to any Delayed Lease Aircraft, the applicable Prospectus Supplement also will set forth (i) any mandatory prepayment of the related Leased Aircraft Certificates, and the prepayment price therefor, upon the occurrence of any event of loss with respect to such Delayed Lease Aircraft during such Pre-Funding Period and (ii) any option the Corporation may have to convert the leveraged lease financing for a Delayed Lease Aircraft into the type of financing available for Owned Aircraft.

OWNED AIRCRAFT INDENTURE COVENANTS

    Maintenance. The Corporation will be obligated to pay all costs of operating the Owned Aircraft and, at its expense, to maintain, inspect, service, repair and overhaul the Owned Aircraft so as to keep the Owned Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Owned Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

    Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Owned Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Owned Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Owned Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Owned Aircraft was then in the condition and airworthiness required by the related Indenture. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Owned Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Owned Aircraft or any such engine, although the value of such Owned Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

    Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Owned Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Owned Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance.

    The Corporation and any permitted lessee of an Owned Aircraft will be named as insured parties under all insurance policies required by the related Indenture. The Indenture Trustee will be named as an additional insured, which will afford such Indenture Trustee the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

RANKING OF EQUIPMENT CERTIFICATES

    Some of the Equipment Certificates related to one or more Aircraft, as described in the applicable Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Certificates related to the same Aircraft. The terms of such subordination, if any, will be described in the applicable Prospectus Supplement.

PAYMENTS AND LIMITATION OF LIABILITY

    All payments of principal of, premium, if any, and interest on any Leased Aircraft Certificates will be made only from the assets subject to the Lien of the related Leased Aircraft Indenture. The income and proceeds received by the Indenture Trustee therefrom or from certain payments received by the Indenture Trustee to be applied pursuant to such Leased Aircraft Indenture, including, during any Pre-Funding Period relating to a Leased Aircraft, the Collateral Account and any Additional Collateral provided in connection with such Pre-Funding Period and, on and after the commencement of the related Lease and, in the case of a Delayed Lease Aircraft, after the related Pre-Funding Period, rent payable by the Corporation under the related Lease. The Leased Aircraft Certificates will not be direct obligations of, or guaranteed by the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

    Neither the Owner Trustee or the Indenture Trustee (in their individual capacities) will be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Equipment Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee.

    The Corporation's obligations under each Owned Aircraft Indenture and under the related Owned Aircraft Certificates will be general obligations of the Corporation.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

    For any Pass Through Trust, the applicable Prospectus Supplement will describe the Indenture Events of Default under the Indentures related to the Equipment Certificates to be held by such Pass Through Trust, the remedies that the Indenture Trustee may exercise with respect to the related Aircraft, either at its own initiative or upon instruction from holders of the related Equipment Certificates, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. Unless otherwise specified in the applicable Prospectus Supplement, there will be no cross-default provisions in the Indentures and, unless so specified, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

THE LEASES

Upon the commencement of any Lease, the following terms will be applicable:

    Terms and Rentals. Each Leased Aircraft will be leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Leased Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Certificates issued with respect to such Leased Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Leased Aircraft Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that the Corporation will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal and interest on the Leased Aircraft Certificates issued under the Leased Aircraft Indenture relating to such Lease. See "Payments and Limitations of Liability" above.

    For any Delayed Lease Aircraft, upon the commencement of the Lease for such Aircraft and after the related Pre-Funding Period, the Corporation will be obligated to make scheduled rental payments under the related Lease that will be sufficient to pay in full when due all principal of and interest on, to the extent accrued from and after the related Pre-Funding Period, the related Leased Aircraft Certificates, except that on the first scheduled payment date after the related Pre-Funding Period, the difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any related Additional Collateral. See "Payments and Limitations of Liability" above. Scheduled payments of principal and interest on the Leased Aircraft Certificates will be made on the dates specified in the applicable Prospectus Supplement.

    Net Lease. The Corporation's obligations under each Lease in respect of the related Leased Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Leased Aircraft and, at its expense, to maintain, service, repair and overhaul the Leased Aircraft so as to keep the Leased Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Leased Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

    Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Leased Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to a Leased Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Leased Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Leased Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from a Leased Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Leased Aircraft so long as such removals do not decrease the utility, condition or airworthiness of such Leased Aircraft or any such engine, although the value of such Leased Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described above.

    Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Leased Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Leased Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance.

    The Corporation and any permitted sublessee of a Leased Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

    Lease Events of Default; Remedies. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Leased Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

THE PARTICIPATION AGREEMENTS

    The Corporation will be required to indemnify each Indenture Trustee and, in the case of Leased Aircraft Certificates, each Owner Participant and each Owner Trustee, and certain parties affiliated with the foregoing (but not including holders of the Equipment Certificates or the

Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Subject to certain restrictions, each Owner Participant may convey all of its right, title and interest relating to any Leased Aircraft. Moreover, if so provided in the applicable Prospectus Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligations under the related Leased Aircraft Certificates on a full recourse basis.

LIQUIDITY FACILITY

    The applicable Prospectus Supplement may provide that one or more payments of interest on the related Equipment Certificates of one or more Series or distributions made by the Pass Through Trustee of the related Pass Through Trust will be supported by a liquidity facility issued by an institution identified in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the provider of the liquidity facility will have a senior claim upon the assets securing the Equipment Certificates.

INTERCREDITOR ISSUES

    Equipment Certificates may be issued in different Classes, which means that the Equipment Certificates may have different payment priorities even though issued by the same Owner Trustee and relate to the same Aircraft. In such event, the applicable Prospectus Supplement will describe the priority of distributions among such Equipment Certificates (and any liquidity facilities therefor), the ability of any Class to exercise and enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Certificates are Leased Aircraft Certificates, the Lease related thereto) and certain other intercreditor terms and provisions.

                        FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Davis Polk & Wardwell, tax counsel to the Corporation, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates to the initial purchasers thereof at the "issue price" who hold such Pass Through Certificates as a capital asset, and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This opinion is based on laws, regulations, rulings and decisions in effect as of the date hereof. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This opinion does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, financial institutions, dealers in securities and foreign investors) may be subject to special rules. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

GENERAL

    The Pass Through Trusts will not be classified as associations taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Internal

Revenue Code of 1986, as amended (the "Code"), and each Certificateholder will be treated as the owner of a pro rata undivided interest in each of the Equipment Certificates and any other property held in the related Pass Through Trust. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Certificates and any other property held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting.

    A purchaser of an interest in a Pass Through Certificate will be treated as purchasing an interest in each Equipment Certificate and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Certificates and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. Unless otherwise indicated in a Prospectus Supplement, the Corporation anticipates that when all the Equipment Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Certificates held in such Pass Through Trust in proportion to their respective principal amounts.

    If an Equipment Certificate held by a Pass Through Trust is prepaid for an amount that differs from a Certificateholder's aggregate adjusted basis in the Equipment Certificate, the Certificateholder will be considered to have sold his pro rata share of that Equipment Certificate, and will recognize any gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized from such prepayment (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be long-term capital gain or loss if the Equipment Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. With respect to the Leased Aircraft Certificates, an Owner Participant's conveyance of its interest in an Owner Trust should not constitute a taxable event to the holders of interests in the related Leased Aircraft Certificates. However, if the Corporation were to assume an Owner Trust's obligations under the related Leased Aircraft Certificates upon a purchase of the related Aircraft by the Corporation, or an Owner Trust were to assume the Company's obligations under Owned Aircraft Certificates upon a conversion of an Owned Aircraft to a Leased Aircraft, such assumption would be treated for federal income tax purposes as a taxable exchange of the respective Equipment Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. For this purpose the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to the fair market value of the Certificateholder's pro rata share of the respective Equipment Certificates at such time.

SALES OR EXCHANGES OF PASS THROUGH CERTIFICATES

    A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold his pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss on the basis discussed in the preceding paragraph.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

    If any Pass Through Trust with respect to a Series is subordinated with respect to other Pass Through Trusts of the same Series (such Pass Through Trusts being the "Subordinated Trusts" and the related Pass Through Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Certificates held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Certificates held by such Pass Through Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated

Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss) and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

BACKUP WITHHOLDING

    Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

PRE-FUNDING

    The foregoing discussion does not address the tax consequences to a Certificateholder with respect to any Pre-Funding arrangement. Such discussion will be set forth in the applicable Prospectus Supplement.

                          CERTAIN MASSACHUSETTS TAXES

    The summary set forth below is based upon applicable tax statutes, regulations and rules promulgated thereunder, government agency rulings and court decisions published to date, each of which is subject to change.

    The Pass Through Trustee is a Massachusetts trust company with its principal corporate trust office in Boston, Massachusetts. Bingham, Dana & Gould, counsel to the Pass Through Trustee, has advised the Corporation that, in its opinion, under currently applicable Massachusetts laws and assuming that the Pass Through Trustee will not hold any legal or equitable title to, or lease, any real or tangible personal property located in the Commonwealth of Massachusetts and that each Pass Through Trust will not be taxable as a corporation but rather will be classified as a grantor trust under subpart E,
Part I of Subchapter J of the Code: (i) the Pass Through Trusts will not be subject to any tax (including, without limitation, net or gross income tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge imposed by the Commonwealth of Massachusetts or any political subdivision thereof as a result of the transactions contemplated by the Pass Through Agreement; and (ii) Certificateholders who are not residents of, or otherwise subject to tax in or by, the Commonwealth of Massachusetts will not be subject to any tax

(including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge imposed by the Commonwealth of Massachusetts or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Pass Through Certificate.

    Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust. In general, should a Certificateholder or any Pass Through Trust be subject to any state or local tax which would not be imposed if such Pass Through Trust were administered in a different jurisdiction in the United States or if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will either relocate the administration of such Pass Through Trust to such other jurisdiction or resign and, in the event of the Pass Through Trustee's resignation, a new Pass Through Trustee in such other jurisdiction will be appointed.

                             ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or
Section 4975 of the Code and, therefore, may purchase the Pass Through Certificates.

                             PLAN OF DISTRIBUTION

    The Pass Through Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

    The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with the sale of Pass Through Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Pass Through Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Pass Through Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Pass Through Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Pass Through Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

    Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Pass Through Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. If the Pass Through Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Pass Through Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Pass Through Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates of any Series.

    Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

                                 LEGAL MATTERS

    Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Pass Through Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by counsel for any agents, dealers or underwriters ("Underwriters' Counsel"). Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Pass Through Trustee, as to matters relating to the authorization, execution and delivery of the Pass Through Agreement and of each Series of Pass Through Certificates by the Pass Through Trustee, and of George W. Hearn, Vice President--Law of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement. At April 21, 1997, Mr. Hearn owned zero shares of the Corporation's common stock and had been granted options to purchase 41,600 shares of the Corporation's common stock. Of the options granted, 13,850 were vested at such date.

                                    EXPERTS

    The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1996 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited interim financial information for the quarters ended August 31, 1996, November 30, 1996 and February 28, 1997, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

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